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                                                                     Exhibit 4.1

                              ARCHSTONE-SMITH TRUST

                      ARTICLES OF AMENDMENT AND RESTATEMENT

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I. THE TRUST ....................................................................   1
     Section 1.   Name ..................................................................   1
     Section 2.   Resident Agent ........................................................   2
     Section 3.   Nature of Trust .......................................................   2
     Section 4.   Powers and Purposes ...................................................   2
     Section 5.   Conflicts of Interest .................................................   2

ARTICLE II. SHARES ......................................................................   3
     Section 1.   Shares of Beneficial Interest .........................................   3
     Section 2.   Series A Preferred Shares .............................................   5
     Section 3.   Series B Junior Participating Preferred Shares ........................   5
     Section 4.   Series C Preferred Shares. ............................................   5
     Section 5.   Series D Preferred Shares .............................................   5
     Section 6.   Series E Preferred Shares .............................................   5
     Section 7.   Series F Preferred Shares .............................................   6
     Section 8.   Series G Preferred Shares. ............................................   6
     Section 9.   Series H Preferred Shares. ............................................   6
     Section 10.  Series I Preferred Shares. ............................................   6
     Section 11.  Series J Preferred Shares. ............................................   6
     Section 12.  Series K Preferred Shares. ............................................   6
     Section 13.  Series L Preferred Shares. ............................................   6
     Section 14.  [reserved] ............................................................   7
     Section 15.  Sale of Shares ........................................................   7
     Section 16.  General Nature ........................................................   7
     Section 17.  Acquisition of Shares .................................................   7
     Section 18.  Transferability; ......................................................   8
             (a)  Definitions ...........................................................   8
             (b)  Ownership Limitation. .................................................  11
             (c)  Excess Shares .........................................................  13
             (d)  Prevention of Transfer ................................................  17
             (e)  Notice to Trust .......................................................  17
             (f)  Information for Trust .................................................  17
             (g)  Other Action by Board .................................................  18
             (h)  Ambiguities ...........................................................  18
             (i)  Modification of Existing Holder Limits ................................  18
             (j)  Increase or Decrease in Ownership Limit ...............................  19
             (k)  Limitations on Changes in Existing Holder and Ownership Limits ........  19
             (l)  Waivers by the Board ..................................................  19
             (m)  Legend ................................................................  19
             (n)  Severability ..........................................................  20
             (o)  Transfer of Excess Shares .............................................  20

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
           (p)    Distributions on Excess Shares .............................  20
           (q)    Voting of Excess Shares ....................................  20
           (r)    Non-Transferability of Excess Shares .......................  21
           (s)    Acting as Agent ............................................  21
           (t)    Call by Trust on Excess Shares .............................  21
           (u)    Underwritten Offerings .....................................  22
     Section 18A. Transferability; ...........................................  22
           (a)    Definitions ................................................  22
           (b)    Ownership Limitation .......................................  25
           (c)    Remedies for Breach. .......................................  26
           (d)    Notice to Trust ............................................  26
           (e)    Information for Trust. .....................................  26
           (f)    Remedies Not Limited .......................................  27
           (g)    No Remedy Against Transferor ...............................  27
           (h)    Ambiguity ..................................................  27
           (i)    Exception ..................................................  27
           (j)    Legend .....................................................  28

ARTICLE III. SHAREHOLDERS ....................................................  28
     Section 1.   Meetings ...................................................  28
     Section 2.   Voting .....................................................  28
     Section 3.   Distributions ..............................................  29
     Section 4.   Annual Report ..............................................  29
     Section 5.   Inspection Rights ..........................................  30
     Section 6.   Nonliability and Indemnification ...........................  30
     Section 7.   Notice of Nonliability .....................................  30

ARTICLE IV. THE TRUSTEES .....................................................  31
     Section 1.   Number, Qualification, Compensation and Term ...............  31
     Section 2.   Resignation, Removal and Death .............................  32
     Section 3.   Vacancies ..................................................  32
     Section 4.   Meetings and Action Without a Meeting ......................  32
     Section 5.   Authority ..................................................  33
     Section 6.   Powers .....................................................  33
     Section 7.   Right to Own Shares ........................................  35
     Section 8.   Transactions with Trust ....................................  35
     Section 9.   Limitation of Liability ....................................  35
     Section 10.  Indemnification ............................................  36
     Section 11.  Persons Dealing with Trustees ..............................  36
     Section 12.  Administrative Powers ......................................  36
     Section 13.  Election of Officers .......................................  37
     Section 14.  Committees and Delegation of Powers and Duties .............  37

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
ARTICLE V. TERMINATION AND DURATION ......................................  37
     Section 1.   Termination ............................................  37
     Section 2.   Organization as a Corporation ..........................  38
     Section 3.   Merger, Consolidation or Sale ..........................  38
     Section 4.   Duration ...............................................  38

ARTICLE VI. AMENDMENTS ...................................................  38
     Section 1.   Amendment by Shareholders ..............................  38
     Section 2.   Amendment by Trustees ..................................  39
     Section 3.   Requirements of Maryland Law ...........................  39

ARTICLE VII. MISCELLANEOUS 39 ............................................
     Section 1.   Construction ...........................................  39
     Section 2.   Headings for Reference Only ............................  39
     Section 3.   Filing and Recording                                      39
     Section 4.   Applicable Law .........................................  39
     Section 5.   Certifications .........................................  39
     Section 6.   Severability ...........................................  40
     Section 7.   Bylaws .................................................  40
     Section 8.   Recording ..............................................  40

ARTICLE VIII. LIMITATION OF LIABILITY AND INDEMNIFICATION ................  40
     Section 1.   Limitation of Liability of Officers ....................  40
     Section 2.   Indemnification of Officers and Employees ..............  41
     Section 3.   Insurance ..............................................  41

ANNEX A  SERIES A CUMULATIVE CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX B  SERIES B JUNIOR PARTICIPATING PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX C  SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX D  SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX E  SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX F  SERIES F CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

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ANNEX G  SERIES G CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX H  SERIES H CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED SHARES

ANNEX I  SERIES I CUMULATIVE REDEEMABLE PREFERRED SHARES

ANNEX J  SERIES J CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED SHARES

ANNEX K  SERIES K CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED SHARES

ANNEX L  SERIES L CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED SHARES

                              ARCHSTONE-SMITH TRUST
                      ARTICLES OF AMENDMENT AND RESTATEMENT

     These Articles of Amendment and Restatement of Archstone-Smith Trust are made as of October 26, 2001.

                                    RECITALS

     1. Archstone-Smith Trust, a Maryland real estate investment trust (the "Trust"), desires to amend and restate its declaration of trust, as currently in effect, in the manner hereinafter set forth.

     2. The amendment to and restatement of the declaration of trust of the Trust as hereinafter set forth was advised by the Board of Trustees (the "Board") of the Trust and approved by the shareholders (the "Shareholders") of the Trust as required by law.

     3. The Trustees desire that the Trust continue to qualify as a "real estate investment trust" under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and under Title 8 of the Corporations and Associations
                                -------
Article of the Annotated Code of Maryland, as amended ("Title 8"), so long as such qualification, in the opinion of the Trustees, is advantageous to the Shareholders of the Trust.

     4. The beneficial interests in the Trust are divided into transferable Shares of one or more classes of shares of beneficial interest evidenced by certificates.

                                   DECLARATION

     NOW, THEREFORE, the Trustees hereby declare that they hold the duties of Trustees hereunder in accordance with the terms and conditions hereinafter provided, which are all of the provisions of the Trust's declaration of trust as currently in effect and as amended hereby.

                              ARTICLE I. THE TRUST

     Section 1.   Name.

     (a) The Trust governed by this Amended and Restated Declaration of Trust (as amended, supplemented or restated from time to time, this "Declaration of
                                                               --------------
Trust") is herein referred to as the "Trust" and shall be known by the name
-----
"Archstone-Smith Trust." So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or Shareholders of the Trust, or to any officers, employees or agents of the Trust. Under circumstances in which the Board determines that the use of the name "Archstone-Smith" is not practicable, legal or convenient, it may as appropriate use the Trustees' names with suitable reference to their Trustee status, or some other suitable designation, or it may adopt another name under which the Trust may hold property

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or operate in any jurisdiction which name shall not, to the knowledge of the
Board, refer to beneficiaries or Shareholders of the Trust.

     (b) Legal title to all of the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in and held by the Trust in its own name except that the Board shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of any other person as nominee, on such terms, in such manner and with such powers as the Board may determine, provided that the interest of the Trust therein is, in the judgment of the Board, appropriately protected.

     (c) The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

     Section 2. Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The principal office of the Trust is 7670 South Chester Street, Suite 100, Englewood, Colorado 80112. The Trust may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

     Section 3. Nature of Trust. The Trust is a real estate investment trust under Title 8. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint stock association or, except as provided in Section 2 of Article V, a corporation. The Shareholders shall be beneficiaries in such capacity in accordance with the rights conferred on them hereunder.

     Section 4. Powers and Purposes. The Trust is formed pursuant to the provisions of, and shall have all of the powers provided in, Title 8, as it may be amended from time to time, and shall have such additional powers as are not inconsistent with, and are appropriate with respect to, the purposes of the Trust as set forth in this Declaration of Trust. The purposes of the Trust are to purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property and to invest in notes, bonds and other obligations secured by mortgages on real property, and in general, to do all other things in connection with the foregoing and to have and exercise all powers conferred by Maryland law on real estate investment trusts formed under Maryland law, and to do any or all of the things set forth herein to the same extent as natural persons might or could do. In addition, it is intended that the business of the Trust shall be conducted so that the Trust will qualify (so long as such qualification, in the opinion of the Board, is advantageous to the Shareholders) as a "real estate investment trust" as defined in the Code.

     Section 5. Conflicts of Interest. Any transactions between the Trust and any Trustee or any affiliates thereof shall be approved by a majority of the Trustees (whether or not constituting a

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quorum for the transaction of business) not otherwise interested in such transactions as being fair and reasonable to the Trust.

                               ARTICLE II. SHARES

     Section 1. Shares of Beneficial Interest.

     (a) The units into which the beneficial interests in the Trust shall be divided shall be designated as shares of beneficial interest ("Shares"), with a
                                                               ------
par value of $0.01 per Share. Ownership of Shares shall be evidenced by certificates in such form as shall be determined by the Board from time to time in accordance with Maryland law; provided, however, that the Board may provide
                                 --------  -------
that some or all of any or all classes or series of Shares shall be uncertificated. The owners of the Shares shall be designated as "Shareholders."
                                                                 ------------
The certificates shall be negotiable and title thereto shall be transferred by assignment or delivery in all respects as a stock certificate of a Maryland corporation. The Shares shall consist of common shares of beneficial interest, par value $0.01 per Share (the "Common Shares"), and such other types or classes
                                -------------
of Shares as the Board may create and authorize from time to time and designate as representing a beneficial interest in the Trust. The consideration paid for the issuance of Shares shall be determined by the Board and shall consist of money paid, tangible or intangible property or labor or services actually performed. Shares shall not be issued until the full amount of the consideration has been received by the Trust. The Board may authorize Share dividends or Share splits. All Shares issued hereunder shall be, when issued, fully paid, and no assessment shall ever be made on the Shareholders.

     (b) Immediately before the adoption of this Declaration of Trust, the total number of Shares which the Trust had authority to issue was 1,000 Common Shares, par value $0.01 per share, representing an aggregate par value of $10.00. Immediately after the adoption of this Declaration of Trust, the total number of Shares of all classes which the Trust has authority to issue is 450,000,000 Shares, consisting of 430,733,260 Common Shares, 3,174,235 Series A Cumulative Convertible Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series A Preferred Shares"), 4,500,000 Series B Junior Participating
      -------------------------
Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series
                                                                         ------
B Junior Participating Preferred Shares"), 1,969,100 Series C Cumulative
---------------------------------------
Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series C Preferred Shares"), 1,989,956 Series D Cumulative Redeemable
      -------------------------
Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series
                                                                         ------
D Preferred Shares"), 1,600,000 Series E Cumulative Redeemable Preferred Shares
------------------
of Beneficial Interest par value $0.01 per Share (the "Series E Preferred
                                                       ------------------
Shares"), 800,000 Series F Cumulative Redeemable Preferred Shares of Beneficial
------
Interest, par value $0.01 per Share (the "Series F Preferred Shares"), 600,000
                                          -------------------------
Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series G Preferred Shares"), 2,640,325 Series H
                            -------------------------
Cumulative Convertible Redeemable Preferred Shares, par value $0.01 per Share (the "Series H Preferred Shares"), 500 Series I Cumulative Redeemable Preferred
      -------------------------
Shares, par value $0.01 per Share (the "Series I Preferred Shares"), 684,931
                                        -------------------------
Series J Cumulative Convertible Redeemable Preferred Shares, par value $0.01 per Share (the

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"Series J Preferred Shares"), 666,667 Series K Cumulative Convertible Redeemable
 -------------------------
Preferred Shares, par value $0.01 per Share (the "Series K Preferred Shares"),
                                                  -------------------------
and 641,026 Series L Cumulative Convertible Redeemable Preferred Shares, par value $0.01 per Share (the "Series L Preferred Shares"), representing an
                            -------------------------
aggregate par value of $4,500,000, provided that the Board may amend this Declaration of Trust, without Shareholder consent, to increase or decrease the aggregate number of Shares or the number of Shares of any class which the Trust has authority to issue.

     (c) The Board may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the Shares by filing articles supplementary pursuant to Maryland law. The Board is authorized to issue from the authorized but unissued Shares of the Trust preferred Shares in series and to establish from time to time the number of preferred Shares to be included in each such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Shares of each series. Except for Shares so classified or reclassified and any preferred Shares issued hereunder, all other Shares shall be designated as Common Shares, each of which Common Shares shall be equal in all respects to every other Common Share. The authority of the Board with respect to each unissued series shall include, but not be limited to, determination of the following:

          (i) The number of Shares constituting such series and the distinctive designation of such series;

          (ii) The rate of dividend, if any, payable on Shares of such series and whether (and, if so, on what terms and conditions) such dividends shall be cumulative (and, if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or series of Shares;

          (iii) Whether Shares of such series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

          (iv) Whether Shares of such series shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation, the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

          (v) Whether Shares of such series may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates on or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

          (vi) The amount, if any, payable on Shares of such series upon the voluntary liquidation, dissolution or winding up of the Trust in preference to Shares of any other class or series and whether Shares of such series shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

          (vii) The amount, if any, payable on Shares of such series upon the involuntary liquidation, dissolution or winding up of the Trust in preference to Shares of any other class or series and whether Shares of such series shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

          (viii) Sinking fund provisions, if any, for the redemption or purchase of Shares of such series (including any similar fund, however designated); and

          (ix) Any other relative rights, preferences, limitations and powers of Shares of such series.

     Section 2. Series A Preferred Shares. The Board has classified 3,174,235 Shares of the Trust as Series A Preferred Shares. A description of the Series A Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex A hereto, which is hereby incorporated by reference as if it were set forth in this Section 2 in its entirety.

     Section 3. Series B Junior Participating Preferred Shares. The Board has classified 4,500,000 Shares of the Trust as Series B Junior Participating Preferred Shares. A description of the Series B Junior Participating Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex B hereto, which is hereby incorporated by reference as if it were set forth in this Section 3 in its entirety.

     Section 4. Series C Preferred Shares. The Board has classified 1,969,100 Shares of the Trust as Series C Preferred Shares. A description of the Series C Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex C hereto, which is hereby incorporated by reference as if it were set forth in this Section 4 in its entirety.

     Section 5. Series D Preferred Shares. The Board has classified 1,989,956 shares of the Trust as Series D Preferred Shares. A description of the Series D Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex D hereto, which is hereby incorporated by reference as if it were set forth in this Section 5 in its entirety.

     Section 6. Series E Preferred Shares. The Board has classified 1,600,000 shares of the Trust as Series E Preferred Shares. A description of the Series E Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex E hereto, which is hereby incorporated by reference as if it were set forth in this Section 6 in its entirety.

     Section 7. Series F Preferred Shares. The Board has classified 800,000 shares of the Trust as Series F Preferred Shares. A description of the Series F Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex F hereto, which is hereby incorporated by reference as if it were set forth in this Section 7 in its entirety.

     Section 8. Series G Preferred Shares. The Board has classified 600,000 shares of the Trust as Series G Preferred Shares. A description of the Series G Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex G hereto, which is hereby incorporated by reference as if it were set forth in this Section 8 in its entirety.

     Section 9. Series H Preferred Shares. The Board has classified 2,640,325 shares of the Trust as Series H Preferred Shares. A description of the Series H Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex H hereto, which is hereby incorporated by reference as if it were set forth in this Section 9 in its entirety.

     Section 10. Series I Preferred Shares. The Board has classified 500 shares of the Trust as Series I Preferred Shares. A description of the Series I Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex I hereto, which is hereby incorporated by reference as if it were set forth in this Section 10 in its entirety.

     Section 11. Series J Preferred Shares. The Board has classified 684,931 shares of the Trust as Series J Preferred Shares. A description of the Series J Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex J hereto, which is hereby incorporated by reference as if it were set forth in this Section 11 in its entirety.

     Section 12. Series K Preferred Shares. The Board has classified 666,667 shares of the Trust as Series K Preferred Shares. A description of the Series K Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex K hereto, which is hereby incorporated by reference as if it were set forth in this Section 12 in its entirety.

     Section 13. Series L Preferred Shares. The Board has classified 641,026 shares of the Trust as Series L Preferred Shares. A description of the Series L Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex L hereto, which is hereby incorporated by reference as if it were set forth in this Section 13 in its entirety.

     Section 14. [reserved]

     Section 15. Sale of Shares. The Board, in its discretion, may from time to time issue or sell or contract to issue or sell to such party or parties and for such consideration, as allowed by Maryland law, at such time or times, and on such terms as the Board may deem appropriate. In connection with any issuance of Shares, the Board, in its discretion, may provide for the issuance of fractional Shares or may provide for the issuance of scrip for fractions of Shares and determine the terms of such scrip including, but not limited to, the time within which any such scrip must be surrendered in exchange for Shares and the right, if any, of holders of scrip upon the expiration of the time so fixed, the right, if any, to receive proportional distributions, and the right, if any, to redeem scrip for cash, or the Board may, in its discretion, or if it sees fit at the option of each holder, provide in lieu of scrip for the adjustment of fractions in cash. Except as may be provided in this Declaration of Trust or in any agreement between the Trust and any of its Shareholders, the Shareholders shall have no preemptive rights of any kind whatsoever (including, but not limited to, the right to purchase or subscribe for or otherwise acquire any Shares of the Trust of any class, whether now or hereafter authorized, or any securities or obligations convertible into or exchangeable for, or any right, warrant or option to purchase such Shares, whether or not such Shares are issued and/or disposed of for cash, property or other consideration of any kind).

     Section 16. General Nature. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust or in the resolution creating any class or series of Shares. The legal ownership of the property of the Trust is exclusively vested in the Trust and the right to conduct the business of the Trust is vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of its property. The death of a Shareholder shall not terminate the Trust or give his or her legal representative any rights against other Shareholders, the Trustees or the Trust property, except the right, exercised in accordance with applicable provisions of the Trust's Bylaws (the "Bylaws"), to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder.

     Section 17. Acquisition of Shares. The Trust may repurchase or otherwise acquire its own Shares at such price or prices as may be determined by the Board, and for such purpose the Trust may create and maintain such reserves as are deemed necessary and proper. Shares issued hereunder and purchased or otherwise acquired for the account of the Trust shall not, so long as they belong to the Trust, either receive distributions (except that they shall be entitled to receive distributions payable in Shares of the Trust) or be voted at any meeting of the Shareholders. Such Shares may, in the discretion of the Board, be disposed of by the Board at such time or times, to such party or parties, and for such consideration, as the Board may deem appropriate or may be returned to the status of authorized but unissued Shares of the Trust.

     Section 18. Transferability; Transfer Restrictions and Ownership Limitations of Shares Other Than the Smith Preferred Shares. Shares in the Trust shall be transferable (subject to the further provisions of this Section 18) in accordance with the procedure prescribed from time to time in the Bylaws. The persons in whose name the Shares are registered on the books of the Trust shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Trust, the Board shall not be affected by any notice, actual or constructive, of any transfer. Any issuance, redemption or transfer of Trust Shares which would operate to disqualify the Trust as a REIT, shall be null and void ab initio.

     (a) Definitions. For purposes of this Section 18, the following terms shall have the following meanings:

          "Adoption Date" shall mean the date of the adoption of the ownership
           -------------
     restrictions contained in this Section 18 by resolution of the Board, which shall be deemed to occur upon the Board's adoption of this Declaration of Trust.

          "Beneficial Ownership" shall mean, except as provided below in the
           --------------------
     following sentence, ownership of Shares by a Person (whether or not treated as an individual for purposes of Section 544 of the Code) who is or would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. "Beneficial Ownership" shall also mean beneficial ownership as defined under Rule 13(d) under the Securities Exchange Act of 1934, as amended, and, with respect to such meaning, Beneficial Ownership by any Person shall include Beneficial Ownership by other Persons who are part of the same group as the original Person for purposes of such Rule 13(d). The terms "Beneficial Owner," "Beneficially Owns," "Beneficially
                       ----------------    -----------------    ------------
     Own" and "Beneficially Owned" shall have correlative meanings.
     ---       ------------------

          "Charitable Beneficiary" shall mean an organization or organizations
           ----------------------
     described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time.

          "Constructive Ownership" shall mean ownership of Shares by a Person
           ----------------------
     who would be treated as an owner of such Shares, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner",
                                                           ------------------
     "Constructively Owns", "Constructively Owning" and "Constructively Owned"
      -------------------    ---------------------       --------------------
     shall have correlative meanings.

          "Excess Shares" shall mean Shares resulting from an exchange described
           -------------
     in subsection (c) of this Section 18.

          "Excess Share Trust" shall mean the trust created pursuant to
           ------------------
     subsections (c) and (o) of this Section 18.

          "Excess Share Trustee" shall mean a person, who shall be unaffiliated
           --------------------
     with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

          "Existing Holder" shall mean any Person who is, or would be upon the
           ---------------
     exchange of Units, debt or any security of the Trust, the Beneficial Owner of Shares in excess of the Ownership Limit both on and immediately after the Adoption Date, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Units, debt or any security of the Trust, Beneficially Own Shares in excess of the Ownership Limit.

          "Existing Holder Limit" for any Existing Holder shall mean the
           ---------------------
     percentage of the outstanding Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of Units, debt or any security of the Trust, by such Existing Holder on and immediately after the Adoption Date, and, after any adjustment pursuant to subsection (i) of this Section 18, shall mean such percentage of the outstanding Shares as so adjusted. Any Existing Holder Limit shall not be modified except as provided in subsection (i) of this Section 18. From the Adoption Date until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

          "Market Price" shall mean the last reported sales price reported on
           ------------
     the NYSE for Shares on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price for Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board.

          "Non-U.S. Person" shall mean a Person other than a U.S. Person.
           ---------------

          "Ownership Limit" shall initially mean 9.8%, in number of Shares or
           ---------------
     value, of the outstanding Shares, and, after any adjustment as set forth in subsection (j) of this Section 18, shall mean such lesser or greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Trust shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate,
           ------
     trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section

     642(c) of the Code, association, private foundation within the meaning of
     Section 509(a) of the Code, joint stock company or other entity.

          "Purported Beneficial Transferee" shall mean, with respect to any
           -------------------------------
     purported Transfer which results in Excess Shares, as defined in subsection
     (c) of this Section 18, the beneficial holder of such Shares, if such Transfer had been valid under subsection (b) of this Section 18.

          "Purported Record Transferee" shall mean, with respect to any
           ---------------------------
     purported Transfer which results in Excess Shares, as defined in subsection
     (c) of this Section 18, the record holder of such Shares, if such Transfer had been valid under subsection (b) of this Section 18.

          "REIT" shall mean a real estate investment trust under Section 856 of
           ----
     the Code.

          "REIT Provisions of the Code" means Sections 856 through 860 of the
           ---------------------------
     Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

          "Related Tenant Limit" shall mean 9.9% by value of the outstanding
           --------------------
     Shares of the Trust.

          "Related Tenant Owner" shall mean any Constructive Owner who also
           --------------------
     owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 9.9% of the combined voting power of all classes of stock of such Tenant, (ii) 9.9% of the total number of shares of all classes of stock of such Tenant or (iii) if such Tenant is not a corporation, 9.9% of the assets or net profits of such Tenant, in each case only if such ownership would cause the Trust to fail the 95% gross income test set forth in Section 856(c)(2) of the Code or the 75% gross income test set forth in Section 856(c)(3) of the Code.

          "Restriction Termination Date" shall mean the first day after the
           ----------------------------
     Adoption Date on which the Board determines that it is no longer in the best interests of the Trust to continue to qualify as a REIT.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to this Article II.

          "Smith Preferred Shares" shall mean the Series H Preferred Shares,
           ----------------------
     Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

          "Tenant" shall mean any tenant (including a subtenant) of (i) the
           ------
     Trust, (ii) a subsidiary of the Trust which is deemed to be a "qualified REIT subsidiary" under Section 856(i) (2) of the Code or (iii) a partnership or limited liability company in which the Trust or one or more of its qualified REIT subsidiaries is a partner or a member.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or
           --------
     other disposition of Shares other than Smith Preferred Shares (including
     (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such Shares, (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for such Shares, but excluding the exchange of Units, debt or any security of the Trust for such Shares and (iii) any transfer or other disposition of any interest in such Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred"
                                                  ---------       -----------
     shall have correlative meanings.

          "Units" shall mean units or other equity interests of any partnership
           -----
     or other entity (which for purposes of the provisions hereof shall include Archstone-Smith Operating Trust, a Maryland real estate investment trust) which are convertible into or exchangeable for Shares or in respect of which any Shares may be issued in satisfaction of a unitholder's redemption right.

          "U.S. Person" shall mean a person defined as a "United States Person"
           -----------
     in Section 7701(a)(30) of the Code.

     (b)  Ownership Limitation.

          (i) Except as provided in subsections (l) and (u) of this Section 18 and subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, no Person or Persons acting as a group (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit.

          (ii) Except as provided in subsections (l) and (u) of this Section 18 and subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

          (iii) Except as provided in subsections (l) and (u) of this Section 18 and subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Existing Holder

          Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

               (iv)   Except as provided in subsections (l) and (u) of this
          Section 18 and subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of the Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

               (v) Except as provided in subsection (l) of this Section 18 and subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

               (vi) Subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer to a Non-U.S. Person shall be void ab initio as to the Transfer of such Shares if, as a result of such Transfer, the fair market value of Shares owned directly or indirectly by Non-U.S. Persons would comprise 50% or more of the fair market value of the issued and outstanding Shares of the Trust; and such Non-U.S. Person shall acquire no rights in such Shares.

               (vii) Subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Related Tenant Owner Constructively Owning Shares in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit; and the intended transferee shall acquire no rights in such Shares.

               (viii) Subject to subsection (b)(ix) of this Section 18, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares shall be void ab initio as to such portion of the Transfer resulting in the disqualification; and the intended transferee shall acquire no rights in such Shares.

               (ix) Nothing contained in this Section 18 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange (the "NYSE"). The fact that the settlement
                                            ----
          of any transaction is permitted shall not negate the effect of any other provision of this Section 18 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 18.

          (c)  Excess Shares.

               (i)  If, notwithstanding the other provisions contained in this
          Section 18, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer which is not void ab initio pursuant to subsection (b) of this Section 18 such that (i) any Person (other than an Existing Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit or (ii) any Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in subsection (l) of this Section 18, Shares (other than Smith Preferred Shares) directly owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after exchanging all of the Shares owned directly by a Person or Existing Holder, such Person or Existing Holder still Beneficially Owns Shares in excess of the applicable Ownership Limit or Existing Holder Limit, Shares (other than Smith Preferred Shares) owned by such Person or Existing Holder constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, shall be exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. If such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata.

               (ii) If, notwithstanding the other provisions contained in this
          Section 18, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or any sale, transfer, gift, assignment, devise or other disposition of Shares or other interests of a direct or indirect Shareholder of the Trust which is not void ab initio pursuant to subsection (b) of this Section 18 and which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then any Shares (other than Smith Preferred Shares) being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Section 18. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the exchange of any such Shares, the Trust is still "closely held" within the meaning of Section 856(h) of the Code, any individual whose Beneficial Ownership of Shares in the Trust increased as a result of the sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust or any other event and is one of the five individuals who caused the Trust to be "closely held" within the meaning of Section

     856(h) of the Code, shall exchange Shares (other than Smith Preferred Shares) owned directly for an equal number of Excess Shares until the Trust is not "closely held" within the meaning of Section 856(h) of the Code. If similarly situated individuals exist, the exchange shall be pro rata. If, after applying the foregoing provisions, the Trust is still "closely held" within the meaning of Section 856(h) of the Code, then any Shares (other than Smith Preferred Shares) constructively owned by such individuals shall be exchanged for Excess Shares, on a pro rata basis among similarly situated individuals, until the Trust is not "closely held" within the meaning of Section 856(h) of the Code.

          (iii) If, at any time after the Adoption Date until the Restriction Termination Date, an event other than a purported Transfer (an "Event")
                                                                     -----
     occurs which would (i) cause any Person (other than an Existing Holder) to Beneficially Own Shares in excess of the Ownership Limit or (ii) cause an Existing Holder to Beneficially Own Shares in excess of the Existing Holder Limit, then, except as otherwise provided in subsection (l) of this Section 18, Shares (other than Smith Preferred Shares) Beneficially Owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares (other than Smith Preferred Shares) Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If any Person is required to exchange Shares pursuant to this subsection (c)(iii), such Person shall first exchange Shares (other than Smith Preferred Shares) directly held by such Person before exchanging Shares owned constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. If such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata.

          (iv) If, at any time after the Adoption Date until the Restriction Termination Date, an Event occurs which would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then Shares (other than Smith Preferred Shares) Beneficially Owned by any Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares (other than Smith Preferred Shares) Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If any Person is required to exchange Shares pursuant to this subsection (c)(iv), such Person shall first exchange Shares (other than Smith Preferred Shares) directly held by such Person before exchanging Shares owned constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. If any Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata.

          (v)   If, notwithstanding the other provisions contained in this
     Article II, there is a purported Transfer which is not void ab initio pursuant to subsection (b) of this Section 18 to (i) a Non-U.S. Person or
     (ii) a U.S. Person whose Shares would be treated as owned indirectly by a Non-U.S. Person, then any Shares (other than Smith Preferred Shares) being Transferred which would result in the fair market value of Shares owned directly or indirectly by Non-U.S. Persons comprising 50% or more of the fair market value of the issued and outstanding Shares of the Trust shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Section 18. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

          (vi)  If, notwithstanding the other provisions contained in this
     Article II, there is an event other than those described in subsection
     (c)(v) of this Section 18 (a "Non-U.S. Event") which would result in the
                                   --------------
     fair market value of Shares owned directly or indirectly by Non-U.S. Persons comprising 50% or more of the fair market value of the issued and outstanding Shares of the Trust, then Shares (other than Smith Preferred Shares) owned directly or indirectly by Non-U.S. Persons shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Non-U.S. Event. In determining which Shares are exchanged, Shares (other than Smith Preferred Shares) owned directly or indirectly by any Non-U.S. Person who caused the Non-U.S. Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Non-U.S. Event was not caused by a Non-U.S. Person, Shares (other than Smith Preferred Shares) owned directly or indirectly by Non-U.S. Persons shall be chosen by random lot and exchanged for Excess Shares until Non-U.S. Persons do not own directly or indirectly 50% or more of the issued and outstanding Shares.

          (vii) If, notwithstanding the other provisions contained in this
     Section 18, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or any sale, transfer, gift, assignment, devise or other disposition of Shares or other interests of a direct or indirect Shareholder of the Trust which, if effective, would cause any Related Tenant Owner to Constructively Own Shares in excess of the Related Tenant Limit, then any Shares (other than Smith Preferred Shares) purportedly owned by such Related Tenant Owner which would cause such Related Tenant to Constructively Own Shares in excess of the Related Tenant Limit shall be automatically exchanged for an equal number of

     Excess Shares and be treated as provided in this Section 18. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or event described in the preceding sentence. In determining which Shares are exchanged, Shares (other than Smith Preferred Shares) owned directly or indirectly by any Person who caused the Related Tenant Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Related Tenant Limit is still exceeded and the Related Tenant Event was not caused by the Related Tenant Owner in question, Shares (other than Smith Preferred Shares) owned directly or indirectly by such Related Tenant Owner shall be exchanged for Excess Shares until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit.

          (viii) If, at any time after the Adoption Date until the Restriction Termination Date, there is an event (a "Related Tenant Event") which would
                                             --------------------
     cause any Related Tenant Owner to Constructively Own Shares in excess of the Related Tenant Limit, then Shares (other than Smith Preferred Shares) which would cause the Related Tenant Limit to be exceeded shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Related Tenant Event. In determining which Shares are exchanged, Shares (other than Smith Preferred Shares) owned directly or indirectly by any Person who caused the Related Tenant Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Related Tenant Limit is still exceeded and the Related Tenant Event was not caused by the Related Tenant Owner in question, Shares (other than Smith Preferred Shares) owned directly or indirectly by such Related Tenant Owner shall be exchanged for Excess Shares until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit.

          (ix) If, notwithstanding the other provisions contained in this
     Section 18, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer or any sale, transfer, gift, assignment, devise or other disposition of Shares or other interests of a direct or indirect Shareholder of the Trust which, if effective, would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares, then any Shares (other than Smith Preferred Shares) being Transferred which would result in such disqualification shall be automatically exchanged for an equal number of Excess Shares and shall be treated as provided in this Section 18. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

          (x) If, at any time after the Adoption Date until the Restriction Termination Date, notwithstanding the other provisions contained in this
     Section 18, there is an event (a "Prohibited Owner Event") which would
                                       ----------------------
     result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares, then Shares (other than

          Smith Preferred Shares) which would result in the disqualification of the Trust shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Shares are exchanged, Shares (other than Smith Preferred Shares) owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Trust is still disqualified, Shares (other than Smith Preferred Shares) owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur shall be chosen by random lot and exchanged for Excess Shares until the Trust is no longer disqualified as a REIT.

          (d) Prevention of Transfer. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of subsection (b) of this Section 18 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Shares in violation of subsection (b) of this
Section 18, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subsection (b) of this
Section 18 shall automatically result in the designation and treatment described in subsection (c) of this Section 18, irrespective of any action (or non-action) by the Board.

          (e) Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of subsection (b) of this Section 18, or any Person who is a transferee such that Excess Shares result under subsection (c) of this Section 18, shall immediately give written notice or, with respect to a proposed or attempted Transfer, give at least 30 days' prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

          (f) Information for Trust. From the Adoption Date until the Restriction Termination Date:

               (i) Every Beneficial Owner of more than 5% (or such other percentage, between 0.5% and 5%, as provided in the income tax regulations promulgated under the Code) of the number or value of outstanding Shares of the Trust, if such Beneficial Ownership includes Shares other than Smith Preferred Shares, shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned and a description of how such Shares are held; and each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

               (ii) Each Person who is a Beneficial Owner of Shares, if such Beneficial Ownership includes Shares other than Smith Preferred Shares, and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner, if such Beneficial Ownership includes Shares other than Smith Preferred Shares, shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

          (g) Other Action by Board. Subject to subsection (b) of this Section 18, nothing contained in this Section 18 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT; provided, however, that no provision of this Section 18 shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

          (h) Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 18, including any definition contained in subsection (a) of this Section 18, the Board shall have the power to determine the application of the provisions of this Section 18 with respect to any situation based on the facts known to it.

          (i) Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

               (i) Subject to the limitations provided in subsection (k) of this Section 18, the Board may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Board and/or the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under subsection (k) of this Section 18 to permit the Beneficial Ownership of Shares issuable upon the exercise of such option.

               (ii) Subject to the limitations provided in subsection (k) of this Section 18, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board which results in Beneficial Ownership of Shares by such participating Existing Holder and any comparable reinvestment plan of any partnership, wherein those Existing Holders holding Units are entitled to purchase additional Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under subsection (k) of this Section 18 to permit Beneficial Ownership of the Shares acquired as a result of such participation.

               (iii) The Board shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Section 18 by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in subsection (i)(i) of this Section 18 by the percentage of the Shares which the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

          (j) Increase or Decrease in Ownership Limit. Subject to the limitations provided in subsection (k) of this Section 18, the Board may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law which would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

          (k)  Limitations on Changes in Existing Holder and Ownership Limits.

               (i) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five individual Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

               (ii) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to subsection (i) or (j) of this Section 18, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

               (iii) No Ownership Limit may be increased to a percentage which is greater than 9.9%.

          (l) Waivers by the Board. The Board, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel to the effect that such exemption will not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or such other evidence as the Board deems necessary in its sole discretion, may exempt, on such conditions and terms as the Board deems necessary in its sole discretion, a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, if the Board obtains such representations and undertakings from such Person as the Board may deem appropriate and such Person agrees that any violation or attempted violation shall result in, to the extent necessary, the exchange of Shares held by such Person for Excess Shares in accordance with subsection (c) of this Section 18.

          (m) Legend. Each certificate for Shares (other than Smith Preferred Shares) shall bear substantially the following legend:

          "The securities represented by this certificate are subject to restrictions on ownership and transfer for purposes of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Amended and Restated Declaration of Trust of the Trust, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Shares of the Trust. Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 30 days prior to such proposed or attempted Transfer. In addition, Share ownership by and transfers of Shares to non-U.S. persons and certain tenants of the Trust are subject to certain restrictions. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary. All capitalized terms in this legend have the meanings defined in the Amended and Restated Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, shall be furnished to each Shareholder on request and without charge."

     (n) Severability. If any provision of this Section 18 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     (o) Transfer of Excess Shares. Upon any purported Transfer which results in Excess Shares pursuant to subsection (c) of this Section 18, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to subsection (c) of this Section 18. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as provided in subsection (r) of this
Section 18.

     (p) Distributions on Excess Shares. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     (q) Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a

Purported Record Transferee prior to the discovery by the Trust that the Excess Shares were held in trust shall, subject to applicable law, be rescinded ab initio, provided, however, that if the Trust has taken irreversible action, a vote need not be rescinded. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     (r) Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this subsection (r). At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. If Shares were transferred to the Excess Share Trustee pursuant to subsection (c)(i), (c)(ii), (c)(iii) or (c)(iv) of this Section 18, at the direction of the Trust, the Excess Share Trustee shall transfer the Shares held by the Excess Share Trustee to a Person who makes the highest offer for the Excess Shares and pays the purchase price and whose ownership of the Shares will not violate the Ownership Limit. If Shares were transferred to the Excess Shares Trustee pursuant to subsection (c)(v) or
(c)(vi) of this Section 18, at the direction of the Trust, the Excess Share Trustee shall transfer the Shares held by the Excess Share Trustee to the U.S. Person who makes the highest offer for the Excess Shares and pays the purchase price. If such a transfer is made to a Person, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive (i) the lesser of (A) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (B) the price received by the Excess Share Trust from the sale or other disposition of the Shares minus (ii) any dividend paid or distribution paid to the Purported Record Transferee which the Purported Record Transferee was under an obligation to repay to the Excess Share Trustee but has not repaid to the Excess Share Trustee at the time of the distribution of the proceeds. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under subsection (t) of this Section 18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 18 against the Charitable Beneficiary.

     (s) Acting as Agent. If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     (t) Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction which created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The
                 ----------------

Trust shall have the right to accept such offer for a period of 90 days after the later of (A) the date of the Transfer which resulted in such Excess Shares and (B) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to subsection (e) of this Section 18, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of subsection (r) of this Section 18. Unless the Board determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than five years after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

     (u) Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

     Section 18A. Transferability; Transfer Restrictions and Ownership Limitations of the Smith Preferred Shares.

     (a) Definitions. For purposes of this Section 18A, the following terms shall have the following meanings:

           "Acquire" shall mean the acquisition of Beneficial or Constructive
            -------
     Ownership of Shares of the Trust by any means including, without limitation, (i) the acquisition of direct ownership of Shares by any Person, including through the exercise of Acquisition Rights or any other option, warrant, pledge, other security interest or similar right to acquire Shares, and (ii) the acquisition of indirect ownership of Shares (taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code) by a Person who is an individual within the meaning of Section 542(a)(2) of the Code, including, without limitation, through the acquisition by any Person of Acquisition Rights or any option, warrant, pledge, security interest, or similar right to acquire Shares. The term "Acquisition" shall have the correlative meaning.

           "Acquisition Rights" shall mean rights to Acquire Shares pursuant to:
            ------------------
     (i) the exercise of any option to acquire Shares; or (ii) any pledge of Shares.

           "Adoption Date" shall mean the date of the adoption of the ownership
            -------------
     restrictions contained in this Section 18A by resolution of the Board, which shall be deemed to occur upon the Board's adoption of this Declaration of Trust.

           "Beneficial Ownership" shall mean, with respect to any Person,
            --------------------
     ownership of Shares by that Person equal to the sum of (i) the Shares directly owned by such Person and (ii) the Shares indirectly owned by such Person (if such Person is an "individual" as defined in

Section 542(a)(2) of the Code) taking into account constructive ownership determined under Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
      ----
regulations promulgated thereunder.

     "Constructive Ownership" shall mean ownership of Shares either directly by
      ----------------------
a Person or constructively by a Person through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have the correlative meanings.

     "Constructive Ownership Prohibitions" shall mean as follows: (i) no Smith
      -----------------------------------
and Kogod Holder, nor any Person whose ownership of Shares would cause a Smith and Kogod Holder to be considered to Constructively Own such Shares, nor any Person who would be considered to Constructively Own Shares that are Constructively Owned by a Smith and Kogod Holder, shall be permitted to Acquire Shares (whether by reason of the exercise of the Redemption Right or otherwise) if, after giving effect to and as a result of such Acquisition, (a) as the result of such Acquisition, any tenant or subtenant of real property considered owned, directly or indirectly, by the Trust for purposes of Section 856(d)(2)(B) of the Code would be regarded as a "related party tenant" of the Trust for purposes of Section 856(d)(2)(B) of the Code and (b) the total rental income considered derived by the Trust for the calendar year of such Acquisition or any calendar year thereafter from all "related party tenants" could reasonably be expected (either at such time or in the foreseeable future) to exceed one-half of one percent (0.5%) of the gross income of the Trust (as determined for purposes of Section 856(c)(2) of the Code) for such calendar year, and (ii) no Person (other than a Person subject to (i) of this paragraph) shall be permitted to Acquire Shares (whether by reason of the exercise of the Redemption Right or otherwise) if, after giving effect to and as a result of such acquisition, such Person would Constructively Own more than 9.8% of the outstanding Shares.

     "Excess Shares" shall have the meaning given to such term in Section 18 of
      -------------
the Declaration of Trust.

     "Market Price" on any date shall mean, with respect to any class or series
      ------------
of outstanding Shares, the average of the Closing Price for such Shares for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price for such series Shares, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such series of Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation systems that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of the Trust. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the applicable Shares are listed or admitted to trading is open for the transaction of business, or, if such Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Ownership Limit" shall mean 9.8% either in number of shares or value
      ---------------
(whichever is more restrictive) of the outstanding Shares of the Trust.

     "Person" shall mean an individual, corporation, partnership, estate, trust
      ------
(including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of Shares for a period of 90 days following the purchase by such underwriter of the Shares, provided that the ownership of Shares by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or otherwise result in the Trust failing to qualify as a REIT.

     "REIT" shall mean a "real estate investment trust" under Section 856 of the
      ----
Code.

     "REIT Provisions of the Code" means Sections 856 through 860 of the Code
      ---------------------------
and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

     "Redemption Right" shall mean the right set forth in Section 6.6 of Annex A
      ----------------
of the Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust.

     "Restriction Termination Date" shall mean the first day after the Adoption
      ----------------------------
Date on which the Trust determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

     "Shares" shall mean all classes or series of shares of the Trust, including
      ------
without limitation, Common Shares, Smith Preferred Shares and Excess Shares.

     "Smith and Kogod Holders" shall mean, collectively, Robert H. Smith, Robert
      -----------------------
P. Kogod, each of the spouses and children of Robert H. Smith and Robert P. Kogod, Charles E. Smith Management, Inc., Charles E. Smith Construction Management, Inc., Consolidated Engineering Services, Inc. and any other Person who is or would be either a Beneficial Owner or Constructive Owner of Shares as a result of the Beneficial Ownership or Constructive Ownership of Shares by any of Robert H. Smith, Robert P. Kogod or the spouses of Robert H. Smith and Robert
P. Kogod, or whose ownership of Shares would cause any of Robert H. Smith, Robert P. Kogod or the spouses of Robert H. Smith and Robert P. Kogod, to be a Beneficial Owner or Constructive Owner of such Shares.

     "Smith Preferred Shares" shall mean the Series H Preferred Shares, Series I
      ----------------------
Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

     "Transfer" shall mean any sale, transfer, gift, assignment, devise or other
      --------
disposition of Smith Preferred Shares that results in a change in the record, Beneficial Ownership or Constructive Ownership of the Smith Preferred Shares or the right to vote or receive dividends on the Smith Preferred Shares (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of the Smith Preferred Shares or the right to vote or receive dividends on the Smith Preferred Shares or (ii) the sale, transfer, assignment or other disposition or grant of any Acquisition Rights or other securities or rights convertible into or exchangeable for the Smith Preferred Shares, or the right to vote or receive dividends on the Smith Preferred Shares), whether voluntary or involuntary, whether of record, Beneficially or Constructively and whether by operation of law or otherwise.

     (b)   Ownership Limitation.

           (i) Except as provided in subsection (i) of this Section 18A, during the period commencing on the date of the Adoption Date and prior to the Restriction Termination Date:

                 (A) no Person shall Acquire or Beneficially Own any Smith Preferred Shares if, as the result of such Acquisition or Beneficial Ownership, such Person would Beneficially Own Shares in excess of the Ownership Limit;

                  (B) no Person shall Acquire or Constructively Own any Smith Preferred Shares if, as the result of such Acquisition or Constructive Ownership, any Person would Constructively Own Shares in violation of the Constructive Ownership Prohibitions;

                  (C) no Person shall Acquire any Smith Preferred Shares if, as a result of such Acquisition, the Shares would be Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution); and

                  (D) no Person shall Acquire or Beneficially Own any Smith Preferred Shares if, as a result of such Acquisition or Beneficial Ownership, the Trust would be "closely held" within the meaning of
           Section 856(h) of the Code.

           (ii) Any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in a violation of the restrictions in this subsection (b) of this Section 18A shall be void ab initio as to the Transfer of such Shares that would cause the violation of the applicable restriction in this subsection (b) of this Section 18A, and the intended transferee shall acquire no rights in such Shares.

     (c) Remedies for Breach. If the Board or a committee thereof shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of subsection (b) of this Section 18A or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Shares that will result in violation of subsection
(b) of this Section 18A (whether or not such violation is intended), the Board or a committee thereof shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer.

     (d) Notice to Trust . Any Person who Acquires or attempts or intends to Acquire Shares in violation of subsection (b) of this Section 18A or any Person who is a transferee in a Transfer or is otherwise affected by an event, shall immediately give written notice to the Trust of such Transfer or other event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Trust's status as a REIT.

     (e) Information for Trust. From after the Adoption Date and prior to the Restriction Termination Date:

                  (i) every shareholder of record of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the number or value of the outstanding Shares shall, if such Shares include Smith Preferred Shares, within 30 days after December 31 of each year, give written notice to the Trust stating the name and address of such record shareholder, the number of Shares Beneficially Owned by it, and a description of how such Shares are held; provided that a shareholder of record who holds outstanding Shares as nominee for another person, which other person is required to include in gross income, for U.S. federal income tax purposes, the dividends received on such Shares (an "Actual Owner"), shall give written notice to the Trust stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the shareholder of record is nominee.

          (ii) every Actual Owner of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of the number or value of the outstanding Shares who is not a shareholder of record, shall, if such Shares include Smith Preferred Shares, within 30 days after December 31 of each year give written notice to the Trust stating the name and address of such Actual Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held.

          (iii) each person who is a Beneficial Owner or Constructive Owner of Shares, if such Shares include Smith Preferred Shares, and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner, if such Shares include Smith Preferred Shares, shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's compliance with the REIT provisions of the Code.

     (f) Remedies Not Limited. Nothing contained in this Section 18A shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

     (g) No Remedy Against Transferor. A purported transferee shall have no claim, cause of action, or any other recourse whatsoever against a transferor of Shares acquired by such purported transferee in violation of subsection (b) of this Section 18A.

     (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 18A, including any definition contained in subsection
(a) of Section 18A, the Board shall have the power to determine the application of the provisions of this Section 18A with respect to any situation based on the facts known to it.

     (i) Exception. The Board, in its sole discretion, may exempt a Person from the Ownership Limit or the Constructive Ownership Prohibitions, as the case may be, with respect to Smith Preferred Shares to be Acquired, Beneficially Owned, or Constructively Owned by such Person (A) if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board obtains such representations and undertakings from such Person as it determines are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate the Ownership Limit, or the Constructive Ownership Prohibitions, as the case may be, or otherwise violate subsection (b) of this Section 18A and (B) if such Person does not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of an entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant. Prior to granting any exception pursuant to this subsection (i) of this Section 18A, the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

     (j) Legend. Each certificate for Smith Preferred Shares shall bear substantially the following legend:

          "The shares represented by this certificate are subject to restrictions on transfer and ownership for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Trust's Amended and Restated Declaration of Trust, no Person may Beneficially Own Shares of the Trust in excess of 9.8 percent in number or value of the outstanding Shares of the Trust. Separate restrictions set forth in Sections 18 and 18A of the Trust's Amended and Restated Declaration of Trust apply to restrict the permissible Constructive Ownership of Shares. Any Person who Beneficially Owns or attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Trust, Shares so held may be subject to mandatory redemption or sale in certain events, certain purported acquisitions of Shares in excess of such limitations shall be void ab initio. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations set forth in Sections 18 or 18A of the Trust's Amended and Restated Declaration of Trust shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Trust's Amended and Restated Declaration of Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

                            ARTICLE III. SHAREHOLDERS

     Section 1. Meetings.

     (a) There shall be an annual meeting of Shareholders at such time and place, either within or without the State of Maryland, as the Board shall prescribe, at which Trustees shall be elected or re-elected and any other proper business may be conducted. The annual meeting of Shareholders shall be held upon proper notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of Shareholders may be called by a majority of the

Trustees or by the Chairman of the Board, President or Chief Executive Officer of the Trust, and shall be called upon the written request of Shareholders holding in the aggregate not less than 25 percent of the outstanding Shares entitled to vote in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Written or printed notice stating the place, date and time of the Shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail, by or at the direction of the Board or any officer or the person calling the meeting, to each Shareholder of record entitled to vote at such meeting. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

     (b) A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by law or this Declaration of Trust or the Bylaws, be authorized by a majority of the number of votes entitled to be cast on the matter.

     Section 2. Voting. At each meeting of Shareholders, each Shareholder entitled to vote shall have the right to vote, in person or by proxy in any manner permitted under Maryland law, the number of Shares owned by him or her on each matter on which the vote of the Shareholders is taken. In any election of Trustees in which more than one vacancy is to be filled, each Shareholder may vote the number of Shares owned by him or her for each vacancy to be filled as to which such Shares are entitled to vote. There shall be no right of cumulative voting. Each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except (i) to the extent that this Declaration of Trust or articles supplementary (to the extent permitted by Maryland law) provide otherwise or (ii) as otherwise provided by Maryland law.

     Section 3. Distributions. The Board may from time to time pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board in its discretion shall determine. The Board shall endeavor to authorize the Trust to pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the REIT Provisions of the Code (so long as such qualification, in the opinion of the Board, is in the best interests of the Shareholders); however, Shareholders shall have no right to any dividend or distribution unless and until authorized by the Board. The exercise of the powers and rights of the Board pursuant to this Section 3 shall be subject to the provisions of any class or series of Shares at the time outstanding and to applicable law. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability with respect to the application thereof.

     Section 4. Annual Report. The Trust shall prepare an annual report concerning its operations for the preceding fiscal year in the manner and within the time prescribed by Title 8.

     Section 5. Inspection Rights. The books and records of the Trust shall be open to inspection upon the written demand of a Shareholder at any reasonable time for a purpose reasonably related to his or her interests as a Shareholder. Such inspection by a Shareholder may be made in person or by agent or attorney and the right of inspection includes the right to make extracts. Demand of inspection shall be made in writing on the Chief Executive Officer or the Secretary of the Trust at the principal office of the Trust.

     Section 6. Nonliability and Indemnification. Shareholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Board and shall be under no obligation to the Trust or its creditors with respect to their Shares other than the obligation to pay to the Trust the full amount of the consideration for which the Shares were issued or to be issued. The Shareholders shall not be liable to assessment and the Board shall have no power to bind the Shareholders personally. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; provided, however, that such Shareholder must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit the Trust to conduct the defense thereof. The rights accruing to a Shareholder under this
Section 6 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of securities of the Trust. No amendment to this Declaration of Trust increasing or enlarging the liability of the Shareholders shall be made without the unanimous vote or written consent of all of the Shareholders.

     Section 7. Notice of Nonliability. The Board shall use every reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders and the Trustees shall not be subject to claims against and obligations of the Trust to any extent whatever. The Board shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that the Shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration of Trust. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the Shareholders or the Trustees personally liable or such agreement, undertaking or obligation unenforceable.

                            ARTICLE IV. THE TRUSTEES

     Section 1. Number, Qualification, Compensation and Term.

     (a) The Board shall be comprised of not less than three nor more than 15 Trustees. The current number of Trustees is 6, which may be changed from time to time by resolution of the Board within the limits provided in the preceding sentence. Trustees may succeed themselves in office. Trustees shall be individuals who are at least 21 years old and not under any legal disability. No Trustee shall be required to give bond, surety or securities to secure the performance of his or her duties or obligations hereunder. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Whenever a vacancy among the Trustees shall occur, until such vacancy is filled as provided in Section 3, the Trustee or Trustees continuing in office, regardless of their number, shall have all of the powers granted to the Board and shall discharge all of the duties imposed on the Board by this Declaration of Trust. The Trustees shall receive such fees for their services and expenses as they shall deem reasonable and proper. A majority of the Trustees shall not be officers or employees of the Trust.

     (b) The Board shall be divided into three classes of Trustees, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board. The term of office of each Trustee shall be three years and until his or her successor is elected and qualifies, subject to prior death, resignation or removal. At the 2002 annual meeting of Shareholders, Class I Trustees shall be elected; at the 2003 annual meeting of Shareholders, Class II Trustees shall be elected; and at the 2004 annual meeting of Shareholders, Class III Trustees shall be elected. At each succeeding annual meeting of Shareholders, beginning in 2002, successors to the class of Trustees whose term expires at such annual meeting shall be elected. If the authorized number of Trustees constituting the Board is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next annual meeting of shareholders, but in no case shall a decrease in the number of Trustees constituting the Board shorten the term of any incumbent Trustee. The names, classes and addresses of the current Trustees, are as follows:

Name                Class               Address
----                -----               -------

James A. Cardwell      I    7670 South Chester Street, Englewood, Colorado 80112
James H. Polk, III     I    7670 South Chester Street, Englewood, Colorado 80112
Ned S. Holmes        III    7670 South Chester Street, Englewood, Colorado 80112
John M. Richman       II    7670 South Chester Street, Englewood, Colorado 80112
John C. Schweitzer    II    7670 South Chester Street, Englewood, Colorado 80112
R. Scot Sellers      III    7670 South Chester Street, Englewood, Colorado 80112

The records of the Trust shall be revised to reflect the names, classes and addresses of the current Trustees, at such times as any change has occurred.

     Section 2. Resignation, Removal and Death. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. The acceptance of a resignation shall not be necessary to make it effective. A Trustee may be removed with or without cause by the shareholders by the affirmative vote of two-thirds of all of the votes entitled to be cast in the election of Trustees or by the Trustees then in office by a two-thirds vote (which action shall be taken only by vote at a meeting and not by authorization without a meeting, notwithstanding anything in
Section 4 of this Article IV to the contrary); provided, however, that in the
                                               --------  -------
case of any Trustees elected by holders of a class or series of preferred Shares, such Trustees may be removed without cause solely by the affirmative unanimous vote of the holders of that class or series of preferred Shares. Upon the resignation or removal of any Trustee, he or she shall execute and deliver such documents and render such accounting as the remaining Trustee or Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate, and his or her legal representatives shall perform the acts set forth in the preceding sentence.

     Section 3. Vacancies. The resignation, removal, incompetency or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Whenever there shall be a vacancy or vacancies among the Trustees (including vacancies resulting from an increase in the number of Trustees), such vacancy or vacancies shall be filled (i) at a special meeting of Shareholders called for such purpose (which may be by written consent), (ii) by the Trustee or Trustees then in office or (iii) at the next annual meeting of Shareholders provided, however, that any vacancy among the Trustees elected by a
             --------  -------
class or series of preferred Shares may be filled by a majority of the remaining Trustees elected by that class or series of preferred Shares (or the sole remaining such Trustee) or by the holders of that class or series of Preferred Shares. Trustees elected at special meetings of Shareholders to fill vacancies shall hold office for the balance of the unexpired term of the Trustees whom they are replacing or whose vacancy they are filling (or in the case of a vacancy created by an increase in the number of Trustees, for the balance of the unexpired term of Trustees of the same class of Trustees). Any Trustee appointed by the remaining Trustee or Trustees to fill vacancies shall hold office until the next annual meeting of Shareholders and until his or her successor is elected and qualifies.

     Section 4. Meetings and Action Without a Meeting. The Board may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Board shall be conclusive and binding as an action of the Board. A quorum for meetings of the Board shall be a majority of all of the Trustees in office. Action may be taken without a meeting in any manner and by any means permitted by Maryland law only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office. Any action taken by the Board in accordance with the provisions of this Section 4 shall be conclusive and binding on the Trust, the Trustees and the

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

Shareholders, as an action of all of the Trustees, collectively, and of the Trust. Any deed, mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of this
Section 4, shall be valid and binding on the Trustees, the Trust and the Shareholders.

     Section 5. Authority. The Trustees shall have absolute and exclusive control over the management and conduct of the business affairs of the Trust, free from any power or control on the part of the Shareholders, subject only to the express limitations in this Declaration of Trust.

     Section 6. Powers. The Board shall have all of the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which it deems necessary or desirable and proper to carry out such purposes. Any determination of the purposes of the Trust made by the Board in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of powers to the Board. Without limiting the generality of the foregoing, the Board's powers on behalf of the Trust shall include the following:

     (a) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, mortgage, sell, acquire on lease, hold, manage, improve, lease to others, option, exchange, release and partition real estate interests of every nature, including freehold, leasehold, mortgage, ground rent and other interests therein; and to erect, construct, alter, repair, demolish or otherwise change buildings and structures of every nature.

     (b) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, option, sell and exchange stocks, bonds, notes, certificates of indebtedness and securities of every nature.

     (c) To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, mortgage, sell, acquire on lease, hold, manage, improve, lease to others, option and exchange personal property of every nature.

     (d) To hold legal title to property of the Trust in the name of the Trust.

     (e) To borrow money for the purposes of the Trust and to give notes or other negotiable or nonnegotiable instruments of the Trust therefor; to enter into other obligations or guarantee the obligations of others on behalf of and for the purposes of the Trust; and to mortgage or pledge or cause to be mortgaged or pledged real and personal property of the Trust to secure such notes, debentures, bonds, instruments or other obligations.

     (f) To lend money on behalf of the Trust and to invest the funds of the Trust.

     (g) To create reserve funds for such purposes as it deems advisable.

     (h) To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest.

     (i) To pay taxes and assessments imposed on or chargeable against the Trust or the Trustees by virtue of or arising out of the existence, property, business or activities of the Trust.

     (j) To purchase, issue, sell or exchange Shares as provided in Article II.

     (k) To exercise with respect to property of the Trust, all options, privileges and rights, whether to vote, assent, subscribe or convert, or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement.

     (l) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

     (m) To engage or employ agents, representatives and employees of any nature, or independent contractors, including, but not limited to, transfer agents for the transfer of Shares in the Trust, registrars, underwriters for the sale of Shares in the Trust, independent certified public accountants, attorneys at law, appraisers and real estate agents and brokers; and to delegate to one or more Trustees, agents, representatives, employees, independent contractors or other persons such powers and duties as the Board deems appropriate.

     (n) To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered appropriate in the absence of this provision.

     (o) To determine conclusively the value from time to time and to revalue the real estate, securities and other property of the Trust by means of independent appraisals.

     (p) To compromise or settle claims, questions, disputes and controversies by, against or affecting the Trust.

     (q) To solicit proxies of the Shareholders.

     (r) To adopt a fiscal year for the Trust and to change such fiscal year in accordance with the REIT Provisions of the Code.

     (s) To adopt and use a seal.

     (t) To merge the Trust with or into any other trust, corporation or other entity in accordance with Maryland law and the other provisions of this Declaration of Trust.

     (u) To deal with the Trust property in every way, including joint ventures, partnerships and any other combinations or associations, which it would be lawful for an individual to deal with the same, whether similar to or different from the ways herein specified.

     (v) To determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify for taxation, or to terminate the status of the Trust, as a REIT.

     (w) To make, adopt, amend or repeal Bylaws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or this Declaration of Trust.

     (x) To serve as a trustee of a real estate investment trust or of any other entity or to act as a fiduciary, partner, limited partner, manager, member, or in any other representative capacity, as the case may be, with respect to any other entity.

     (y) To do all other such acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes of the Trust and to carry out the provisions of this Declaration of Trust.

     Section 7. Right to Own Shares. A Trustee may acquire, hold and dispose of Shares in the Trust for his or her individual account and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee.

     Section 8. Transactions with Trust. Subject to the provisions of Section 5 of Article I, and to any restrictions in this Declaration of Trust or adopted by the Board in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, but not limited to, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

     Section 9. Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 9, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 9, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee of the Trust shall be liable to the Trust or to any

Shareholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Section 10. Indemnification. The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings.

     Section 11. Persons Dealing with Trustees. No corporation, person, transfer agent or other party shall be required to examine or investigate the trust, terms or conditions contained in this Declaration of Trust or otherwise applicable to the Trust, and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall be required to see to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Shareholders, or as to any other fact affecting or relating to the Trust or this Declaration of Trust, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provision of this Declaration of Trust shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Shareholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such obligation.

     Section 12. Administrative Powers. The Board shall have the power to pay the expenses of administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the acquisition of properties and the issuance of Shares; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other persons as they deem appropriate.

     Section 13. Election of Officers. The Board shall annually elect a Chairman of the Board (or two or more Co-Chairmen of the Board) and a Secretary of the Trust. The Board may also annually elect one or more Chief Financial Officers, Chief Operating Officers, Presidents, Vice Presidents, a Treasurer, Assistant Secretaries, Assistant Treasurers and such other officers as the Board shall deem proper. Except as required by law, the officers of the Trust need not be Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the Bylaws or as may be determined by the Board not inconsistent with the Bylaws. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights. The Board shall fix the compensation of all officers.

     Section 14. Committees and Delegation of Powers and Duties. The Board may, in its discretion, by resolution passed by a majority of the Trustees, designate from among its members one or more committees which shall consist of one or more Trustees. The Board may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them (including, but not limited to, the determination of the type and amount of consideration at which Shares are to be issued). A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board, by resolution passed by a majority of the Trustees, may at any time change the membership of any such committee, fill vacancies on it or dissolve it. The Bylaws, or a majority of the Trustees, may authorize any one or more of the Trustees, or any one or more of the officers or employees or agents of the Trust, on behalf of the Trust, to exercise and perform any and all powers granted to the Board, and to discharge any and all duties imposed on the Board, and to do any acts and to execute any instruments deemed by such person or persons to be necessary or appropriate to exercise such power or to discharge such duties, and to exercise his or her own judgment in so doing.

                       ARTICLE V. TERMINATION AND DURATION

     Section 1. Termination. Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees the Trust may be terminated at any meeting of Shareholders called for such purpose, by the affirmative vote of the holders of not less than a majority of the outstanding Shares. In connection with any termination of the Trust, the Board, upon receipt of such releases or indemnity as they deem necessary for their protection, may

     (a) Sell and convert into cash the property of the Trust and distribute the net proceeds among the Shareholders ratably; or

     (b) Convey the property of the Trust to one or more persons, entities, trusts or corporations for consideration consisting in whole or in part of cash, shares of stock or other property of any kind, and distribute the net proceeds among the Shareholders ratably, at valuations fixed by the Board, in cash or in kind, or partly in cash and partly in kind.

Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and place among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be canceled and discharged.

     Section 2. Organization as a Corporation. If the Board deems it in the best interests of the Shareholders that the Trust be organized as a corporation under the laws of any state, the Board shall have the power to organize such corporation, under the laws of such state as it may consider appropriate, in the place and stead of the Trust upon the affirmative vote of a majority of all the votes entitled to be cast on the matter, in which event the capital stock of such corporation shall be and remain the same as fixed under this Declaration of Trust unless otherwise approved in accordance with this Declaration of Trust and applicable law, and the Shareholders shall receive and accept stock in such corporation on the same basis as they hold Shares in the Trust.

     Section 3. Merger, Consolidation or Sale. The Trust shall have the power to
(i) merge with or into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell or otherwise dispose of all or substantially all of the assets of the Trust; provided that such action shall have been approved by the Board of Trustees and by the Shareholders, at a meeting called for such purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon; provided, however, that the Shareholders shall not be entitled to vote
         --------  -------
on a merger or consolidation of the Trust which Title 8 or this Declaration of Trust permits to be approved without a vote of the Shareholders.

     Section 4. Duration. Subject to possible earlier termination in accordance with the provisions of this Article V, the duration of the Trust shall be perpetual or, in any jurisdiction in which such duration is not permitted, then the Trust shall terminate on the latest date permitted by the law of such jurisdiction.

                             ARTICLE VI. AMENDMENTS

     Section 1. Amendment by Shareholders. Except as provided in Section 2 of this Article VI and in Section 1 of Article II and in Article IV, this Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of at least a majority of the Shares then outstanding and entitled to vote thereon after approval of a majority of the entire Board.

     Section 2. Amendment by Trustees. The Trustees by a two-thirds vote may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8.

     Section 3. Requirements of Maryland Law. Except as provided in Article II,
Section 1(b) or in this Article VI, this Declaration of Trust may only be amended in accordance with Section 8-501 of Title 8.

                           ARTICLE VII. MISCELLANEOUS

     Section 1. Construction. This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and Shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers of the Trust, reference may be made, to the extent appropriate and not inconsistent with the Code, Title 8 and this Declaration of Trust, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

     Section 2. Headings for Reference Only. Headings preceding the text of articles, sections and subsections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

     Section 3. Filing and Recording. This Declaration of Trust shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may be filed for record in any county where real property is owned by the Trust.

     Section 4. Applicable Law. This Declaration of Trust has been executed with reference to, and its construction and interpretation shall be governed by, Maryland law, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to Maryland law.

     Section 5. Certifications. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including, but not limited to, any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments or supplements thereto, or any restated declaration of trust and any amendments or supplements thereto, or that there are no amendments to this Declaration of Trust or any restated declaration of trust; a copy of the Bylaws or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of the Board or a committee thereof or Shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust; a copy of any Bylaw adopted by the Shareholders or the identity of any officer elected by the Board; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration of Trust or any restated declaration of trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, any one dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Board may sign any certificate of the kind described in this Section 5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

     Section 6. Severability. If any provision of this Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration of Trust and this Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained herein.

     Section 7. Bylaws. The Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by vote of a majority of the Trustees, subject to repeal or change by action of the Shareholders of the Trust entitled to vote thereon.

     Section 8. Recording. This Declaration of Trust shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State Department of Assessments and Taxation of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment or supplement hereto.

            ARTICLE VIII. LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 1. Limitation of Liability of Officers. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Section 2. Indemnification of Officers and Employees. The Trust shall indemnify each officer and employee, and shall have the power to indemnify each agent, of the Trust to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

     Section 3. Insurance. Notwithstanding any other provisions of this Declaration of Trust, the Trust, for purposes of providing indemnification for its Trustees, officers, employees and agents, shall have the authority, without specific Shareholder approval, to enter into insurance or other arrangements, with persons or entities which are regularly engaged in the business of providing insurance coverage, to indemnify all Trustees, officers, employees and agents of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, officers, employees or agents of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating in and approving such insurance or other arrangement shall be beneficiaries thereof.

                                    * * * * *

     IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf as of the date first written above, by the undersigned Senior Vice President and attested by its Assistant Secretary. The undersigned Senior Vice President acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters and facts required to be verified under oath that to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

                                             ARCHSTONE-SMITH TRUST


                                             By: /s/ Caroline Brower
                                                 -------------------------
                                             Name:  Caroline Brower
                                             Title: Senior Vice President

ATTEST:

/s/ Cory B. Wood
-----------------------------
Name:  Cory B. Wood
Title: Assistant Secretary

                                     ANNEX A
                    SERIES A CUMULATIVE CONVERTIBLE PREFERRED
                          SHARES OF BENEFICIAL INTEREST

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series A Cumulative Convertible Preferred Shares of Beneficial Interest ("Series A Preferred Shares") and the number of Shares which shall
           -------------------------
constitute such series shall not be more than 3,174,235 Shares, par value $0.01 per Share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Trust's obligations under options, warrants or similar rights issued by the Trust) from time to time by the Board.

     (b) Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

         "Archstone Communities Trust" shall mean Archstone Communities Trust,
          ---------------------------
     a Maryland real estate investment trust now known as Archstone-Smith Operating Trust; provided, however, that notwithstanding anything to the contrary herein, all references to Archstone Communities Trust shall refer solely to such real estate investment trust as it existed prior to the Issue Date and solely with respect to time periods, actions, events or circumstances prior to the Issue Date.

         "Board" shall mean the Board or any committee authorized by the Board
          -----
     to perform any of its responsibilities with respect to the Series A Preferred Shares.

         "Business Day" shall mean any day other than a Saturday, Sunday or a
          ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

         "Call Date" shall mean the date of the notice to holders required
          ---------
     under subsection (e)(iv) of this Section 2.

         "Common Shares" shall mean the common shares of beneficial interest of
          -------------
     the Trust, par value $0.01 per Share.

         "Constituent Person" shall have the meaning set forth in subsection
          ------------------
     (f)(viii) of this Section 2.

         "Conversion Price" shall mean the conversion price per Common Share
          ----------------
     for which the Series A Preferred Shares are convertible, as such Conversion Price may have been and may be adjusted pursuant to subsection (f) of this
     Section 2. The initial conversion price is $18.561 (equivalent to a conversion rate of 1.3469 Common Shares for each Series A Preferred Share).

               "Current Market Price" of publicly traded common shares or any
                --------------------
          other class of shares or capital stock or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (the "NYSE") or, if such security is not listed or admitted
                         ----
          for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such
                                                      ------
          security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chairman of the Board or the Board.

               "Dividend Payment Date" shall mean the last calendar day of
                ---------------------
          March, June, September and December in each year, commencing on the first of such days to occur following the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods
                ----------------
          commencing on April 1, July 1, October 1 and January 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

               "Fair Market Value" shall mean the average of the daily Current
                -----------------
          Market Prices of a Common Share during the five consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine such day's Current Market Price.

               "Fully Junior Shares" shall mean the Common Shares and any other
                -------------------
          class or series of Shares now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

               "Issue Date" shall mean the first date on which the Series A
                ----------
          Preferred Shares were issued.

               "Junior Shares" shall mean the Common Shares and any other class
                -------------
          or series of Shares now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

               "Non-Electing Share" shall have the meaning set forth in
                ------------------
          subsection (f)(viii) of this Section

               "Parity Shares" shall have the meaning set forth in subsection
                -------------
          (h)(ii) of this Section 2.

               "Person" shall mean any individual, firm, partnership,
                ------
          corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Securities" and "Security" shall have the meanings set forth in
                ----------       --------
          paragraph (C) of subsection (f)(vii) of this Section 2.

               "Series A Preferred Shares" shall have the meaning set forth in
                -------------------------
          subsection (a) of this Section 2.

               "set apart for payment" shall be deemed to include, without any
                ---------------------
          action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of Shares; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Shares ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

               "Shares" shall mean the shares of beneficial interest of the
                ------
          Trust as may be authorized and issued from time to time pursuant to
          Article II of the Declaration of Trust.

               "Trading Day" shall mean any day on which the securities in
                -----------
          question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

               "Transaction" shall have the meaning set forth in subsection
                -----------
          (f)(viii) of this Section 2.

               "Transfer Agent" means Mellon Investor Services LLC, New York
                --------------
          City, New York, or such other agent or agents of the Trust as may be designated by the Board or its designee as the transfer agent for the Series A Preferred Shares.

               "Voting Preferred Shares" shall have the meaning set forth in
                -----------------------
          subsection (i) of this Section 2.

          (c)  Dividends.

               (i) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board out of funds legally available for such purpose, dividends payable in cash in an amount per Series A Preferred Share equal to the greater of (A) $1.75 per annum or (B) the dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series A Preferred Share is convertible. Such dividends shall equal the number of Common Shares, or portion thereof, into which a Series A Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. Such dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear on the Share records of the Trust at the close of business on such record dates, not more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board.

               (ii) The amount of dividends payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series A Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares which may be in arrears.

               (iii) So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared on Series A Preferred Shares and all dividends declared on any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.

               (iv) So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared, or paid or set apart for payment or other distribution declared or made on Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares shall have been paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

          (d)  Liquidation Preference.

               (i) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For purposes of this subsection (d), (A) a consolidation or merger of the Trust with one or more corporations, (B) a sale or transfer of all or substantially all of the Trust's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                (ii)  Subject

                       (iii) to the rights of the holders of any series or class or classes of Shares ranking on a parity with or senior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

          (e)   Redemption at the Option of the Trust.

                (i) Subject to subsection (j) of this Section 2, the Series A Preferred Shares shall not be redeemable by the Trust prior to November 30, 2003. On and after November 30, 2003, the Trust, at its option, may redeem the Series A Preferred Shares, in whole at any time or from time to time in part at the option of the Trust at a redemption price of Twenty-Five Dollars ($25.00) per Series A Preferred Share, plus the amounts indicated in subsection (e)(ii) of this Section 2.

                (ii) Upon any redemption of Series A Preferred Shares pursuant to this subsection (e), the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such Series A Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series A Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

                (iii) If full cumulative dividends on the Series A Preferred Shares and any other class or series of Parity Shares have not been paid or declared and set apart for payment, the Series A Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series A Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares or pursuant to subsection
          (j) of this Section 2.

                (iv) Notice of the redemption of any Series A Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's record, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this subsection (e)(iv), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date; (B) the number of Series A Preferred Shares to be redeemed and, if fewer than all of the Series A Preferred Shares held by such holder are to be redeemed, the number of Series A Preferred Shares to be redeemed from such holder;
     (C) the place or places at which certificates for such Series A Preferred Shares are to be surrendered; (D) the then-current Conversion Price; and
     (E) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (y) such Series A Preferred Shares shall no longer be deemed to be outstanding and (z) all rights of the holders thereof as holders of Series A Preferred Shares of the Trust shall cease (except the rights to convert and to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) which has an office in the Borough of Manhattan, City of New York, and which has, or is an affiliate of a bank or trust company which has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such Series A Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                (v) As promptly as practicable after the surrender in accordance with such notice of the certificates for any such Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such Series A Preferred Shares shall be exchanged for any cash (without interest thereon) for which such Series A Preferred Shares have been redeemed. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be selected by the Trust from outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all of the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series A Preferred Shares shall be issued without cost to the holder thereof.

          (f) Conversion. Holders of Series A Preferred Shares shall have the right to convert all or a portion of such Series A Preferred Shares into Common Shares, as follows:

                (i) Subject to and upon compliance with the provisions of this subsection (f), a holder of Series A Preferred Shares shall have the right, at his or her option, at any time to convert such Series A Preferred Shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such Series A Preferred Shares by the Conversion Price (as in effect at the time and on the date provided for in subsection
          (f)(v) of this Section 2 by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in subsection (f)(ii) of this Section 2; provided, however, that the right to convert Series A Preferred Shares called for redemption pursuant to subsection (e) of this Section 2 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under subsection (e) of this Section 2.

                (ii) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series A Preferred Shares. Unless the Series A Preferred Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Share is registered, each Series A Preferred Share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

                (iii) Holders of Series A Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series A Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except Series A Preferred Shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series A Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such Series A Preferred Shares on such Dividend Payment Date. A holder of Series A Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such Series A Preferred Shares for conversion into Common Shares on the corresponding Dividend Payment Date shall receive the dividend payable by the Trust on such Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series A Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series A Preferred Shares or for dividends on the Common Shares issued upon such conversion.

                (iv) As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Series A Preferred Shares in accordance with provisions of this subsection (f), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (f) (vi) of this Section 2.

                (v) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice (and if applicable, payment of an amount equal to the dividend payable on such Series A Preferred Shares) received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the Share transfer books of the Trust shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such Share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surrendered and such notice received by the Trust.

                (vi) No fractional Common Shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a
` Common Share which would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Trust shall pay to the holder of such Series A Preferred Share an amount in cash based on the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                (vii) The Conversion Price shall be adjusted from time to time as follows:

                      (A) If the Trust shall after the Issue Date (i) pay a
               dividend or make a distribution on its Shares in Common Shares,
               (ii) subdivide its outstanding Common Shares into a greater number of Common Shares, (iii) combine its outstanding Common Shares into a smaller number of Common Shares or (iv) issue any Shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of Shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series A Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (A) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in subsection (f)(xi) of this Section 2) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                    (B) If the Trust shall issue after the Issue Date rights,
               options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per Common Share less than 94% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of Shareholders entitled to receive such rights, option or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (i) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (ii) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (B) the number of Common Shares which the aggregate proceeds to the Trust from the exercise of such rights, option or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of
               (X) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (Y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (f)(xi) of this Section 2). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Chairman of the Board or the Board.

                         (C) If the Trust shall distribute to all holders of its
                    Common Shares any Shares (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares or the common shares of Archstone Communities Trust after September 30, 1993 which are not in excess of the following: the sum of (i) the Trust's cumulative undistributed funds from operations at September 30, 1993, plus (ii) the Trust's cumulative amount of funds from operations, as determined by the Board, after September 30, 1993, minus (iii) the cumulative amount of dividends accrued or paid in respect of the Series A Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Archstone Communities Trust after November 30, 1993) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in paragraph (B) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under paragraph (B) above) (any of the foregoing being hereinafter in this paragraph (C) collectively called the "Securities"
                                                                   ----------
                    and individually a "Security"), then in each such case the
                                        --------
                    Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of Shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Chairman of the Board or the Board, whose determination shall be conclusive), of the portion of the Shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (f)(xi) of this Section 2) the record date for the determination of Shareholders entitled to receive such distribution. For purposes of this paragraph (C), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of Shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this paragraph (C); provided that on the date, if any, on which a person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this paragraph (C) (and such day shall be deemed to be "the date fixed for the determination of the Shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                         (D) In case a tender or exchange offer made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board), at the last time (the "Expiration
                                                                     ----------
                    Time") tenders or exchanges may be made pursuant to such
                    ----
                    tender or exchange offer, which exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (D), by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged Common Shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to Shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Common Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (ii) the product of the number
                         ----------------
                    of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                         (E) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this subsection (f) (other than this paragraph (E)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this subsection (f), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this subsection (f) shall be made to the nearest cent (with $0.005 being rounded upward) or to the nearest one-tenth of a Share

          (with 0.05 of a Share being rounded upward), as the case may be. Anything in this subsection (f)(vii) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f)(vii), as it in its discretion shall determine to be advisable in order that any Share dividends, subdivision of Shares, reclassification or combination of Shares, distribution of rights or warrants to purchase Shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its Shareholders shall not be taxable.

          (viii) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which paragraph (A) of subsection (f)(vii) of this Section 2 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which
                              -----------
     all or substantially all Common Shares are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share which is not redeemed or converted into the right to receive stock, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of such number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (A) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and
            ------------------
     (B) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "Non-Electing Share"), then for purposes of this subsection
                   ------------------
     (f)(viii) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (f)(viii), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares which shall contain provisions enabling the holders of the Series A Preferred Shares which remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (f)(viii) shall similarly apply to successive Transactions.

          (ix) If:

               (A) the Trust shall declare a dividend (or any other distribution) on the Common Shares (other than cash dividends or distributions paid with respect to the Common Shares or the common shares of Archstone Communities Trust after September 30, 1993 not in excess of the sum of the Trust's cumulative undistributed funds from operations at September 30, 1993, plus the Trust's cumulative amount of funds from operations, as determined by the Board, after September 30, 1993, minus the cumulative amount of dividends accrued or paid in respect of the Series A Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Archstone Communities Trust after November 30, 1993); or

               (B) the Trust shall authorize the granting to the holders of Common Shares of rights, options or warrants to subscribe for or purchase any Shares of any class or any other rights, options or warrants; or

               (C) there shall be any reclassification of the Common Shares (other than an event to which paragraph (A) of subsection (f)(vii) of this Section 2 applies) or any consolidation or merger to which the Trust is a party and for which approval of any Shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of the outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

               (D) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust,

     then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series A Preferred Shares at their addresses as shown on the Share records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for purposes of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or granting of rights, options or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subsection (f).

          (x) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series A Preferred Share at such holder's last address as shown on the Share records of the Trust.

          (xi) In any case in which subsection (f)(vii) of this Section 2 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (f)(vi) of this Section 2.

          (xii) There shall be no adjustment of the Conversion Price in case of the issuance of any Shares in a reorganization, acquisition or other similar transaction except as specifically set forth in this subsection
     (f). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this subsection
     (f), only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

          (xiii) If the Trust shall take any action affecting the Common Shares, other than action described in this subsection (f), which in the opinion of the Board would materially and adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

          (xiv) (A) The Trust covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for purposes of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this subsection (f)(xiv), the number of Common Shares which shall be deliverable upon the conversion of all outstanding Series A Preferred Shares shall be computed as if at the time of computation all such outstanding Series A Preferred Shares were held by a single holder.

                 (B) The Trust covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Trust shall take any trust action which, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based on the nature of a business trust) non-assessable Common Shares at such adjusted Conversion Price.

                 (C) The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, on each national securities exchange, if any, on which the outstanding Common Shares are listed at the time of such delivery.

                 (D) Prior to the delivery of any securities which the Trust shall be obligated to deliver upon conversion of the Series A Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

          (xv) The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

          (xvi) For purposes of determining the Trust's funds from operations in accordance with this subsection (f), the Trust's funds from operations for all dates and periods prior to the Issue Date shall be the funds from operations of Archstone Communities Trust, and the Trust's funds from operations for all dates and periods from and after the Issue Date shall be the funds from operations of Archstone-Smith Trust. For purposes of determining the Trust's undistributed funds from operations in accordance with this subsection (f), the Trust's undistributed funds from operations for all dates and periods prior to the Issue Date shall be the undistributed funds from operations of Archstone Communities Trust, and the Trust's undistributed funds from operations for all dates and periods from and after the Issue Date shall be the undistributed funds from operations of Archstone-Smith Trust.

     (g) Shares To Be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (h)  Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series A Preferred Shares, in the payment of dividends and or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

          (ii) on a parity with the Series A Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per Share thereof are different from those of the Series A Preferred Shares, if the holders of such class or series and the holders of the Series A Preferred Shares are entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per Share or liquidation preferences, without preference or priority to each other ("Parity Shares");
       -------------

          (iii) junior to the Series A Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series A Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (i)  Voting.

          (i) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whetheror not earned or declared, the number of Trustees then constituting the Board shall be increased by two and the holders of Series A Preferred Shares, together with the holders of Shares of every other series of Parity Shares (any such other series, the "Voting Preferred
                                                          ----------------
     Shares"), voting as a single class regardless of series, shall be entitled
     ------
     to elect the two additional Trustees to serve on the Board at any annual meeting of Shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Trust's Bylaws (the "Bylaws") for a
                                                                 ------
     special meeting of the Shareholders or as required by law. If any such special meeting required to be called as provided above shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice provided above, and for such purpose shall have access to the Share records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the Shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided above. If any vacancy shall occur among the Trustees elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining Trustee elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the Shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this subsection (i), in any vote for the election of additional Trustees hereunder, the Series A Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation ("Security Capital Group"), any of its direct or
                              ----------------------
     indirect subsidiaries and any of their respective directors, officers or controlling stockholders (together, the "Restricted Parties"), shall be
                                              ------------------
     voted in the same respective percentages as the Series A Preferred Shares and Voting Preferred Shares which are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

          (ii) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of Shareholders required by law or by this Declaration of Trust, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                (A) Any amendment, alteration or repeal of any of the provisions of this Declaration of Trust which materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred

          Shares; provided, however, that the amendment of the provisions of this Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares which are not senior in any respect to the Series A Preferred Shares, or any Shares of any class ranking on a parity with the Series A Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares; and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or another series of Voting Preferred Shares which are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

               (B) A share exchange which affects the Series A Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series A Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series A Preferred Share (except for changes which do not materially and adversely affect the holders of the Series A Preferred Shares); or

               (C) The authorization or creation of, or the increase in the authorized amount of, any Shares of any class or any security convertible into Shares of any class ranking senior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

     provided, however, that no such vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior Shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares at the time outstanding. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

          (iii)  For purposes of the foregoing provisions of this subsection
     (i), each Series A Preferred Share shall have one vote per Share, except that when any other series of preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (j)  Limitation on Ownership.

          (i) Notwithstanding any other provision of the terms of the Series A Preferred Shares, except as provided in the next sentence and in subsection (j)(ii) of this Section 2, no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series A Preferred Shares. Any Series A Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such
                                  -----------------------
     Series A Preferred Shares in excess of 25% shall not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series A Preferred Shares, provided that thereafter any additional Series A Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice, the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series A Preferred Shares constituting Excess Preferred Shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption, the Series A Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such Series A Preferred Shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series A Preferred Share closing sales price, if the Series A Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series A Preferred Shares are not so listed or reported, shall be the mean between the average per Series A Preferred Share closing bid prices and the average per Series A Preferred Share closing asked prices, in each case during the 30 day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series A Preferred Shares during such 30 day period, the redemption price shall be the price determined by the Board in good faith. Unless the Board determines that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series A Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Board, at any time or times up to, but not later than the earlier of (A) five years after the redemption date or (B) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series A Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series A Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this subsection (j)(i) shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

          (ii) The limitation on ownership set forth in subsection (j)(i) of this Section 2 shall not apply to the acquisition of Series A Preferred Shares by an underwriter in a public offering of Series A Preferred Shares. The Board, in its sole and absolute discretion, may exempt from the ownership limitation set forth in subsection (j)(i) of this Section 2 certain designated Series A Preferred Shares owned by a person (other than any of the Restricted Parties) who has provided the Board with evidence and assurances acceptable to the Board that the qualification of the Trust as a REIT would not be jeopardized thereby.

     (k) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     (l) Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund. (m)

                                     ANNEX B
                     SERIES B JUNIOR PARTICIPATING PREFERRED
                          SHARES OF BENEFICIAL INTEREST

     (a) Designation and Amount. There shall be a series of preferred shares of the Trust, $0.01 par value per share, which shall be designated "Series B Junior Participating Preferred Shares" (the "Series B Preferred Shares"), and the number of shares constituting that series shall be 4,500,000. Such number of shares may be increased or decreased by resolution of the Board of Trustees and by the filing of articles supplementary in accordance with the provisions of Title 8 of the Corporations and Associations Article of the Code of Maryland stating that such increase or reduction has been so authorized; provided,
                                                                --------
however, that no decrease shall reduce the number of Series B Preferred Shares
-------
to a number less than the number of Series B Preferred Shares then outstanding plus the number of Series B Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Trust.

     (b)  Dividends and Distributions.

     (i) Subject to the prior and superior rights of the holders of any shares of any class or series of preferred shares of the Trust ranking prior and superior to the Series B Preferred Shares with respect to dividends, the holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the last Business Day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series B Preferred Share or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares (hereinafter defined) or a subdivision of the outstanding Common Shares (by a reclassification or otherwise), authorized on the common shares of beneficial interest, $0.01 par value per share, of the Trust (the "Common Shares") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series B Preferred Share or fraction thereof. In the event the Trust shall at any time following August 31, 2001 (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Series B Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (ii) The Trust shall declare a dividend or distribution on the Series B Preferred Shares as provided in paragraph (a) above at the time it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares).

     (iii) No dividend or distribution (other than a dividend or distribution payable in Common Shares) shall be paid or payable to the holders of Common Shares unless, prior thereto, all accrued but unpaid dividends to the date of that dividend or distribution shall have been paid to the holders of Series B Preferred Shares.

     (iv) Dividends shall begin to accrue and be cumulative on outstanding Series B Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issuance of such Series B Preferred Shares, unless the date of issuance of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series B Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of Series B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     (c) Voting Rights. The holders of Series B Preferred Shares shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each one one-hundredth of a Series B Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Trust. In the event the Trust shall at any time following August 31, 2001 (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series B Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or required by law, the holders of Series B Preferred Shares and the holders of Common Shares and any other shares of beneficial interest of the

Trust having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Trust.

         (C)   (i)   Whenever, at any time or times, dividends payable on any
         Series B Preferred Shares shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Series B Preferred Shares shall have the exclusive right, voting separately as a single class, to elect two trustees of the Trust at a special meeting of shareholders of the Trust or at the Trust's next annual meeting of shareholders, and at each subsequent annual meeting of shareholders, as provided below. At elections for such trustees, the holders of Series B Preferred Shares shall be entitled to cast one vote for each one one-hundredth of a Series B Preferred Share held, subject to adjustment.

               (ii)  Upon the vesting of such right of the holders of the
         Series B Preferred Shares, the maximum authorized number of members of the Board of Trustees shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series B Preferred Shares as hereinafter set forth. A special meeting of the shareholders of the Trust then entitled to vote shall be called by the Chairman of the Board, the President or the Chief Executive Officer of the Trust, if requested in writing by the holders of record of not less than 10% of the Series B Preferred Shares then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Trust, the holders of the Series B Preferred Shares shall elect, voting as above provided, two trustees of the Trust to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Trustees. At any and all such meetings for such election, the holders of a majority of the outstanding Series B Preferred Shares shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two trustees shall be elected by the vote of at least a plurality of shares held by such shareholders present or represented at the meeting. Any trustee elected by holders of Series B Preferred Shares pursuant to this Section may be removed at any annual or special meeting, by vote of the holders of a majority of the Series B
         Preferred Shares, with or without cause. In case any vacancy shall occur among the trustees elected by the holders of the Series B Preferred Shares pursuant to this Section, such vacancy may be filled by the remaining trustee so elected, or his successor then in office, and the trustee so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of trustees. After the holders of the Series B Preferred Shares shall have exercised their right to elect trustees in any default period and during the continuance of such period, the number of trustees shall not be further increased or decreased except by vote of the holders of Series B Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B
                                                ---- -----
         Preferred Shares.

               (iii) The right of the holders of the Series B Preferred
         Shares, voting separately as a class, to elect two members of the Board of Trustees as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Series B

          Preferred Shares shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the Series B Preferred Shares as a class to vote for trustees as herein provided, the term of office of all trustees then in office elected by the holders of Series B Preferred Shares pursuant to this Section shall terminate immediately. Whenever the term of office of the trustees elected by the holders of the Series B Preferred Shares pursuant to this Section shall terminate and the special voting powers vested in the holders of the Series B Preferred Shares pursuant to this Section shall have expired, the maximum number of members of the Board of Trustees shall be such number as may be provided for in the Bylaws of the Trust irrespective of any increase made pursuant to the provisions of this Section.

          (D) Except as otherwise provided herein or required by law, holders of Series B Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as provided herein) for taking any trust action.

          (d)  Certain Restrictions.

          (A) Whenever any quarterly dividends or other dividends or distributions payable on the Series B Preferred Shares as provided in subsection
(b) are in arrears, then, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series B Preferred Shares outstanding shall have been paid in full, the Trust shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares, other than dividends paid or payable in such junior shares;

               (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, except dividends paid ratably on the Series B Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for shares of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Shares; or

               (iv) purchase or otherwise acquire for consideration any Series B Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any shares of the Trust unless the Trust could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

         (e) Reacquired Shares. Any Series B Preferred Shares purchased or otherwise acquired by the Trust in any manner whatsoever shall become authorized but unissued shares of beneficial interest and may be reissued as Common Shares or as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein.

         (f) Liquidation, Dissolution or Winding Up. (A) Upon any voluntary liquidation, dissolution or winding up of the Trust, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares unless, prior thereto, the holders of Series B Preferred Shares shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of Series B Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as share splits, share dividends and recapitalizations with respect to the Common Shares) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding Series B Preferred Shares and Common Shares, respectively, holders of Series B Preferred Shares and holders of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Series B Preferred Shares and Common Shares, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred shares, if any, which rank on a parity with the Series B Preferred Shares, then such remaining assets shall be distributed ratably to the holders of the Series B Preferred Shares and such parity shares in proportion to their respective liquidation preferences.

         (C)  In the event the Trust shall at any time following August 31, 2001
(i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         (g) Consolidation, Merger, etc. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case, the Series B Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed. In the event the Trust shall at any time (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series B Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         (h) Redemption. The Series B Preferred Shares shall not be redeemable by the Trust. The preceding sentence shall not limit the ability of the Trust to purchase or otherwise deal in such shares to the extent permitted by law.

         (i) Ranking. The Series B Preferred Shares shall rank junior to all other series of the Trust's preferred shares (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         (j) Amendment. Neither the Trust's Declaration of Trust, nor any articles supplementary relating to the Series B Preferred Shares shall be amended in any manner which would materially alter or change the powers, preferences, rights or other terms of the Series B Preferred Shares so as to affect the holders of Series B Preferred Shares adversely without the affirmative vote of the holders of a majority or more of the outstanding Series B Preferred Shares, voting separately as a class.

         (k) Fractional Shares. Series B Preferred Shares may be issued in fractions of a share that are integral multiples of one-one hundredth of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends and participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Shares.

                                     ANNEX C
                    SERIES C CUMULATIVE REDEEMABLE PREFERRED
                          SHARES OF BENEFICIAL INTEREST

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series C Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series C Preferred Shares") and the number of shares which shall
           -------------------------
constitute such series shall be not more than 1,969,100 Shares, par value $0.01 per Share, which number may be decreased (but not below the number then outstanding plus the number required to fulfill the Trust's obligations under options, warrants or similar rights issued by the Trust) from time to time by the Board.

     (b) Definitions. For purposes of the Series C Preferred Shares, the following terms shall have the meanings indicated:

          "Board" shall mean the Board or any committee authorized by the Board
           -----
     to perform any of its duties or exercise any of its powers with respect to the Series C Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date specified in the notice to holders
           ---------
     required under subsection (e)(v) of this Section 4 as the Call Date.

          "Common Shares" shall mean the common shares of beneficial interest,
           -------------
     par value $0.01 per share, of the Trust.

          "Dividend Payment Date" shall mean the last calendar day of March,
           ---------------------
     June, September and December in each year, commencing on the first of such days to occur following the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ---------------
     January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

          "Dividend Record Date" shall have the meaning set forth in subsection
           --------------------
     (c)(i) of this Section 4.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of Shares now or hereafter issued and outstanding to which the Series C Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which the Series C Preferred
           ----------
     Shares were issued.

          "Junior Shares" shall mean the Common Shares and any other class or
           -------------
     series of Shares now or hereafter issued and outstanding to which the Series C Preferred Shares have preference or priority in either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust and, unless the context clearly indicates otherwise, shall include Fully Junior Shares.

          "Parity Shares" shall have the meaning set forth in subsection (g)(i)
           -------------
     of this Section 4.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
     real estate investment trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Series C Preferred Shares" shall have the meaning set forth in
           -------------------------
     subsection (a) of this Section 4.

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
     other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to authorization or declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of Shares; provided, however, that if any funds for any Junior Shares or any Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

          "Transfer Agent" means Mellon Investor Services LLC, New York City,
           --------------
     New York, or such other agent or agents of the Trust as may be designated by the Board or its designee as the transfer agent for the Series C Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
           -----------------------
     subsection (h) of this Section 4.

     (c) Dividends.

          (i) The holders of Series C Preferred Shares shall be entitled to receive, when, as and if authorized or declared by the Board, out of funds legally available for such purpose, cash dividends in an amount per share equal to 8.625% of the liquidation preference per annum (equivalent to $2.15625 per share). Such dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there are funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing with the first Dividend Payment Date to occur following the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series C Preferred Shares, as they appear in the Share records of the Trust at the close of business on such record date as is fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding Dividend Payment Date (each, a "Dividend Record Date").
                                                   --------------------
     Accrued and unpaid dividends for any past Dividend Periods may be authorized or declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such record date as may be fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding payment date.

          (ii) The dividend for each full Dividend Period for the Series C Preferred Shares shall be computed by dividing the annual dividend rate by four. The dividend for any period shorter than a full Dividend Period on the Series C Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series C Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided herein, on the Series C Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears.

          (iii) So long as any Series C Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Shares for any period unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series C Preferred Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series C Preferred Shares and any Parity Shares as provided above, all dividends declared on the Series C Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series C Preferred Shares and on such Parity Shares.

          (iv) So long as any Series C Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series C Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares and the current dividend period with respect to any Parity Shares.

          (v) No distributions on Series C Preferred Shares shall be declared or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

     (d)  Liquidation Preference.

          (i) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Shares or any other class or series of Shares now or hereafter issued and outstanding to which the Series C Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up at the Trust, the holders of Series C Preferred Shares shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 per Series C Preferred Share, plus an amount equal to all dividends (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or the proceeds thereof, distributable among the holders of Series C Preferred Shares are insufficient to pay in full such preferential amount with respect to the Series C Preferred Shares and the corresponding amounts with respect to all Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Shares and all such Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (ii) Subject to the rights of the holders of shares of any class or series of Shares ranking on a parity with or senior to the Series C Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the holders of Series C Preferred Shares, as provided in this Section 4, the holders of any Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series C Preferred Shares shall not be entitled to share therein.

          (iii) For the purposes of this Section 4, (A) a consolidation or merger of the Trust with or into one or more corporations, real estate investment trusts or other entities, (B) a sale or transfer of all or substantially all of the Trust's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

     (e)  Redemption at the Option of the Trust.

          (i) Subject to subsection (i) of this Section 4, the Series C Preferred Shares are not redeemable by the Trust prior to August 20, 2002. On and after such date, the Trust, at its option, may redeem the Series C Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per Series C Preferred Share, plus the amounts indicated in subsection (e)(ii) of this Section 4.

          (ii) Upon any redemption of Series C Preferred Shares pursuant to this subsection (e), the Trust shall pay all dividends accrued and unpaid thereon, if any, in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such Series C Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series C Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares called for redemption.

          (iii) Unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series C Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares and the current dividend period with respect to any Parity Shares, the Series C Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or otherwise acquire Series C Preferred Shares, except pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares or by conversion into or exchange for Fully Junior Shares or pursuant to subsection (i) of this Section 4.

          (iv) The redemption price to be paid upon any redemption of the Series C Preferred Shares (other than any amounts indicated in subsection (e)(ii) of this Section 4 and other than a redemption pursuant to subsection (i) of this Section 4) shall be payable solely out of the sale proceeds of other Shares and from no other source.

          (v) Notice of the redemption of any Series C Preferred Shares under this subsection (e) shall be mailed by first class mail, not less than 30 nor more than 90 days prior to the Call Date, to each holder of record of Series C Preferred Shares to be redeemed at the address of such holder as shown on the Trust's Share records. Neither the failure to mail any notice required by this subsection (e)(v), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date; (B) the number of Series C Preferred Shares to be redeemed and, if fewer than all Series C Preferred Shares held by such holder are to be redeemed, the number of Series C Preferred Shares to be redeemed from such holder; (C) the redemption price; (D) the place or places at which certificates representing such Series C Preferred Shares are to be surrendered; and (E) that dividends on the Series C Preferred Shares to be redeemed shall cease to accrue on the Call Date except as otherwise provided herein. If notice of redemption of any Series C Preferred Shares has been mailed as provided above, then from and after the Call Date (unless the Trust fails to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends shall cease to accrue on the Series C Preferred Shares so called for redemption, (y) such Series C Preferred Shares shall no longer be deemed to be outstanding and (z) all rights of the holders thereof as holders of Series C Preferred Shares shall terminate (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust deposits with a bank or trust company (which may be an affiliate of the Trust) which has an office in the Borough of Manhattan, City of New York, and which has, or is an affiliate of a bank or trust company which has, capital and surplus of at least $50,000,000, the funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series C Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years after the Call Date shall revert to the general funds of the Trust, after which reversion the holders of Series C Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates representing any Series C Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust so requires and if the notice so states), such Series C Preferred Shares shall be exchanged for any cash (without interest thereon) for which such Series C Preferred Shares have been redeemed. If fewer than all the outstanding Series C Preferred Shares are to be redeemed, the Series C Preferred Shares to be redeemed shall be selected by the Trust from outstanding Series C Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board or the Chairman or any Co-Chairman of the Trust in its, his or her sole discretion to be equitable. If fewer than all the Series C Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series C Preferred Shares shall be issued without cost to the holder thereof.

     (f) Shares To Be Retired. All Series C Preferred Shares which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (g)  Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series C Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series C Preferred Shares;

          (ii) on a parity with the Series C Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series C Preferred Shares, if the holders of such class or series and the holders of Series C Preferred Shares are entitled to the receipt of dividends and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
       -------------

          (iii) junior to the Series C Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series C Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (h)  Voting.

          (i) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Shares or any Parity Shares are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Trustees then constituting the Board shall be increased by two, and the holders of Series C Preferred Shares, together with the holders of any Parity Shares (any such Parity Shares, the "Voting Preferred Shares"), voting as a single class regardless of class or
      -----------------------
     series, shall have the right to elect two additional Trustees to serve on the Board at the next annual meeting of Shareholders or a special meeting held in lieu thereof, or at a special meeting of the holders of Series C Preferred Shares and Voting Preferred Shares called as provided hereinafter. Whenever all dividends in arrears on the Series C Preferred Shares and Voting Preferred Shares then outstanding have been paid and a sum sufficient for the payment thereof has been set apart for payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares and the current dividend period with respect to the Voting Preferred Shares, then the right of the holders of Series C Preferred Shares and Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of Series C Preferred Shares and Voting Preferred Shares shall immediately terminate and the number of Trustees constituting the Board shall be reduced accordingly. At any time after such voting rights have so vested in the holders of Series C Preferred Shares and Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series C Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of Series C Preferred Shares and Voting Preferred Shares for the election of the two Trustees to be elected by them as provided herein, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the Shareholders or as required by law. If any such special meeting required to be called as provided above is not called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Shares may call such meeting, upon the notice provided above, and for such purpose shall have access to the Share records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the Shareholders or special meeting held in lieu thereof if the term of such Trustees has not previously terminated as provided above. If any vacancy occurs among the Trustees elected by the holders of Series C Preferred Shares and Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then remaining Trustee elected by the holders of Series C Preferred Shares and Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the Shareholders or special meeting held in lieu thereof if the term of such Trustees has not previously terminated as provided above. Notwithstanding any other provisions of this subsection (h), in any vote for the election of additional Trustees hereunder, any Series C Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group, any of its direct or indirect subsidiaries, and any of their respective directors, trustees, officers or controlling stockholders (together, the "Restricted
                                                                    ----------
     Parties"), shall be voted in the same respective percentages as the Series
     -------
     C Preferred Shares and Voting Preferred Shares which are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only for so long as, the Restricted Parties together no longer beneficially own in excess of ten percent of the Trust's outstanding Common Shares.

          (ii) So long as any Series C Preferred Shares are outstanding, in addition to any other vote or consent of Shareholders required by this Declaration of Trust, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series C Preferred Shares and Voting Preferred Shares similarly affected, at the time outstanding, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, shall be necessary for effecting or validating:

               (A) any amendment, alteration or repeal of any of the provisions of this Declaration of Trust which materially and adversely affects the voting powers, rights or preferences of the holders of Series C Preferred Shares or Voting Preferred Shares; provided, however, that the amendment of the provisions of this Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, any Junior Shares which do not rank senior to the Series C Preferred Shares in any respect, or any Parity Shares shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Shares or Voting Preferred Shares, and provided, further, that, if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the holders of Series C Preferred Shares or another series of Voting Preferred Shares which are not enjoyed by the holders of some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of Series C Preferred Shares and Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

               (B) a share exchange which affects the Series C Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series C Preferred Share (i) remains outstanding without a material and adverse change to its terms and rights or (ii) is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption identical to those of a Series C Preferred Share (except for changes which do not materially and adversely affect the holders of Series C Preferred Shares); or

                (C) the authorization, reclassification or creation of, or the increase in the authorized amount of, Shares of any class, or securities convertible into Shares of any class, ranking senior to the Series C Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust;

     provided, however, that no such vote of the holders of Series C Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such senior Shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Preferred Shares at the time outstanding. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

          (iii) For purposes of the foregoing provisions of this subsection (h), each Series C Preferred Share shall have one vote per Share, except that when any other series of preferred Shares has the right to vote with the Series C Preferred Shares as a single class on any matter, then the Series C Preferred Shares and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. Except as otherwise set forth herein, the Series C Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (i)  Limitation on Ownership.

          (i) Notwithstanding any other provision of the terms of the Series C Preferred Shares, except as provided in the next sentence and in subsection
     (i)(ii) of this Section 4, no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series C Preferred Shares. Any Series C Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such Series C
                -----------------------
     Preferred Shares in excess of such 25% will not be considered Excess Preferred Shares if such 25% is exceeded solely as a result of the Trust's redemption of Series C Preferred Shares, provided that thereafter any additional Series C Preferred Shares acquired by such Person or Persons shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless prior to the giving of such notice the holders have disposed of such Excess Preferred Shares. Such notice shall set forth the number of Series C Preferred Shares constituting Excess Preferred Shares, the redemption price and the place or places at which certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption, the Series C Preferred Shares so called for redemption shall cease to be outstanding and the holders thereof shall cease to be entitled to dividends (other than dividends authorized or declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such Series C Preferred Shares except for the right to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series C Preferred Share closing sales price, if the Series C Preferred Shares are listed on a national securities exchange or are reported on the NASDAQ National Market System, and if the Series C Preferred Shares are not so listed or reported, shall be the mean between the average per Series C Preferred Share closing bid prices and the average per Series C Preferred Share closing asked prices, in each case during the 30-day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series C Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Board in good faith. Unless the Board determines that it is in the best interests of the Trust to make earlier payment of all of the amount determined as the redemption price per Series C Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Board, at any time or times up to, but not later than, the earlier of (A) five years after the redemption date or (B) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is equal to the sum of the per Series C Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series C Preferred Shares with record dates subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this subsection (i)(i) shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

          (ii) The limitation on ownership set forth in subsection (i)(i) of this Section 4 shall not apply to the acquisition of Series C Preferred Shares by an underwriter in a public offering of Series C Preferred Shares and shall not apply to the ownership of Series C Preferred Shares by a managing underwriter in the initial public offering of Series C Preferred Shares. The Board, in its sole and absolute discretion, may exempt from the ownership limitation set forth in subsection (i)(i) of this Section 4 certain designated Series C Preferred Shares owned by a person (other than any of the Restricted Parties) who has provided the Board with evidence and assurances acceptable to the Board that the qualification of the Trust as a REIT would not be jeopardized thereby.

          (iii) Each certificate for Series C Preferred Shares shall bear a legend stating that the Trust will furnish information about the foregoing restrictions to any holder of Series C Preferred Shares on request and without charge.

          (j) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series C Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

          (k) Sinking Fund. The Series C Preferred Shares shall not be entitled to the benefit of any retirement or sinking fund.

                                     ANNEX D
                    SERIES D CUMULATIVE REDEEMABLE PREFERRED
                          SHARES OF BENEFICIAL INTEREST

     (a) Number of Shares and Designation. This class of Preferred Shares of Beneficial Interest shall be designated as Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series D Preferred Shares") and
                                              -------------------------
the number of shares which shall constitute such series shall be 1,989,956, $0.01 par value per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Trust's obligations under options, warrants or similar rights issued by the Trust) from time to time by the Board of Trustees.

     (b) Definitions. For purposes of the Series D Preferred Shares, the following terms shall have the meanings indicated:

          "Board of Trustees" shall mean the Board of Trustees of the Trust or
           -----------------
     any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date fixed for redemption of the Series D
           ---------
     Preferred Shares and specified in the notice to holders required under subsection (e)(v) of this Section 5 as the Call Date.

          "Common Shares" shall mean the Common Shares of Beneficial Interest of
           -------------
     the Trust, par value $0.01 per share.

          "Dividend Payment Date" shall mean the last calendar day of March,
           ---------------------
     June, September and December in each year, commencing on the first of such days to occur following the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ----------------
     January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of Shares now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the first date on which the Series D Preferred
           ----------
     Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or
           -------------
     series of Shares now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust and, unless the context clearly indicates otherwise, shall include Fully Junior Shares.

          "Parity Shares" shall have the meaning set forth in subsection (g)(ii)
           -------------
     of this Section 5.

          "Person" shall mean any individual, firm, partnership, corporation or
           ------
     other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Series D Preferred Shares" shall have the meaning set forth in
           -------------------------
     subsection (a) of this Section 5.

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
    other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for
                                       --------  -------
     any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

          "Transfer Agent" means Mellon Investor Services LLC, New York city,
           --------------
     New York, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series D Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
           -----------------------
     subsection (h) of this Section 5.

          c)   Dividends.

               (i) The holders of Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, dividends payable in cash in an amount per share equal to $2.1875 per annum. Such dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series D Preferred Shares, as they appear on the stock records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends on the Series D Preferred Shares for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

               (ii) The amount of dividends payable for each full Dividend Period for the Series D Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Series D Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Shares that may be in arrears.

               (iii) So long as any Series D Preferred Shares are outstanding, no full dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all past Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart), as aforesaid, all dividends declared upon Series D Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D Preferred Shares and accumulated and unpaid on such Parity Shares.

               (iv) So long as any Series D Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series D Preferred Shares and any other Parity Shares shall have been paid or declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Shares and the current dividend period with respect to such Parity Shares. Any dividend payment on the Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due which remains payable.

               (v) No distributions on Series D Preferred Shares shall be declared by the Board of Trustees of the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (d)  Liquidation Preference.

               (i) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series D Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series D Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this subsection (d), (A) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (B) a sale, lease or transfer of all or substantially all of the Trust's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (ii) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or senior to the Series D Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Shares shall not be entitled to share therein.

     (e)  Redemption at the Option of the Trust.

          (i) Subject to subsection (i) of this Section 5, the Series D Preferred Shares shall not be redeemable by the Trust prior to August 6, 2004. On and after August 6, 2004, the Trust, at its option, may redeem the Series D Preferred Shares, in whole at any time or from time to time in part at the option of the Trust at a redemption price of Twenty-Five Dollars ($25.00) per Series D Preferred Share, plus the amounts indicated in subsection (e)(ii) of this Section 5.

          (ii) Upon any redemption of Series D Preferred Shares pursuant to this subsection (e), the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares called for redemption.

          (iii) If full cumulative dividends on the Series D Preferred Shares and any other class or series of Parity Shares have not been paid or declared and set apart for payment, the Series D Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series D Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Shares or pursuant to subsection (i) of this Section 5.

          (iv) The redemption price to be paid upon any redemption of the Series D Preferred Shares (other than any amounts indicated in subsection
     (e)(ii) of this Section 5 and other than a redemption pursuant to subsection (i) of this Section 5) shall be payable solely out of the sale proceeds of other shares of beneficial interest of the Trust and from no other source.

          (v) Notice of the redemption of any Series D Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series D Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this subsection (e)(v), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date; (B) the number of Series D Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the redemption price of $25.00 plus accrued and unpaid dividends through the Call Date;
     (D) the place or places at which certificates for such shares are to be surrendered; and (E) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends on the Series D Preferred Shares so called for redemption shall cease to accrue, (y) said shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Series D Preferred Shares of the Trust shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series D Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series D Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     (f) Shares To Be Retired. All Series D Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (g) Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

          (i) senior to the Series D Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series D Preferred Shares;

          (ii) on a parity with the Series D Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series D Preferred Shares, if the holders of such class of stock or series and the holders of the Series D Preferred Shares are entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
                  -------------

          (iii) junior to the Series D Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such stock or series is Junior Shares; and

          (iv) junior to the Series D Preferred Shares, as to the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such stock or series is Fully Junior Shares.

     (h) Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as
                                           -----------------------
a single class regardless of series, shall be entitled to elect two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series D Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series D Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series D Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional trustees hereunder, the Series D Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries and any of their respective directors, officers or controlling stockholders (together, the "Restricted Parties"), shall be voted in the same respective
                ------------------
percentages as the Series D Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

     So long as any Series D Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series D Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Shares or the Voting Preferred Shares; provided, however,
                                            --------  -------
          that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series D Preferred Shares, or any shares of any class ranking on a parity with the Series D Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Shares, and provided, further, that if any such amendment, alteration
                      --------  -------
          or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series D Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

                  (ii) A share exchange that affects the Series D Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series D Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for preferred shares of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series D Preferred Share (except for changes that do not materially and adversely affect the holders of the Series D Preferred Shares); or

                  (iii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to the Series D Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series D Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Shares at the time outstanding. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

          For purposes of the foregoing provisions of this subsection (h), each Series D Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series D Preferred Shares as a single class on any matter, then the Series D Preferred Shares and such other series shall have with respect to such matters one (1) vote per Twenty-Five Dollars ($25.00) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D
Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

          (i)   Limitation on Ownership.

                (i) Limitation. Notwithstanding any other provision of the terms of the Series D Preferred Shares, except as provided in the next sentence and in subsection (i)(ii) of this Section 5, no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series D Preferred Shares. Any Series D Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such shares in excess of
           -----------------------
          25% will not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series D Preferred Shares, provided that thereafter any additional Series D Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series D Preferred Shares constituting Excess Preferred shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption, the Series D Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series D Preferred Share closing sales price, if the Series D Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series D Preferred Shares are not so listed or reported, shall be the mean between the average per Series D Preferred Share closing bid prices and the average per Series D Preferred Share closing asked prices, in each case during the 30 day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series D Preferred Shares during such 30 day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series D Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Trustees, at any time or times up to, but not later than the earlier of (A) five years after the redemption date, or (B) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series D Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series D Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment.

         Nothing in this subsection (i)(i) of this Section 5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (ii) Exemptions. The limitation on ownership set forth in subsection (i)(ii) of this Section 5 shall not apply to the acquisition of Series D Preferred Shares by an underwriter in a public offering of Series D Preferred Shares and shall not apply to the ownership of Series D Preferred Shares by a managing underwriter in the initial public offering of Series D Preferred Shares. The Trustees, in their sole and absolute discretion, may exempt from the ownership limitation set forth in subsection (i)(i) certain designated Series D Preferred Shares owned by a person (other than any of the Restricted Parties) who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a real estate investment trust would not be jeopardized thereby.

         (j) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         (k) Sinking Fund. The Series D Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

                                     ANNEX E
                    SERIES E CUMULATIVE REDEEMABLE PREFERRED
                          SHARES OF BENEFICIAL INTEREST

    (i) Number of Shares and Designation. This class of preferred Shares shall be designated as Series E Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series E Preferred Shares") and the number of shares which shall
           -------------------------
constitute such series shall be 1,600,000 Shares, par value $0.01 per Share.

    (j) Definitions. For purposes of the Series E Preferred Shares, the following terms shall have the meanings indicated:

         "Board" shall mean the Board of Trustees or any committee authorized by
          -----
     the Board of Trustees to perform any of its duties or exercise any of its powers with respect to the Series E Preferred Shares.

         "Business Day" shall mean any day other than a Saturday, Sunday or a
          ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

         "Call Date" shall mean the date specified in the notice to holders
          ---------
     required under subsection (e) of this Section 6 as the Call Date.

         "Common Shares" shall mean the common shares of beneficial interest,
          -------------
     par value $0.01 per share, of the Trust.

         "Dividend Payment Date" shall mean the last calendar day of March,
          ---------------------
     June, September and December in each year, commencing on the first of such days to occur following the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the next succeeding Business Day.

         "Dividend Periods" shall mean quarterly dividend periods commencing on
          ----------------
     January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

         "Dividend Record Date" shall have the meaning set forth in subsection
          --------------------
     (c) of this Section 6.

         "Fully Junior Shares" shall mean the Common Shares and any other class
          -------------------
     or series of Shares now or hereafter issued and outstanding to which the Series E Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

               "Issue Date" shall mean the first date on which the Series E
                ----------
          Preferred Shares are issued.

               "Junior Shares" shall mean the Common Shares and any other class
                -------------
          or series of Shares now or hereafter issued and outstanding to which the Series E Preferred Shares have preference or priority in either
          (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust and, unless the context clearly indicates otherwise, shall include Fully Junior Shares.

               "Parity Shares" shall have the meaning set forth in subsection
                -------------
         (g) of this Section 6.

               "Person" shall mean any individual, firm, partnership,
                ------
          corporation, real estate investment trust, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "set apart for payment" shall be deemed to include, without any
                ---------------------
          action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to authorization or declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of Shares; provided, however, that if any funds for any Junior Shares or any Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

               "Shares" shall mean the shares of beneficial interest of the
                --------
          Trust as may be authorized and issued from time to time pursuant to
          Article II of the Declaration of Trust.

               "Transfer Agent" means Mellon Investor Services LLC, New York
                --------------
          City, New York, or such other agent or agents of the Trust as may be designated by the Board or its designee as the transfer agent for the Series E Preferred Shares.

               "Voting Preferred Shares" shall have the meaning set forth in
                -----------------------
          subsection (h) of this Section 6.

          (k)  Dividends.

               (i) The holders of Series E Preferred Shares shall be entitled to receive, when, as and if authorized or declared by the Board, out of funds legally available for such purpose, cash dividends in an amount per share equal to 8.375% of the liquidation preference per annum (equivalent to $2.09375 per share). Such dividends shall begin to accrue and shall be fully cumulative from and including the Issue Date, whether or not in any Dividend Period or Periods there are funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on each Dividend Payment Date. Each such dividend shall be payable in arrears to the holders of record of Series E Preferred Shares, as they appear in the Share records of the Trust at the close of business on such record date as is fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding Dividend Payment Date (each, a "Dividend Record Date"). Accrued and unpaid dividends for
                        --------------------
         any past Dividend Periods may be authorized or declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such record date as may be fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding payment date.

               (ii) The dividend for each full Dividend Period for the Series E Preferred Shares shall be computed by dividing the annual dividend rate by four. The dividend for any period shorter than a full Dividend Period on the Series E Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series E Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as provided herein, on the Series E Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Shares which may be in arrears.

               (iii) So long as any Series E Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Shares for any period unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series E Preferred Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series E Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series E Preferred Shares and any Parity Shares as provided above, all dividends declared on the Series E Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series E Preferred Shares and on such Parity Shares.

               (iv) So long as any Series E Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series E Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series E Preferred Shares and the current dividend period with respect to any Parity Shares. Any dividend payment on the Series E Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due which remains payable.

     (v) No distributions on Series E Preferred Shares shall be declared or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

(l)  Luidation Preference.

     (i)  Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Shares or any other class or series of Shares now or hereafter issued and outstanding to which the Series E Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holders of Series E Preferred Shares shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 per Series E Preferred Share, plus an amount equal to all dividends (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or the proceeds thereof, distributable among the holders of Series E Preferred Shares are insufficient to pay in full such preferential amount with respect to the Series E Preferred Shares and the corresponding amounts with respect to all Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Shares and all such Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (ii) Subject to the rights of the holders of shares of any class or series of Shares ranking on a parity with or senior to the Series E Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the holders of Series E Preferred Shares, as provided herein, the holders of any

Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series E Preferred Shares shall not be entitled to share therein.

     (iii) For the purposes hereof, (A) a consolidation or merger of the Trust with or into one or more corporations, real estate investment trusts or other entities, (B) a sale, lease or transfer of all or substantially all of the Trust's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

(m)  Redemption at the Option of the Trust.

     (i) Subject to subsection (i) of this Section 6 below, the Series E Preferred Shares are not redeemable by the Trust prior to August 13, 2004. On and after such date, the Trust, at its option, may redeem the Series E Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per Series E Preferred Share, plus the amounts indicated in subsection (e)(ii) of this Section 6.

     (ii) Upon any redemption of Series E Preferred Shares pursuant to this subsection (e), the Trust shall pay all dividends accrued and unpaid thereon, if any, in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such Series E Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series E Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Shares called for redemption.

     (iii) Unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series E Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series E Preferred Shares and the current dividend period with respect to any Parity Shares, the Series E Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or otherwise acquire Series E Preferred Shares, except pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Shares or by conversion into or exchange for Fully Junior Shares or pursuant to subsection (i) of this Section 6.

     (iv) The redemption price to be paid upon any redemption of the Series E Preferred Shares (other than any amounts indicated in subsection (e)(ii) of this Section 6 and other than a redemption pursuant to subsection (i) of this Section 6) shall be payable solely out of the sale proceeds of other shares of the Trust and from no other source.

     (v) Notice of the redemption of any Series E Preferred Shares under this subsection (e) shall be mailed by first class mail, not less than 30 nor more than 60 days prior to the Call Date, to each holder of record of Series E Preferred Shares to be redeemed at the address of such holder as shown on the Trust's Share records. Neither the failure to mail any notice required by this subsection (e)(v), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date;
(B) the number of Series E Preferred Shares to be redeemed and, if fewer than all Series E Preferred Shares held by such holder are to be redeemed, the number of Series E Preferred Shares to be redeemed from such holder; (C) the redemption price; (D) the place or places at which certificates representing such Series E Preferred Shares are to be surrendered; and (E) that dividends on the Series E Preferred Shares to be redeemed shall cease to accrue on the Call Date except as otherwise provided herein. If notice of redemption of any Series E Preferred Shares has been mailed as provided above, then from and after the Call Date (unless the Trust fails to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends shall cease to accrue on the Series E Preferred Shares so called for redemption, (y) such Series E Preferred Shares shall no longer be deemed to be outstanding and (z) all rights of the holders thereof as holders of Series E Preferred Shares shall terminate (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust deposits with a bank or trust company (which may be an affiliate of the Trust) which has an office in the Borough of Manhattan, City of New York, and which has, or is an affiliate of a bank or trust company which has, capital and surplus of at least $50,000,000, the funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series E Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years after the Call Date shall revert to the general funds of the Trust, after which reversion the holders of Series E Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

     (vi) As promptly as practicable after the surrender in accordance with such notice of the certificates representing any Series E Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust so requires and if the notice so states), such Series E Preferred Shares shall be exchanged for any cash (without interest thereon) for which such

     Series E Preferred Shares have been redeemed. If fewer than all the outstanding Series E Preferred Shares are to be redeemed, the Series E Preferred Shares to be redeemed shall be selected by the Trust from outstanding Series E Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board or the Chairman or any Co-Chairman of the Trust in its, his or her sole discretion to be equitable. If fewer than all the Series E Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series E Preferred Shares shall be issued without cost to the holder thereof.

     (n) Shares to Be Retired. All Series E Preferred Shares which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (o) Ranking. Any class or series of Shares shall be deemed to rank:

         (i) senior to the Series E Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series E Preferred Shares;

         (ii) on a parity with the Series E Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series E Preferred Shares, if the holders of such class or series and the holders of Series E Preferred Shares are entitled to the receipt of dividends and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
                     -------------

         (iii) junior to the Series E Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

         (iv) junior to the Series E Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (p) Voting. Holders of the Series E Preferred Shares will not have any voting rights, except as set forth below.

         (i) If at any time full distributions shall not have been timely made on any Series E Preferred Shares with respect to any six (6) prior quarterly distribution periods, whether or not consecutive (a "Preferred Distribution Default"), the holders of such Series
                    ------------------------------
E Preferred Shares, voting together as a single class with the holders of each class or series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional Trustees to serve on the Board (the "Preferred Shares Trustees") at a special meeting called by the holders of record of at least 10% of the outstanding Series E Preferred Shares or any such class or series of Parity Shares or at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series E Preferred Shares and each such class or series of Parity Shares have been paid in full.

     (ii) At any time when such voting rights shall have vested, a proper officer of the Trust shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding Series E Preferred Shares, a special meeting of the holders of Series E Preferred Shares and all the series of Parity Shares upon which like voting rights have been conferred and are exercisable (collectively, the "Voting Preferred Shares") by mailing or causing
                                -----------------------
to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Voting Preferred Shares entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Voting Preferred Shares, by plurality vote, voting together as a single class without regard to series will be entitled to elect two Trustees (the "Preferred Shares Trustees") on the basis
                                        -------------------------
of one vote per $25 of liquidation preference to which such Voting Preferred Shares are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Voting Preferred Shares then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series E Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Voting Preferred Shares present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Shares that would have been entitled to vote at such special meeting.

     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series E Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series E Preferred Shares shall be divested of the voting rights set forth in subsection (h)(ii) of this Section 6 (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in subsection (h)(ii) of this Section 6 (voting separately as a single class with all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Shares when they have the voting rights set forth in subsection (h)(ii) of this Section 6) (voting separately as a single class with all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustee shall each be entitled to one vote per Trustee on any matter.

     (iv) So long as any Series E Preferred Shares remains outstanding, the Trust shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Shares outstanding at the time (A) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series E Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Trust or reclassify any authorized shares of the Trust into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (B) designate or create, or increase the authorized or issued amount of, any Parity Shares or reclassify any authorized shares of the Trust into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Shares are issued to an Affiliate of the Trust, or (C) either (x) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation, real estate investment trust or other entity, or (y) amend, alter or repeal the provisions of the Declaration of Trust or Bylaws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series E Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Trust's assets as an entirety, so long as (1) the Trust is the surviving entity and the Series E Preferred Shares remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a corporation or real estate investment trust organized under the laws of any state and substitutes the Series E Preferred Shares for other preferred shares having substantially the same terms and same rights as the Series E Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series E Preferred Shares and provided further that any increase in the amount of authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in an amount of authorized shares of each class or series, in each case ranking either (m) junior to the Series E Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or
     (n) on a parity with the Series E Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such preferred shares are not issued to an affiliate of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (q) Transfer Restrictions. The Series E Preferred Shares shall be subject to the provisions of Section 18, Article II of the Declaration of Trust.

     (r) No Conversion Rights. The holders of the Series E Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Trust.

     (s) No Preemptive Rights. No holder of the Series E Preferred Shares shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of shares of the Trust or any other security of the Trust which it may issue or sell.

     (t) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series E Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     (u) Sinking Fund. The Series E Preferred Shares shall not be entitled to the benefit of any retirement or sinking fund.

                                     ANNEX F
                    SERIES F CUMULATIVE REDEEMABLE PREFERRED
                          SHARES OF BENEFICIAL INTEREST

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series F Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series F Preferred Shares") and the number of shares which shall
           -------------------------
constitute such series shall be 800,000 Shares, par value $0.01 per Share.

     (b) Definitions. For purposes of the Series F Preferred Shares, the following terms shall have the meanings indicated:

          "Board" shall mean the Board of Trustees or any committee authorized
           -----
     by the Board of Trustees to perform any of its duties or exercise any of its powers with respect to the Series F Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date specified in the notice to holders
           ---------
     required under subsection (e) of this Section 7 as the Call Date.

          "Common Shares" shall mean the common shares of beneficial interest,
           -------------
     par value $0.01 per share, of the Trust.

          "Dividend Payment Date" shall mean the 25th day of March, June,
           ---------------------
     September and December in each year, commencing with the first such date to occur following the issuance of Series F Preferred Shares; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ----------------
     the 26th day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

          "Dividend Record Date" shall have the meaning set forth in subsection
           --------------------
     (c) of this Section 7.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of Shares now or hereafter issued and outstanding to which the Series F Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

     "Issue Date" shall mean the first date on which Series F Preferred Shares
      ----------
are issued.

     "Junior Shares" shall mean the Common Shares and any other class or series
      -------------
of Shares now or hereafter issued and outstanding to which the Series F Preferred Shares have preference or priority in either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust and, unless the context clearly indicates otherwise, shall include Fully Junior Shares.

     "Parity Shares" shall have the meaning set forth in subsection (g) of this
      -------------
Section 7.

     "Person" shall mean any individual, firm, partnership, corporation, real
      ------
estate investment trust, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "set apart for payment" shall be deemed to include, without any action
      ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to authorization or declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of Shares; provided, however, that if any funds for any Junior Shares or any Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series F Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Shares" shall mean the shares of beneficial interest of the Trust as may
      ------
be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

     "Transfer Agent" means Mellon Investor Services LLC, New York City, New
      --------------
York, or such other agent or agents of the Trust as may be designated by the Board or its designee as the transfer agent for the Series F Preferred Shares.

     "Voting Preferred Shares" shall have the meaning set forth in subsection
      -----------------------
(h) of this Section 7.

(c)  Dividends.

     (i) The holders of Series F Preferred Shares shall be entitled to receive, when, as and if authorized or declared by the Board, out of funds legally available for such purpose, cash dividends in an amount per share equal to 8.125% of the liquidation preference per annum (equivalent to $2.03125 per share). Such dividends shall begin to accrue and shall be fully cumulative from and including the Issue Date, whether or not in any Dividend Period or Periods there are funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on each Dividend

Payment Date. Each such dividend shall be payable in arrears to the holders of record of Series F Preferred Shares, as they appear in the Share records of the Trust at the close of business on such record date as is fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding Dividend Payment Date (each, a "Dividend Record Date"). Accrued and unpaid
                                --------------------
dividends for any past Dividend Periods may be authorized or declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such record date as may be fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding payment date.

     (ii) The dividend for each full Dividend Period for the Series F Preferred Shares shall be computed by dividing the annual dividend rate by four. The dividend for any period shorter than a full Dividend Period on the Series F Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series F Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as provided herein, on the Series F Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Shares which may be in arrears.

     (iii) So long as any Series F Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Shares for any period unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series F Preferred Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series F Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series F Preferred Shares and any Parity Shares as provided above, all dividends declared on the Series F Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series F Preferred Shares and on such Parity Shares.

     (iv) So long as any Series F Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series F Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series F Preferred Shares and the current dividend period with respect to any Parity Shares. Any dividend payment on the Series F Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due which remains payable.

     (v) No distributions on Series F Preferred Shares shall be declared or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

(d)  Liquidation Preference.

     (i) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Shares or any other class or series of Shares now or hereafter issued and outstanding to which the Series F Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holders of Series F Preferred Shares shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 per Series F Preferred Share, plus an amount equal to all dividends (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or the proceeds thereof, distributable among the holders of Series F Preferred Shares are insufficient to pay in full such preferential amount with respect to the Series F Preferred Shares and the corresponding amounts with respect to all Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Shares and all such Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (ii) Subject to the rights of the holders of shares of any class or series of Shares ranking on a parity with or senior to the Series F Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the holders of Series F Preferred Shares, as provided herein, the holders of any Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series F Preferred Shares shall not be entitled to share therein.

     (iii) For the purposes hereof, (A) a consolidation or merger of the Trust with or into one or more corporations, real estate investment trusts or other entities, (B) a sale, lease or transfer of all or substantially all of the Trust's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

(e)  Redemption at the Option of the Trust.

     (i) Subject to subsection (i) of this Section 7, the Series F Preferred Shares are not redeemable by the Trust prior to September 27, 2004. On and after such date, the Trust, at its option, may redeem the Series F Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per Series F Preferred Share, plus the amounts indicated in subsection (e)(ii) of this Section 7.

     (ii) Upon any redemption of Series F Preferred Shares pursuant to this subsection (e), the Trust shall pay all dividends accrued and unpaid thereon, if any, in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series F Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such Series F Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series F Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Shares called for redemption.

     (iiii) Unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series F Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series F Preferred Shares and the current dividend period with respect to any Parity Shares, the Series F Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or otherwise acquire Series F Preferred Shares, except pursuant to a purchase or exchange offer made on the same terms to all holders of Series F Preferred Shares or by conversion into or exchange for Fully Junior Shares or pursuant to subsection (i) of this
Section 7.

     (iv) The redemption price to be paid upon any redemption of the Series F Preferred Shares (other than any amounts indicated in subsection (e)(ii) of this Section 7 and other than a redemption pursuant to subsection (i) of this Section
7) shall be payable solely out of the sale proceeds of other shares of the Trust and from no other source.

          (v) Notice of the redemption of any Series F Preferred Shares under this subsection (e) shall be mailed by registered mail, not less than 10 nor more than 60 days prior to the Call Date, to each holder of record of Series F Preferred Shares to be redeemed at the address of such holder as shown on the Trust's Share records. Neither the failure to mail any notice required by this subsection (e)(v), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date; (B) the number of Series F Preferred Shares to be redeemed and, if fewer than all Series F Preferred Shares held by such holder are to be redeemed, the number of Series F Preferred Shares to be redeemed from such holder; (C) the redemption price; (D) the place or places at which certificates representing such Series F Preferred Shares are to be surrendered; and (E) that dividends on the Series F Preferred Shares to be redeemed shall cease to accrue on the Call Date except as otherwise provided herein. If notice of redemption of any Series F Preferred Shares has been mailed as provided above, then from and after the Call Date (unless the Trust fails to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends shall cease to accrue on the Series F Preferred Shares so called for redemption, (y) such Series F Preferred Shares shall no longer be deemed to be outstanding and (z) all rights of the holders thereof as holders of Series F Preferred Shares shall terminate (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust deposits with a bank or trust company (which may be an affiliate of the Trust) which has an office in the Borough of Manhattan, City of New York, and which has, or is an affiliate of a bank or trust company which has, capital and surplus of at least $50,000,000, the funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series F Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series F Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years after the Call Date shall revert to the general funds of the Trust, after which reversion the holders of Series F Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates representing any Series F Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust so requires and if the notice so states), such Series F Preferred Shares shall be exchanged for any cash (without interest thereon) for which such Series F Preferred Shares have been redeemed. If fewer than all the outstanding Series F Preferred Shares are to be redeemed, the Series F Preferred Shares to be redeemed shall be selected by the Trust from outstanding Series F Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board or the Chairman or any Co-Chairman of the Trust in its, his or her sole discretion to be equitable. If fewer than all the Series F Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series F Preferred Shares shall be issued without cost to the holder thereof.

     (f) Shares to Be Retired. All Series F Preferred Shares which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (g)  Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series F Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series F Preferred Shares;

          (ii) on a parity with the Series F Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series F Preferred Shares, if the holders of such class or series and the holders of Series F Preferred Shares are entitled to the receipt of dividends and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");

          (iii) junior to the Series F Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series F Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (h) Voting. Holders of the Series F Preferred Shares will not have any voting rights, except as set forth below.

          (i) If at any time full distributions shall not have been timely made on any Series F Preferred Shares with respect to any six (6) prior quarterly distribution periods, whether or not consecutive (a "Preferred
                                                                    ---------
     Distribution Default"), the holders of such Series F Preferred Shares,
     --------------------
     voting together as a single class with the holders of each class or series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional Trustees to serve on the Board (the "Preferred Shares Trustees")
                        -------------------------
at a special meeting called by the holders of record of at least 10% of the outstanding Series F Preferred Shares or any such class or series of Parity Shares or at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series F Preferred Shares and each such class or series of Parity Shares have been paid in full.

     (ii) At any time when such voting rights shall have vested, a proper officer of the Trust shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding Series F Preferred Shares, a special meeting of the holders of Series F Preferred Shares and all the series of Parity Shares upon which like voting rights have been conferred and are exercisable (collectively, the "Voting Preferred Shares") by mailing or causing
                                -----------------------
to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Voting Preferred Shares entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Voting Preferred Shares, by plurality vote, voting together as a single class without regard to series will be entitled to elect two Trustees (the "Preferred Shares Trustees") on the basis
                                        -------------------------
of one vote per $25 of liquidation preference to which such Voting Preferred Shares are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Voting Preferred Shares then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series F Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Voting Preferred Shares present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Shares that would have been entitled to vote at such special meeting.

     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series F Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series F Preferred Shares shall be divested of the voting rights set forth in subsection (h)(ii) of this Section 7 (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series F Preferred Shares when they have the voting rights set forth in subsection (h)(ii) of this Section 7 (voting separately as a single class with all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series F Preferred Shares when they have the voting rights set forth in subsection (h)(ii) of this Section 7) (voting separately as a single class with all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustee shall each be entitled to one vote per Trustee on any matter.

          (iv) So long as any Series F Preferred Shares remains outstanding, the Trust shall not, without the approval of the holders of at least two-thirds of the Series F Preferred Shares outstanding at the time (A) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Trust or reclassify any authorized shares of the Trust into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (B) designate or create, or increase the authorized or issued amount of, any Parity Shares or reclassify any authorized shares of the Trust into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Shares are issued to an Affiliate of the Trust, or (C) either (x) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation, real estate investment trust or other entity, or (y) amend, alter or repeal the provisions of the Declaration of Trust or Bylaws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Trust's assets as an entirety, so long as (1) the Trust is the surviving entity and the Series F Preferred Shares remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a corporation or real estate investment trust organized under the laws of any state and substitutes the Series F Preferred Shares for other preferred shares having substantially the same terms and same rights as the Series F Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series F Preferred Shares and provided further that any increase in the amount of authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in an amount of authorized shares of each class or series, in each case ranking either (m) junior to the Series

     F Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (n) on a parity with the Series F Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such preferred shares are not issued to an affiliate of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (i) Transfer Restrictions. The Series F Preferred Shares shall be subject to the provisions of Section 18, Article II of the Declaration of Trust.

     (j) No Conversion Rights. The holders of the Series F Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Trust.

     (k) No Preemptive Rights. No holder of the Series F Preferred Shares shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of the Trust or any other security of the Trust which it may issue or sell.

     (l) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series F Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     (m) Sinking Fund. The Series F Preferred Shares shall not be entitled to the benefit of any retirement or sinking fund.

                                     ANNEX G
                    SERIES G CUMULATIVE REDEEMABLE PREFERRED
                          SHARES OF BENEFICIAL INTEREST

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series G Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series G Preferred Shares") and the number of shares which shall
           -------------------------
constitute such series shall be 600,000 Shares, par value $0.01 per Share.

     (b) Definitions. For purposes of the Series G Preferred Shares, the following terms shall have the meanings indicated:

          "Board" shall mean the Board of Trustees or any committee authorized
           -----
     by the Board of Trustees to perform any of its duties or exercise any of its powers with respect to the Series G Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date specified in the notice to holders
           ---------
     required under subsection (e) of this Section 8 as the Call Date.

          "Common Shares" shall mean the common shares of beneficial interest,
           -------------
     par value $0.01 per share, of the Trust.

          "Dividend Payment Date" shall mean the 25th day of March, June,
           ---------------------
     September and December in each year, commencing with the first such date to occur following the issuance of Series G Preferred Shares; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ----------------
     the 26th day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period.

          "Dividend Record Date" shall have the meaning set forth in subsection
           --------------------
     (c) of this Section 8.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of Shares now or hereafter issued and outstanding to which the Series G Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

               "Issue Date" shall mean the first date on which Series G
                ----------
          Preferred Shares are issued.

               "Junior Shares" shall mean the Common Shares and any other class
                -------------
          or series of Shares now or hereafter issued and outstanding to which the Series G Preferred Shares have preference or priority in either
          (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust and, unless the context clearly indicates otherwise, shall include Fully Junior Shares.

               "Parity Shares" shall have the meaning set forth in subsection
                -------------
          (g) of this Section 8.

               "Person" shall mean any individual, firm, partnership,
                ------
          corporation, real estate investment trust, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "set apart for payment" shall be deemed to include, without any
                ---------------------
          action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to authorization or declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of Shares; provided, however, that if any funds for any Junior Shares or any Parity Shares are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series G Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

               "Shares" shall mean the shares of beneficial interest of the
                ------
         Trust as may be authorized and issued from time to time pursuant to
         Article II of the Declaration of Trust.

               "Transfer Agent" means Mellon Investor Services LLC, New York
                --------------
         City, New York, or such other agent or agents of the Trust as may be designated by the Board or its designee as the transfer agent for the Series G Preferred Shares.

               "Voting Preferred Shares" shall have the meaning set forth in
                -----------------------
          subsection (h) of this Section 8.

          (c)  Dividends.

               (i) The holders of Series G Preferred Shares shall be entitled to receive, when, as and if authorized or declared by the Board, out of funds legally available for such purpose, cash dividends in an amount per share equal to 8.625% of the liquidation preference per annum (equivalent to $2.15625 per share). Such dividends shall begin to accrue and shall be fully cumulative from and including the Issue Date, whether or not in any Dividend Period or Periods there are funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on each Dividend

     Payment Date. Each such dividend shall be payable in arrears to the holders of record of Series G Preferred Shares, as they appear in the Share records of the Trust at the close of business on such record date as is fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding Dividend Payment Date (each, a "Dividend Record Date").
                                                       --------------------
     Accrued and unpaid dividends for any past Dividend Periods may be authorized or declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such record date as may be fixed by the Board, which shall be not less than 10 nor more than 50 days prior to the corresponding payment date.

          (ii) The dividend for each full Dividend Period for the Series G Preferred Shares shall be computed by dividing the annual dividend rate by four. The dividend for any period shorter than a full Dividend Period on the Series G Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series G Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends, as provided herein, on the Series G Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series G Preferred Shares which may be in arrears.

          (iii) So long as any Series G Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any Parity Shares for any period unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series G Preferred Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series G Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on the Series G Preferred Shares and any Parity Shares as provided above, all dividends declared on the Series G Preferred Shares and any Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series G Preferred Shares and on such Parity Shares.

          (iv) So long as any Series G Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in, or options, warrants or rights to subscribe for or purchase, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made on Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series G Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series G Preferred Shares and the current dividend period with respect to any Parity Shares. Any dividend payment on the Series G Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due which remains payable.

          (v) No distributions on Series G Preferred Shares shall be declared or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment is restricted or prohibited by law.

     (d)  Liquidation Preference.

          (i) Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of the Common Shares or any other class or series of Shares now or hereafter issued and outstanding to which the Series G Preferred Shares have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holders of Series G Preferred Shares shall be entitled to receive out of assets of the Trust legally available for such purpose, liquidating distributions in the amount of $25.00 per Series G Preferred Share, plus an amount equal to all dividends (whether or not earned or authorized or declared) accrued and unpaid thereon to the date of final distribution to such holders, if any; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or the proceeds thereof, distributable among the holders of Series G Preferred Shares are insufficient to pay in full such preferential amount with respect to the Series G Preferred Shares and the corresponding amounts with respect to all Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series G Preferred Shares and all such Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (ii) Subject to the rights of the holders of shares of any class or series of Shares ranking on a parity with or senior to the Series G Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after payment has been made in full to the holders of Series G Preferred Shares, as provided herein, the holders of any Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series G Preferred Shares shall not be entitled to share therein.

     (iii) For the purposes hereof, (A) a consolidation or merger of the Trust with or into one or more corporations, real estate investment trusts or other entities, (B) a sale, lease or transfer of all or substantially all of the Trust's assets or (C) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary.

(e)  Redemption at the Option of the Trust.

     (i) Subject to subsection (i) of this Section 8, the Series G Preferred Shares are not redeemable by the Trust prior to March 3, 2005. On and after such date, the Trust, at its option, may redeem the Series G Preferred Shares, in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per Series G Preferred Share, plus the amounts indicated in subsection
(e)(ii) of this Section 8.

     (ii) Upon any redemption of Series G Preferred Shares pursuant to this subsection (e), the Trust shall pay all dividends accrued and unpaid thereon, if any, in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series G Preferred Shares at the close of business on such Dividend Record Date shall be entitled to receive the dividend payable on such Series G Preferred Shares on the corresponding Dividend Payment Date notwithstanding the redemption of such Series G Preferred Shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series G Preferred Shares called for redemption.

     (iii) Unless (A) full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods with respect to the Series G Preferred Shares and all past dividend periods with respect to any Parity Shares and (B) a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of the dividend for the current Dividend Period with respect to the Series G Preferred Shares and the current dividend period with respect to any Parity Shares, the Series G Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or otherwise acquire Series G Preferred Shares, except pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Shares or by conversion into or exchange for Fully Junior Shares or pursuant to subsection (i) of this
Section 8.

     (iv) The redemption price to be paid upon any redemption of the Series G Preferred Shares (other than any amounts indicated in subsection (e)(ii) of this Section 8 and other than a redemption pursuant to subsection (i) of this Section
8) shall be payable solely out of the sale proceeds of other shares of the Trust and from no other source.

     (v) Notice of the redemption of any Series G Preferred Shares under this subsection (e) shall be mailed by registered mail, not less than 10 nor more than 60 days prior to the Call Date, to each holder of record of Series G Preferred Shares to be redeemed at the address of such holder as shown on the Trust's Share records. Neither the failure to mail any notice required by this subsection (e)(v), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date;
(B) the number of Series G Preferred Shares to be redeemed and, if fewer than all Series G Preferred Shares held by such holder are to be redeemed, the number of Series G Preferred Shares to be redeemed from such holder; (C) the redemption price; (D) the place or places at which certificates representing such Series G Preferred Shares are to be surrendered; and (E) that dividends on the Series G Preferred Shares to be redeemed shall cease to accrue on the Call Date except as otherwise provided herein. If notice of redemption of any Series G Preferred Shares has been mailed as provided above, then from and after the Call Date (unless the Trust fails to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends shall cease to accrue on the Series G Preferred Shares so called for redemption, (y) such Series G Preferred Shares shall no longer be deemed to be outstanding and (z) all rights of the holders thereof as holders of Series G Preferred Shares shall terminate (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust deposits with a bank or trust company (which may be an affiliate of the Trust) which has an office in the Borough of Manhattan, City of New York, and which has, or is an affiliate of a bank or trust company which has, capital and surplus of at least $50,000,000, the funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series G Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series G Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years after the Call Date shall revert to the general funds of the Trust, after which reversion the holders of Series G Preferred Shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

         As promptly as practicable after the surrender in accordance with such notice of the certificates representing any Series G Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Trust so requires and if the notice so states), such Series G Preferred Shares shall be exchanged for any cash (without interest thereon) for which such Series G Preferred Shares have been redeemed. If fewer than all the outstanding Series G Preferred Shares are to be redeemed, the Series G Preferred Shares to be redeemed shall be selected by the Trust from outstanding Series G Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Board or the Chairman or any Co-Chairman of the Trust in its, his or her sole discretion to be equitable. If fewer than all the Series G Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series G Preferred Shares shall be issued without cost to the holder thereof.

     (f) Shares to Be Retired. All Series G Preferred Shares which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (g) Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series G Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series G Preferred Shares;

          (ii) on a parity with the Series G Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series G Preferred Shares, if the holders of such class or series and the holders of Series G Preferred Shares are entitled to the receipt of dividends and amounts distributable on any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
       -------------

          (iii) junior to the Series G Preferred Shares, in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series G Preferred Shares, in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (h) Voting. Holders of the Series G Preferred Shares will not have any voting rights, except as set forth below.

          (i) If at any time full distributions shall not have been timely made on any Series G Preferred Shares with respect to any six (6) prior quarterly distribution periods, whether or not consecutive (a "Preferred
                                                                    ---------
     Distribution Default"), the holders of such Series G Preferred Shares,
     --------------------
     voting together as a single class with the holders of each class or series of Parity Shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional Trustees to serve on the Board (the "Preferred Shares Trustees") at a special meeting called by the holders of record of at least 10% of the outstanding Series G Preferred Shares or any such class or series of Parity Shares or at the next annual meeting of shareholders, and at each subsequent annual meeting of shareholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series G Preferred Shares and each such class or series of Parity Shares have been paid in full.

     (ii) At any time when such voting rights shall have vested, a proper officer of the Trust shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding Series G Preferred Shares, a special meeting of the holders of Series G Preferred Shares and all the series of Parity Shares upon which like voting rights have been conferred and are exercisable (collectively, the "Voting Preferred Shares") by mailing or causing
                                -----------------------
to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than 45 days after the date such notice is given. The record date for determining holders of the Voting Preferred Shares entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Voting Preferred Shares, by plurality vote, voting together as a single class without regard to series will be entitled to elect two Trustees (the "Preferred Shares Trustees") on the basis
                                        -------------------------
of one vote per $25 of liquidation preference to which such Voting Preferred Shares are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Voting Preferred Shares then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Shares Trustees except as otherwise provided by law. Notice of all meetings at which holders of the Series G Preferred Shares shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Voting Preferred Shares present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Shares Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series G Preferred Shares that would have been entitled to vote at such special meeting.

     (iii) If and when all accumulated distributions and the distribution for the current distribution period on the Series G Preferred Shares shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series G Preferred Shares shall be divested of the voting rights set forth in subsection (h)(ii) of this Section 8 (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of

Parity Shares upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Shares Trustee so elected shall terminate. Any Preferred Shares Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in subsection
(h)(ii) of this Section 8 (voting separately as a single class with all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Shares Trustee may be filled by written consent of the Preferred Shares Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series G Preferred Shares when they have the voting rights set forth in subsection (h)(ii) of this Section 8 (voting separately as a single class with all other classes or series of Parity Shares upon which like voting rights have been conferred and are exercisable). The Preferred Shares Trustee shall each be entitled to one vote per Trustee on any matter.

     (iv) So long as any Series G Preferred Shares remains outstanding, the Trust shall not, without the approval of the holders of at least two-thirds of the Series G Preferred Shares outstanding at the time (A) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series G Preferred Shares with respect to payment of distributions or rights upon liquidation, dissolution or winding-up of the Trust or reclassify any authorized shares of the Trust into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (B) designate or create, or increase the authorized or issued amount of, any Parity Shares or reclassify any authorized shares of the Trust into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Shares are issued to an Affiliate of the Trust, or (C) either (x) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation, real estate investment trust or other entity, or (y) amend, alter or repeal the provisions of the Declaration of Trust or Bylaws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series G Preferred Shares or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Trust's assets as an entirety, so long as (1) the Trust is the surviving entity and the Series G Preferred Shares remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a corporation or real estate investment trust organized under the laws of any state and substitutes the Series G Preferred Shares for other preferred shares having substantially the same terms and same rights as the Series G Preferred Shares, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series G Preferred Shares and provided further that any increase in the amount of authorized preferred shares or the creation or issuance of any other class or series of preferred shares, or any increase in an amount of authorized shares of each class or series, in each case ranking either (m) junior to the Series G Preferred Shares with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (n) on a parity with the Series G Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such preferred shares are not issued to an affiliate of the Trust, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (i) Transfer Restrictions. The Series G Preferred Shares shall be subject to the provisions of Section 18, Article II of the Declaration of Trust.

     (j) No Conversion Rights. The holders of the Series G Preferred Shares shall not have any rights to convert such shares into shares of any other class or series of shares or into any other securities of, or interest in, the Trust.

     (k) No Preemptive Rights. No holder of the Series G Preferred Shares shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of the Trust or any other security of the Trust which it may issue or sell.

     (l) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series G Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     (m) Sinking Fund. The Series G Preferred Shares shall not be entitled to the benefit of any retirement or sinking fund.

                                     ANNEX H
                         SERIES H CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED SHARES

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series H Cumulative Convertible Redeemable Preferred Shares and the number of Shares which shall constitute such series shall not be more than 2,640,325 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board.

     (b) Definitions. For purposes of the Series H Preferred Shares, the following terms shall have the meanings indicated:

           "Archstone-Smith Operating Trust" shall mean Archstone-Smith
            -------------------------------
     Operating Trust, a Maryland real estate investment trust, and its successors.

           "Board" shall mean the Board of Trustees or any committee authorized
            -----
     by the Board of Trustees to perform any of its responsibilities with respect to the Series H Preferred Shares.

           "Business Day" shall mean any day other than a Saturday, Sunday or a
            ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

           "Call Date" shall mean the date specified in the notice to holders
            ---------
     required under subsection (e)(iv) of this Section 9 as the Call Date.

            "Common Shares" shall mean the common shares of beneficial interest,
             -------------
     par value $0.01 per share, of the Trust.

           "Constituent Person" shall have the meaning set forth in subsection
            ------------------
     (f)(v) of this Section 9.

           "Conversion Price" shall mean the conversion price per Common Share
            ----------------
     for which the Series H Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subsection (f) of this Section 9. The initial conversion price shall be $13.71 (equivalent to a conversion rate of 1.975 Common Shares for each Series H Preferred Share).

           "Current Market Price" of publicly traded common shares or any other
            --------------------
     class of shares or capital stock or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such
                                                       ----
     security is not listed or
admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ") or, if such security is not quoted on such National Market
         ------
System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board.

     "Dividend Payment Date" shall mean (i) for any Dividend Period with respect
      ---------------------
to which the Trust pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Trust does not pay a dividend on the Common Shares, a date to be set by the Board, which date shall not be later than the forty-fifth calendar day after the end of the applicable Dividend Period.

     "Dividend Periods" shall mean quarterly dividend periods commencing on
      ----------------
January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Dividend Period during which any Series H Preferred Shares shall be redeemed pursuant to subsection (e) of this Section 9, which shall end on and include the Call Date with respect to the Series H Preferred Shares being redeemed).

     "Expiration Time" shall have the meaning set forth in subsection (f)(iv)(D)
      ---------------
of this Section 9.

     "Fair Market Value" shall mean the average of the daily Current Market
      -----------------
Prices of a Common Share on the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     "Fully Junior Shares" shall mean the Common Shares and any other class or
      -------------------
series of Shares now or hereafter issued and outstanding over which the Series H Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

     "Funds from Operations," for all dates and periods prior to the Issue Date,
      ---------------------
shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Smith Operating Partnership interests or minority interests (as reflected in the financial statements of Smith Realty) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts ("NAREIT"), in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith. "Funds from Operations," for all dates and periods from and after the Issue Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to Archstone-Smith Operating Trust interests or minority interests (as reflected in the financial statements of the Trust) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by NAREIT, in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith.

          "Issue Date" shall mean the date on which the first Series H Preferred
           ----------
     Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or
           -------------
     series of Shares now or hereafter issued and outstanding over which the Series H Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Non-Electing Share" shall have the meaning set forth in subsection
           ------------------
     (f)(v) of this Section 9.

          "Parity Shares" shall have the meaning set forth in subsection (h)(ii)
           -------------
     of this Section 9.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
     limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Purchased Shares" shall have the meaning set forth in subsection
           ----------------
     (f)(iv)(D) of this Section 9.

          "REIT Termination Event" shall mean the earliest to occur of:
           ----------------------

           (i) the filing of a federal income tax return by the Trust for any taxable year on which the Trust does not elect to be taxed as a real estate investment trust;

           (ii) the approval by the shareholders of the Trust of a proposal for the Trust to cease to qualify as a real estate investment trust;

          (iii) a determination by the Board, based on the advice of counsel, that the Trust has ceased to qualify as a real estate investment trust; or

          (iv) a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, that the Trust has ceased to qualify as a real estate investment trust.

          "Securities" and "Security" shall have the meanings set forth in
           ----------       --------
     subsection (f)(iv)(C) of this Section 9.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           ---------- ---

          "Series H Preferred Shares" shall mean the shares of Series H
           -------------------------
     Cumulative Convertible Redeemable Preferred Shares.

          "Set apart for payment" shall be deemed to include, without any action
           ---------------------
     other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of Shares; provided, however, that if any funds for any class or series of Junior
     --------  -------
     Shares or any class or series of Shares ranking on a parity with the Series H Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series H Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

          "Smith Operating Partnership" shall mean Charles E. Smith Residential
           ---------------------------
     Realty L.P., formerly a Delaware limited partnership.

          "Smith Preferred Shares" shall mean the Series H Preferred Shares,
           ----------------------
     Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

          "Smith Realty" shall mean Charles E. Smith Residential Realty, Inc.,
           ------------
     formerly a Maryland corporation.

          "Trading Day" shall mean any day on which the securities in question
           -----------
     are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market

System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in subsection (f)(5) of this
      -----------
Section 9.

     "Transfer Agent" shall mean Mellon Investor Services LLC, New York City,
      --------------
New York, or such other agent or agents of the Trust as may be designated by the Board or their designee as the transfer agent, registrar and dividend disbursing agent for the Series H Preferred Shares.

     "Voting Preferred Shares" shall have the meaning set forth in subsection
      -----------------------
(i) of this Section 9.

     "Weighted Average Trading Price" shall mean, for any Trading Day, the
      ------------------------------
number obtained by dividing (i) the sum of the products, for each sale of Common Shares on such Trading Day, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold on such Trading Day.

(c)  Dividends.

     (i) The holders of Series H Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (A) 7.459% of the Liquidation Preference per annum (equivalent to $2.02 per share) or (B) the ordinary cash dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series H Preferred Share is convertible. The dividends referred to in clause (B) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which a Series H Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. If the Trust pays an ordinary cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (B) of this subsection (c)(i) with respect to such Dividend Period is greater than the dividend previously declared on the Series H Preferred Shares with respect to such Dividend Period, the Trust shall pay an additional dividend to the holders of the Series H Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause (B) of this subsection (c)(i) and (z) the amount of dividends previously declared on the Series H Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series H Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series H Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series H Preferred Shares which remains payable.

     (ii)   The amount of dividends referred to in clause (A) of subsection (c)
(i) of this Section 9 payable for each full Dividend Period on the Series H Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter than a full Dividend Period on the Series H Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series H Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series H Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series H Preferred Shares which may be in arrears.

     (iii) So long as any Series H Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series H Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series H Preferred Shares and accumulated and unpaid on such Parity Shares.

     (iv) So long as any Series H Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series H Preferred Shares and any other Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series H Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series H Preferred Shares and the current dividend period with respect to such Parity Shares.

     (v) No distributions on Series H Preferred Shares shall be declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(d)  Liquidation Preference.

     (i) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series H Preferred Shares shall be entitled to receive Twenty Seven Dollars and Eight Cents ($27.08) (the "Liquidation Preference") per Series H Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the
                                                      --------
dividend payable with respect to the Dividend Period containing the date of final distribution shall be equal to the greater of (A) the dividend provided in subsection (c)(i)(A) of this Section 9 or (B) the dividend determined pursuant to subsection (c)(i)(B) of this Section 9 for the preceding Dividend Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series H Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series H Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series H Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this subsection (d), (x) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

     (ii) Subject to the rights of the holders of shares of any series or class or classes of Shares ranking on a parity with or senior to the Series H Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the

     Trust, after payment shall have been made in full to the holders of the Series H Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series H Preferred Shares shall not be entitled to share therein.

     (e)  Redemption at the Option of the Trust.

          (i) The Series H Preferred Shares shall not be redeemable by the Trust prior to May 15, 2003. On and after May 15, 2003, the Trust, at its option, may redeem the Series H Preferred Shares, in whole at any time or from time to time in part as set forth herein, subject to the provisions described below:

               (A) Series H Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time on or after May 15, 2003 by issuing and delivering to each holder for each Series H Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per Series H Preferred Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided, however, that the Trust may redeem Series H Preferred Shares pursuant to this subsection (e)(i)(A) only if (i) the Weighted Average Trading Price, for twenty (20) Trading Days, within the last thirty (30) Trading Days immediately before the date of the notice given pursuant to subsection (e)(iv) of this Section 9, equals or exceeds 108% of the Conversion Price in effect on the date of the notice given pursuant to subsection (e)(iv) of this Section 9 and (ii) at least 1,000,000 Common Shares were traded during such 30 Trading Days.

               (B) Series H Preferred Shares may be redeemed, in whole or in part, at the option of the Trust at any time on or after May 15, 2003 out of funds legally available therefor at a redemption price payable in cash equal to the Liquidation Preference per Series H Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below).

          (ii) Upon any redemption of Series H Preferred Shares pursuant to this subsection (e), the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series H Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series H Preferred Shares called for redemption.

          (iii) If full cumulative dividends on the Series H Preferred Shares and any other class or series of Parity Shares have not been declared and paid or declared and set apart for payment, the Series H Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series H Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series H Preferred Shares.

          (iv) Notice of the redemption of any Series H Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series H Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this subsection (e)(iv), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date; (B) the number of Series H Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the redemption price if the Series H Preferred Shares are redeemed for cash and the number of Common Shares to be issued if the Series H Preferred Shares are redeemed for Common Shares;
     (D) the place or places at which certificates for such shares are to be surrendered; (E) the then-current Conversion Price; and (F) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends on the Series H Preferred Shares so called for redemption shall cease to accrue, (y) such shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Series H Preferred Shares of the Trust shall cease (except the rights to convert and to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series H Preferred Shares so called for redemption. In the case of any redemption pursuant to subsection (e)(i)(A) of this
     Section 9, at the close of business on the Call Date, each holder of Series H Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the Common Shares into which such Series H Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series H Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series H Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series H Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series H Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series H Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

          (v) In the case of any redemption pursuant to subsection (e)(i)(A) of this Section 9,

               (A) no fractional Common Shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series H Preferred Common Shares. Instead of any fractional interest in Common Shares that would otherwise be deliverable upon redemption of Series H Preferred Shares, the Trust shall pay to the holder of such share an amount in cash (rounded to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one Series H Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series H Preferred Shares so surrendered.

               (B) the Trust covenants that any Common Shares issued upon redemption of Series H Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon any such redemption of Series H Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

     (f) Conversion. Holders of Series H Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

          (i) Subject to and upon compliance with the provisions of this subsection (f) and the provisions of Section 18A of Article II of the Declaration of Trust, a holder of Series H Preferred Shares shall have the right, at any time, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares (exclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (f)(ii) of this Section 9) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (f)(ii) of this Section 9, provided, however, that the right to convert shares called for redemption
     --------  -------
     pursuant to subsection (e) of this Section 9 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under subsection (e) of this Section 9.

          (ii) In order to exercise the conversion right, the holder of each Series H Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series H Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series H Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

          Holders of Series H Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series H Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series H Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series H Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Trust on such Series H Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series H Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series H Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this subsection (f) of this Section 9, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (f)(iii) of this Section 9.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series H Preferred Shares shall have been surrendered and such notice shall have been received by the Trust as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Trust as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

          (iii) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series H Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series H Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series H Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series H Preferred Shares so surrendered.

          (iv) The Conversion Price shall be adjusted from time to time as follows:

                (A) If the Trust shall after the Issue Date (i) pay a dividend or make a distribution on its capital shares in Common Shares, (ii) subdivide its outstanding Common Shares into a greater number of shares, (iii) combine its outstanding Common Shares into a smaller number of shares or (iv) issue any Shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series H Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series H Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (A) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in subsection (f)(viii) of this Section 9) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

          (B) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (i) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (ii) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (f)(viii) of this Section 9 below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board.

          (C) If the Trust shall distribute to all holders of its Common Shares any securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares or the common shares of Smith Realty after December 31, 1996 which are not in excess of the following: the sum of (i) the cumulative undistributed Funds from Operations at December 31, 1996, plus (ii) the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1996, minus (iii) the cumulative amount of dividends accrued or paid in respect of the Series H Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after May 15, 1997) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (f)(iv)(B) of this Section 9 to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (f)(iv)(B) of this Section 9) (any of the foregoing being hereinafter in this subsection (f)(iv)(C) collectively called the "Securities" and individually a "Security"), then in each such case the
      ----------                      --------
     Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (f)(viii) of this Section 9) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (f)(iv)(C), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series H Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (f)(iv)(C); provided that on the date, if any, on which a person converting a Series H
     --------
     Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection (f)(iv)(C) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (D) In case a tender or exchange offer (which term shall not include open market repurchases by the Trust) made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such
           ---------------
     tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (ii) the
                                            ----------------
     product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (E) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of
                       --------  -------
     this subsection (f)(iv)(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in
     --------  -------
     accordance with the provisions of this subsection (f) of this Section 9 (other than this subsection (f)(iv)(E)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this subsection (f), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this subsection
     (f) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f)(iv)(E) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f)(iv)(E), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

               (v) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (f)(iv)(A) of this Section 9 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case
                                                   -----------
          as a result of which all or substantially all of the Trust's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series H Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series H Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (A) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a
                                     ------------------
          Constituent Person and (B) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subsection (f)(v)
            ------------------
          the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (f)(v), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series H Preferred Shares that will contain provisions enabling the holders of the Series H Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (f)(v) shall similarly apply to successive Transactions.

          (vi) If:

               (A) the Trust shall declare a dividend (or any other distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares or the common shares of Smith Realty after December 31, 1996 not in excess of the sum of the cumulative undistributed Funds from Operations at December 31, 1996, plus the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1996, minus the cumulative amount of dividends accrued or paid in respect of the Series H Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after May 15, 1997); or

               (B) the Trust shall authorize the granting to all holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

               (C) there shall be any reclassification of the Common Shares (other than an event to which subsection (f)(iv)(A) of this Section 9 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

               (D) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

     then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series H Preferred Shares at their addresses as shown on the records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subsection (f) of this
     Section 9.

          (vii) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series H Preferred Share at such holder's last address as shown on the records of the Trust.

          (viii) In any case in which subsection (f)(iv) of this Section 9 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series H Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (f)(iii) of this Section 9.

          (ix) There shall be no adjustment of the Conversion Price in case of the issuance of any Shares in a reorganization, acquisition or other similar transaction except as specifically set forth in this subsection (f) of this Section 9. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this subsection
     (f) of this Section 9, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (x) If the Trust shall take any action affecting the Common Shares, other than action described in this subsection (f) of this Section 9, that in the opinion of the Board would materially and adversely affect the conversion rights of the holders of the Series H Preferred Shares, the Conversion Price for the Series H Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

          (xi) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series H Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series H Preferred Shares not theretofore converted. For purposes of this subsection
     (f)(xi), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series H Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Trust covenants that any Common Shares issued upon conversion of the Series H Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series H

          Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

          The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series H Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          The Trust shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Trust shall be obligated to deliver upon conversion of the Series H Preferred Shares. In addition to any legend required by Section 18A of Article II of the Declaration of Trust, the certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Trust may in good faith deem appropriate.

          (xii) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series H Preferred Shares pursuant hereto; provided, however, that the Trust shall
                                       --------  -------
     not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series H Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

     (g) Shares To Be Retired. All Series H Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (h)  Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series H Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series H Preferred Shares;

          (ii) on a parity with the Series H Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series H Preferred Shares, if the holders of such class or series and the holders of the Series H Preferred Shares are entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
       -------------

          (iii) junior to the Series H Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series H Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (i) Voting. If and whenever four quarterly dividends (whether or not consecutive) payable on the Series H Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Trustees then constituting the Board shall be increased by two and the holders of Series H Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class
                        -----------------------
regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series H Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series H Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series H Preferred Shares and the Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of the Series H Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series H Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series H Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series H Preferred Shares and of the Voting Preferred Shares for the election of the Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series H Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining Trustee elected by the holders of the Series H Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any Series H Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series H Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust or the By-Laws that materially and adversely affects the voting powers, rights or preferences of the holders of the Series H Preferred Shares; provided, however, that the
                                                    --------  -------
          amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series H Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series H Preferred Shares; or

               (ii) A share exchange that affects the Series H Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series H Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series H Preferred Share (except for changes that do not materially and adversely affect the holders of the Series H Preferred Shares); or

               (iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to the Series H Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series H Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series H Preferred Shares at the time outstanding. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

     For purposes of the foregoing provisions of this subsection (i), each Series H Preferred Share shall have one (1) vote per share, except that when any other series of preferred Shares shall have the right to vote with the Series H Preferred Shares as a single class on any matter, then the Series H Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series H Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (j) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series H Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                                     ANNEX I
                               SERIES I CUMULATIVE
                          REDEEMABLE PREFERRED SHARES


     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series I Cumulative Redeemable Preferred Shares and the number of Shares which shall constitute such series shall not be more than 500 Shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board.

     (b) Definitions. For purposes of the Series I Preferred Shares, the following terms shall have the meanings indicated:

          "Board" shall mean the Board of Trustees or any committee authorized
           -----
     by the Board of Trustees to perform any of its responsibilities with respect to the Series I Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean February 1, 2028.
           ---------

          "Common Shares" shall mean the common shares of beneficial interest,
           -------------
     par value $0.01 per share, of the Trust.

          "Dividend Payment Date" shall mean the 15th day (or if such day is not
           ---------------------
     a Business Day, the next Business Day thereafter) of February, May, August and November of each year; commencing on the first of such days to occur following the Issue Date.

          "Dividend Periods" shall mean the periods commencing on, and
           ----------------
     including, February 15, May 15, August 15, and November 15 of each year and ending on the date prior to the next succeeding Dividend Payment Date (other than the Dividend Period during which any Series I Preferred Shares shall be redeemed pursuant to subsection (e) of this Section 10, which shall end on and include the Redemption Date with respect to the Series I Preferred Shares being redeemed).

          "Dividend Rate" means $7,660.00 per share per annum.
           -------------
                                       I-1

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of Shares now or hereafter issued and outstanding over which the Series I Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Issue Date" shall mean the date on which the first Series I Preferred
           ----------
     Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or
           -------------
     series of Shares now or hereafter issued and outstanding over which the Series I Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Liquidation Preference" means an amount per Series I Preferred Share
           ----------------------
     equal to $100,000.

          "Parity Shares" shall have the meaning set forth in subsection (g)(ii)
           -------------
     of this Section 10.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
     association, limited liability company, trust or other entity or organization, (including a government or political subdivision or an agency or instrumentality thereof), and shall include any successor (by merger or otherwise) of such entity or organization.

          "Redemption Date" shall mean the date specified in the notice to
           ---------------
     holders required under subsection (e)(iv) of this Section 10 as the date for redemption of Series I Preferred Shares pursuant to subsection (e) of this Section 10.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Series I Preferred Shares" shall mean the shares of Series I
           -------------------------
     Cumulative Redeemable Preferred Shares.

          "set apart for payment" shall be deemed to include, without any action
           ---------------------
     other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of Shares; provided, however, that if any funds for any class or series of Junior
     --------  -------
     Shares or any
     class or series of Shares ranking on a parity with the Series I Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series I Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

          "Smith Operating Partnership" shall mean Charles E. Smith Residential
           ---------------------------
     Realty L.P., formerly a Delaware limited partnership.

          "Smith Preferred Shares" shall mean the Series H Preferred Shares,
           ----------------------
     Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

          "Transfer Agent" shall mean Mellon Investor Services LLC, New York
           --------------
     City, New York, or such other agent or agents of the Trust as may be designated by the Board or their designee as the transfer agent, registrar and dividend disbursing agent for the Series I Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
           -----------------------
     subsection (h) of this Section 10.

     (c)  Dividends.

          (i) The holders of Series I Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the Dividend Rate. The dividends shall begin to accrue and shall be fully cumulative from August 15, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series I Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series I Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series I Preferred Shares which remains payable.

          (ii) Except as provided below, the amount of dividends referred to in subsection (c)(i) of this Section 10 payable for each full Dividend Period on the Series I Preferred Shares shall be computed by dividing the applicable Dividend Rate by four. The amount of dividends payable for any other period shorter than a full Dividend Period on the Series I Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series I Preferred Shares which may be in arrears.

          (iii) So long as any Series I Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series I Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series I Preferred Shares and accumulated and unpaid on such Parity Shares.

          (iv) So long as any Series I Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series I Preferred Shares and any other Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series I Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series I Preferred Shares and the current dividend period with respect to such Parity Shares.

          (v) No distributions on Series I Preferred Shares shall be declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (n)  Liquidation Preference.

          (i) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series I Preferred Shares shall be entitled to receive an amount per Series I Preferred Share equal to the sum of (A) the Liquidation Preference plus (B) an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series I Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series I Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series I Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this subsection (d), (x) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (ii) Subject to the rights of the holders of shares of any series or class or classes of Shares ranking on a parity with or senior to the Series I Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series I Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series I Preferred Shares shall not be entitled to share therein.

     (e)  Redemption at the Option of the Trust.

          (i) The Series I Preferred Shares shall not be redeemable by the Trust except that on and after the Call Date and on any Dividend Payment Date thereafter, the Trust, at its option, may redeem the Series I Preferred Shares, in whole at any time, or from time to time in part, out of funds legally available therefor at a redemption price per Series I Preferred Share payable in cash equal to sum of (1) the Liquidation Preference plus (2) all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date.

          (ii) Upon any redemption of Series I Preferred Shares pursuant to this subsection (e), the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Redemption Date, without interest. If the Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series I Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series I Preferred Shares called for redemption.

          (iii) If full cumulative dividends on the Series I Preferred Shares and any other class or series of Parity Shares have not been declared and paid or declared and set apart for payment for all dividend periods ended on or before the Redemption Date, the Series I Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series I Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Shares.

          (iv) Notice of the redemption of any Series I Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series I Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Redemption Date. Neither the failure to mail any notice required by this subsection (e)(iv), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Redemption Date; (B) the number of Series I Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Redemption Price; (D) the place or places at which certificates for such shares are to be surrendered; and (E) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), except as otherwise provided herein, (x) dividends on the Series I Preferred Shares so called for redemption shall cease to accrue, (y) such shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Series I Preferred Shares of the Trust shall cease (except the rights to receive the cash payable upon redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series I Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series I Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series I Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series I Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series I Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     (f) Shares To Be Retired. All Series I Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (g)  Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series I Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series I Preferred Shares;

          (ii) on a parity with the Series I Preferred Shares, in the payment of dividends and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series I Preferred Shares, if the holders of such class or series and the holders of the Series I Preferred Shares are entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares"); the Series H Cumulative Convertible Redeemable Preferred
       -------------
     Shares and Series I Cumulative Convertible Redeemable Preferred Shares of the Trust are Parity Shares;

          (iii) junior to the Series I Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series I Preferred Shares, in the payment of dividends and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (h) Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series I Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Trustees then constituting the Board shall be increased by two and the holders of Series I Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class
                        -----------------------
regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series I Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series I Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series I Preferred Shares and the Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of the Series I Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board shall be reduced accordingly.

At any time after such voting power shall have been so vested in the holders of Series I Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series I Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series I Preferred Shares and of the Voting Preferred Shares for the election of the Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series I Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series I Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining Trustee elected by the holders of the Series I Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any Series I Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series I Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust or the By-Laws that materially and adversely affects the voting powers, rights or preferences of the holders of the Series I Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series I Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series I Preferred Shares; or

          (ii) A share exchange that affects the Series I Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series I Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series I Preferred Share (except for changes that do not materially and adversely affect the holders of the Series I Preferred Shares); or

          (iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to the Series I Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series I Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series I Preferred Shares at the time outstanding. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

     For purposes of the foregoing provisions of this subsection (h), each Series I Preferred Share shall have one (1) vote per share, except that when any other series of preferred Shares shall have the right to vote with the Series I Preferred Shares as a single class on any matter, then the Series I Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series I Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (i) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series I Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                                     ANNEX J
                         SERIES J CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED SHARES

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series J Cumulative Convertible Redeemable Preferred Shares and the number of shares which shall constitute such series shall not be more than 684,931 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board.

     (b) Definitions. For purposes of the Series J Preferred Shares, the following terms shall have the meanings indicated:

          "Archstone-Smith Operating Trust" shall mean Archstone-Smith Operating
           -------------------------------
     Trust, a Maryland real estate investment trust, and its successors.

          "Board" shall mean the Board of Trustees or any committee authorized
           -----
     by the Board of Trustees to perform any of its responsibilities with respect to the Series J Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date specified in the notice to holders
           ---------
     required under subsection (e)(iv) of this Section 11 as the Call Date.

          "Common Shares" shall mean the common shares of beneficial interest,
           -------------
     par value $0.01 per share, of the Trust.

          "Constituent Person" shall have the meaning set forth in subsection
           ------------------
     (f)(v) of this Section 11.

          "Conversion Price" shall mean the conversion price per Common Share
           ----------------
     for which the Series J Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subsection (f) of this Section 11. The initial conversion price shall be $18.48 (equivalent to a conversion rate of 1.975 Common Shares for each Series J Preferred Share).

          "Current Market Price" of publicly traded common shares or any other
           --------------------
     class of shares or capital stock or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such
                                                       ----
     security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ") or, if
                                                                ------
     such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board.

          "Dividend Payment Date" shall mean (i) for any Dividend Period with
           ---------------------
     respect to which the Trust pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Trust does not pay a dividend on the Common Shares, a date to be set by the Board, which date shall not be later than the forty-fifth calendar day after the end of the applicable Dividend Period.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ----------------
     January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Dividend Period during which any Series J Preferred Shares shall be redeemed pursuant to subsection (e) of this Section 11, which shall end on and include the Call Date with respect to the Series J Preferred Shares being redeemed).

          "Expiration Time" shall have the meaning set forth in subsection
           ---------------
     (f)(iv)(D) of this Section 11.

          "Fair Market Value" shall mean the average of the daily Current Market
           -----------------
     Prices of a Common Share on the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of Shares now or hereafter issued and outstanding over which the Series J Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Funds from Operations," for all dates and periods prior to the Issue
           ---------------------
     Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Smith Operating Partnership interests or minority interests (as reflected in the financial statements of Smith Realty) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts ("NAREIT"), in
                                                                 ------
     its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith. "Funds from Operations," for all dates and periods from and after the Issue Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to Archstone-Smith Operating Trust interests or minority interests (as reflected in the financial statements of the Trust) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by NAREIT, in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith.

          "Issue Date" shall mean the date on which the first Series J Preferred
           ----------
     Shares are issued.

          "Junior Shares" shall mean the Common Shares and any other class or
           -------------
     series of Shares now or hereafter issued and outstanding over which the Series J Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Non-Electing Share" shall have the meaning set forth in subsection
           ------------------
     (f)(v) of this Section 11.

          "Parity Shares" shall have the meaning set forth in subsection (h)(ii)
           -------------
     of this Section 11.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
     limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Purchased Shares" shall have the meaning set forth in subsection
           ----------------
     (f)(iv)(D) of this Section 11.

          "Securities" and "Security" shall have the meanings set forth in
           ----------       --------
     subsection (f)(iv)(C) of this Section 11.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Series J Preferred Shares" shall mean the shares of Series J
           -------------------------
     Cumulative Convertible Redeemable Preferred Shares.

          "Set apart for payment" shall be deemed to include, without any action
           --------------------
     other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of Shares; provided, however, that if any funds for any class or series of Junior
     --------  -------
     Shares or any class or series of Shares ranking on a parity with the Series J Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series J Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

          "Smith Operating Partnership" shall mean Charles E. Smith Residential
           ---------------------------
     Realty L.P., formerly a Delaware limited partnership.

          "Smith Preferred Shares"shall mean the Series H Preferred Shares,
           ----------------------
     Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

          "Smith Realty" shall mean Charles E. Smith Residential Realty, Inc.,
           ------------
     formerly a Maryland corporation.

          "Trading Day" shall mean any day on which the securities in question
           -----------
     are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in subsection (f)(v) of
           -----------
     this Section 11.

          "Transfer Agent" shall mean Mellon Investor Services LLC, New York
           --------------
     City, New York, or such other agent or agents of the Trust as may be designated by the Board or their designee as the transfer agent, registrar and dividend disbursing agent for the Series J Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
           -----------------------
     subsection (i) of this Section 11.

          "Weighted Average Trading Price" shall mean, for any Trading Day, the
           ------------------------------
     number obtained by dividing (i) the sum of the products, for each sale of Common Shares on such Trading Day, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold on such Trading Day.

     (c)  Dividends.

          (i) The holders of Series J Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (A) 8.50% of the Liquidation Preference per annum (equivalent to $3.1025 per Series J Preferred Share) or (B) the ordinary cash dividends (determined on each Dividend Payment

     Date) on the Common Shares, or portion thereof, into which a Series J Preferred Share is convertible. The dividends referred to in clause (B) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which a Series J Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. If the Trust pays an ordinary cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (B) of this subsection (c)(i) with respect to such Dividend Period is greater than the dividend previously declared on the Series J Preferred Shares with respect to such Dividend Period, the Trust shall pay an additional dividend to the holders of the Series J Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause (B) of this subsection (c)(i) and (z) the amount of dividends previously declared on the Series J Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series J Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series J Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series J Preferred Shares which remains payable.

          (ii)  The amount of dividends referred to in clause (A) of subsection
     (c)(i) of this Section 11 payable for each full Dividend Period on the Series J Preferred Shares shall be equal to $0.775625. The amount of dividends payable for any period shorter than a full Dividend Period on the Series J Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series J Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series J Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series J Preferred Shares which may be in arrears.

          (iii) So long as any Series J Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series J Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series J Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series J Preferred Shares and accumulated and unpaid on such Parity Shares.

          (iv) So long as any Series J Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series J Preferred Shares and any other Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series J Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series J Preferred Shares and the current dividend period with respect to such Parity Shares.

          (v) No distributions on Series J Preferred Shares shall be declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (d)  Liquidation Preference.

          (i) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series J Preferred Shares shall be entitled to receive Thirty Six Dollars and Fifty Cents ($36.50) (the "Liquidation Preference") per Series J Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend Period
     --------
     containing the date of final distribution shall be equal to the greater of
     (A) the dividend provided in subsection (c)(i)(A) of this Section 11 or (B) the dividend determined pursuant to subsection (c)(i)(B) of this Section 11 for the preceding Dividend Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series J Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series J Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series J Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this subsection (d), (x) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (ii) Subject to the rights of the holders of shares of any series or class or classes of Shares ranking on a parity with or senior to the Series J Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series J Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series J Preferred Shares shall not be entitled to share therein.

     (e)  Redemption at the Option of the Trust.

          (i) The Series J Preferred Shares shall not be redeemable by the Trust prior to July 13, 2002. On and after July 13, 2002, the Trust, at its option, may redeem the Series J Preferred Shares, in whole at any time or from time to time in part as set forth herein, subject to the provisions described below:

               (A) Series J Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time on or after July 13, 2002 by issuing and delivering to each holder for each Series J Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per Series J Preferred Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided, however, that the Trust may redeem Series J Preferred Shares pursuant to this subsection (e)(i)(A) only if (1) the Weighted Average Trading Price, for twenty (20) Trading Days, within the last thirty (30) Trading Days immediately before the date of the notice given pursuant to subsection (e)(iv) of this Section 11, equals or exceeds 108% of the Conversion Price in effect on the date of the notice given pursuant to subsection (e)(iv) of this Section 11 and (2) at least 1,000,000 Common Shares were traded during such 30 Trading Days.

               (B) Series J Preferred Shares may be redeemed, in whole or in part, at the option of the Trust at any time on or after July 13, 2002 out of funds legally available therefor at a redemption price payable in cash equal to the Liquidation Preference per Series J Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below).

          (ii) Upon any redemption of Series J Preferred Shares pursuant to this subsection (e), the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series J Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series J Preferred Shares called for redemption.

               (iii) If full cumulative dividends on the Series J Preferred Shares and any other class or series of Parity Shares have not been declared and paid or declared and set apart for payment, the Series J Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series J Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series J Preferred Shares.

               (iv) Notice of the redemption of any Series J Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series J Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this subsection (e)(iv), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (A) the Call Date; (B) the number of Series J Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the redemption price if the Series J Preferred Shares are redeemed for cash and the number of Common Shares to be issued if the Series J Preferred Shares are redeemed for Common Shares; (D) the place or places at which certificates for such shares are to be surrendered; (E) the then-current Conversion Price; and (F) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (x) except as otherwise provided herein, dividends on the Series J Preferred Shares so called for redemption shall cease to accrue, (y) such shares shall no longer be deemed to be outstanding, and (z) all rights of the holders thereof as holders of Series J Preferred Shares of the Trust shall cease (except the rights to convert and to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series J Preferred Shares so called for redemption. In the case of any redemption pursuant to subsection
          (e)(i)(A) of this Section 11, at the close of business on the Call Date, each holder of Series J Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the Common Shares into which such Series J Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series J Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series J Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

               As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series J Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series J Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series J Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

               (v)  In the case of any redemption pursuant to subsection
          (e)(i)(A) of this Section 11,

                    (A) no fractional Common Shares or scrip representing
               fractions of Common Shares shall be issued upon redemption of the Series J Preferred Common

          Shares. Instead of any fractional interest in Common Shares that would otherwise be deliverable upon redemption of Series J Preferred Shares, the Trust shall pay to the holder of such share an amount in cash (rounded to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one Series J Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series J Preferred Shares so surrendered.

                (B) the Trust covenants that any Common Shares issued upon redemption of Series J Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon any such redemption of Series J Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

     (f) Conversion. Holders of Series J Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

          (i) Subject to and upon compliance with the provisions of this subsection (f) and the provisions of Section 18A of Article II of the Declaration of Trust, a holder of Series J Preferred Shares shall have the right, at any time, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (exclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (f)(ii) of this Section 11) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (f)(ii) of this
     Section 11; provided, however, that the right to convert shares called for
                 --------  -------
     redemption pursuant to subsection (e) shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under subsection (e).

          (ii) In order to exercise the conversion right, the holder of each Series J Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series J Preferred

          Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series J Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

               Holders of Series J Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series J Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series J Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series J Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Trust on such Series J Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series J Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

               As promptly as practicable after the surrender of certificates for Series J Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this subsection (f), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (f)(iii) of this Section 11.

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series J Preferred Shares shall have been surrendered and such notice shall have been received by the Trust as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Trust as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

               (iii) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series J Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series J Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series J Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series J Preferred Shares so surrendered.

               (iv) The Conversion Price shall be adjusted from time to time as follows:

                     (A) If the Trust shall after the Issue Date (1) pay a
               dividend or make a distribution on its capital shares in Common Shares, (2) subdivide its outstanding Common Shares into a greater number of shares, (3) combine its outstanding Common Shares into a smaller number of shares or (4) issue any Shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series J Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series J Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (f)(iv)(A) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in subsection
               (f)(viii) of this Section 11) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

                     (B) If the Trust shall issue after the Issue Date rights,
               options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying
               (1) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (2) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection
               (f)(viii) of this Section 11). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board.

                    (C) If the Trust shall distribute to all holders of its
               Common Shares any securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares or the common shares of Smith Realty after December 31, 1998 which are not in excess of the following: the sum of (1) the cumulative undistributed at December 31, 1998, plus (2) the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1998, minus (3) the cumulative amount of dividends accrued or paid in respect of the Series J Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after July 2, 1999) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (f)(iv)(B) of this Section 11 to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection
               (f)(iv)(B) of this Section 11) (any of the foregoing being hereinafter in this subsection (f)(iv)(C) collectively called the "Securities" and individually a "Security"), then in each such
                ----------                      --------
               case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection
               (f)(viii) of this Section 11) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (f)(iv)(C), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series J Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (f)(iv)(C) of this Section 11; provided that on the date, if any, on which a person converting a
               --------
               Series J Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection (f)(iv)(C) of this Section 11 (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                    (D) In case a tender or exchange offer (which term shall not include open market repurchases by the Trust) made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board), at the last time (the "Expiration Time") tenders or exchanges may be
                               ---------------
               made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of Common
                ----------------
               Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                    (E) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that
                                                      --------  -------
               any adjustments that by reason of this subsection (f)(iv)(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided,
                                                                    --------
               further, that any adjustment shall be required and made in
               -------
               accordance with the provisions of this subsection (f) (other than this subsection (f)(iv)(E)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this subsection (f), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this subsection (f) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f)(iv) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f)(iv), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

               (v) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subsection (f)(iv)(A) of this Section 11 applies) (each of the foregoing being referred to herein as a "Transaction"), in each
                                                       -----------
          case as a result of which all or substantially all of the Trust's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series J Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such

          Transaction by a holder of that number of Common Shares into which one Series J Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (A) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a
                                     ------------------
          Constituent Person and (B) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subsection (f)(v)
            ------------------
          the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (f)(v), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series J Preferred Shares that will contain provisions enabling the holders of the Series J Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (f)(v) shall similarly apply to successive Transactions.

               (vi)  If:

                     (A) the Trust shall declare a dividend (or any other
               distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares or the common shares of Smith Realty after December 31, 1998 not in excess of the sum of the cumulative undistributed Funds from Operations at December 31, 1998, plus the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1998, minus the cumulative amount of dividends accrued or paid in respect of the Series J Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after July 2, 1999); or

                     (B) the Trust shall authorize the granting to all holders
               of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                     (C) there shall be any reclassification of the Common
               Shares (other than an event to which subsection (f)(iv)(A) of this Section 11 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

                     (D) there shall occur the voluntary or involuntary
               liquidation, dissolution or winding up of the Trust;

          then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series J Preferred Shares at their addresses as shown on the records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subsection
          (f).

               (vii) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series J Preferred Share at such holder's last address as shown on the records of the Trust.

               (viii) In any case in which subsection (f)(iv) of this Section 11 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series J Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (f)(iii) of this Section 11.

               (ix) There shall be no adjustment of the Conversion Price in case of the issuance of any Shares in a reorganization, acquisition or other similar transaction except as specifically set forth in this subsection (f). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this subsection (f), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (x) If the Trust shall take any action affecting the Common Shares, other than action described in this subsection (f), that in the opinion of the Board would materially and adversely affect the conversion rights of the holders of the Series J Preferred Shares, the Conversion Price for the Series J Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

               (xi) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series J Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series J Preferred Shares not theretofore converted. For purposes of this subsection (f)(xi), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series J Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               The Trust covenants that any Common Shares issued upon conversion of the Series J Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series J Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

               The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series J Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

               The Trust shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Trust shall be obligated to deliver upon conversion of the Series J Preferred Shares. In addition to any legend required by Section 18A of Article II of the Declaration of Trust, the certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Trust may in good faith deem appropriate.

               (xii) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series J Preferred Shares pursuant hereto; provided, however, that the
                                                     --------  -------
          Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series J Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

          (g) Shares To Be Retired. All Series J Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

          (h)  Ranking. Any class or series of Shares shall be deemed to rank:

               (i) senior to the Series J Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series J Preferred Shares;

               (ii) on a parity with the Series J Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series J Preferred Shares, if the holders of such class or series and the holders of Series J Preferred Shares are entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
            -------------

               (iii) junior to the Series J Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

               (iv) junior to the Series J Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

          (i) Voting. If and whenever four quarterly dividends (whether or not consecutive) payable on the Series J Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Trustees then constituting the Board shall be increased by two and the holders of Series J Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class
                        -----------------------
regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series J Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series J Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series J Preferred Shares and the Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of the Series J Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series J Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series J Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series J Preferred Shares and of the Voting Preferred Shares for the election of the Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series J Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series J Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining Trustee elected by the holders of the Series J Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series J Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series J Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

               (i) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust or the By-Laws that materially and adversely affects the voting powers, rights or preferences of the holders of the Series J Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series J Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series J Preferred Shares; or

          (ii) A share exchange that affects the Series J Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series J Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series J Preferred Share (except for changes that do not materially and adversely affect the holders of the Series J Preferred Shares); or

          (iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to the Series J Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series J Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series J Preferred Shares at the time outstanding to the extent such redemption is authorized by subsection (e) of this Section 11. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

     For purposes of the foregoing provisions of this subsection (i), each Series J Preferred Share shall have one (1) vote per share, except that when any other series of preferred Shares shall have the right to vote with the Series J Preferred Shares as a single class on any matter, then the Series J Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series J Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (j) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series J Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                                     ANNEX K
                         SERIES K CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED SHARES

     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series K Cumulative Convertible Redeemable Preferred Shares and the number of shares which shall constitute such series shall not be more than 666,667 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board.

     (b) Definitions. For purposes of the Series K Preferred Shares, the following terms shall have the meanings indicated:

          "Archstone-Smith Operating Trust" shall mean Archstone-Smith Operating
           -------------------------------
     Trust, a Maryland real estate investment trust, and its successors.

          "Board" shall mean the Board of Trustees or any committee authorized
           -----
     by the Board of Trustees to perform any of its responsibilities with respect to the Series K Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

          "Call Date" shall mean the date specified in the notice to holders
           ---------
     required under subsection (e)(iv) of this Section 12 as the Call Date.

          "Common Shares" shall mean the common shares of beneficial interest,
           -------------
     par value $0.01 per share, of the Trust.

          "Constituent Person" shall have the meaning set forth in subsection
           ------------------
     (f)(v) of this Section 12.

          "Conversion Price" shall mean the conversion price per Common Share
           ----------------
     for which the Series K Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subsection (f) of this Section 12. The initial conversion price shall be $18.99 (equivalent to a conversion rate of 1.975 Common Shares for each Series K Preferred Share).

          "Current Market Price" of publicly traded common shares or any other
           --------------------
     class of shares or capital stock or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such
                                                       ----
     security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ") or, if
                                                                ------
     such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board.

          "Dividend Payment Date" shall mean (i) for any Dividend Period with
           ---------------------
     respect to which the Trust pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Trust does not pay a dividend on the Common Shares, a date to be set by the Board, which date shall not be later than the forty-fifth calendar day after the end of the applicable Dividend Period.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ----------------
     January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Dividend Period during which any Series K Preferred Shares shall be redeemed pursuant to subsection (e) of this Section 12, which shall end on and include the Call Date with respect to the Series K Preferred Shares being redeemed).

          "Expiration Time" shall have the meaning set forth in subsection
           ---------------
     (f)(iv)(D) of this Section 12.

          "Fair Market Value" shall mean the average of the daily Current Market
           -----------------
     Prices of a Common Share on the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

               "Fully Junior Shares" shall mean the Common Shares and any other
                -------------------
     class or series of Shares now or hereafter issued and outstanding over which the Series K Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

               "Funds from Operations," for all dates and periods prior to the
                ---------------------
     Issue Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Smith Operating Partnership interests or minority interests (as reflected in the financial statements of Smith Realty) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts ("NAREIT"), in its White Paper dated March 1995, as such definitions
              ------
     may be modified from time to time, as determined by the Trust in good faith. "Funds from Operations," for all dates and periods from and after the Issue Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to Archstone-Smith Operating Trust interests or minority interests (as reflected in the financial statements of the Trust) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by NAREIT, in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith.

               "Issue Date" shall mean the date on which the first Series K
                ----------
     Preferred Shares are issued.

               "Junior Shares" shall mean the Common Shares and any other class
                -------------
     or series of Shares now or hereafter issued and outstanding over which the Series K Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

          "Non-Electing Share" shall have the meaning set forth in subsection
           ------------------
     (f)(v) of this Section 12. "Parity Shares" shall have the meaning set forth in subsection (h)(ii) of this Section 12.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
     limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Purchased Shares" shall have the meaning set forth in subsection
           ----------------
     (f)(iv)(D) of this Section 12.

          "Securities" and "Security" shall have the meanings set forth in
           -------------------------
     subsection (f)(iv)(C) of this Section 12.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Series K Preferred Shares" shall mean the shares of Series K
           -------------------------
     Cumulative Convertible Redeemable Preferred Shares.

          "Set apart for payment" shall be deemed to include, without any action
           ---------------------
     other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of Shares; provided, however, that if any funds for any class or series of Junior
     --------  -------
     Shares or any class or series of Shares ranking on a parity with the Series K Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series K Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Shares" shall mean the shares of beneficial interest of the Trust as
           ------
     may be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

          "Smith Operating Partnership" shall mean Charles E. Smith Residential
           ---------------------------
     Realty L.P., formerly a Delaware limited partnership.

          "Smith Preferred Shares" shall mean the Series H Preferred Shares,
           ----------------------
     Series I Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

          "Smith Realty" shall mean Charles E. Smith Residential Realty, Inc.,
           ------------
     formerly a Maryland corporation.

          "Trading Day" shall mean any day on which the securities in question
           -----------
     are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in subsection (f)(v) of
           -----------
     this Section 12.

          "Transfer Agent" shall mean Mellon Investor Services LLC, New York
           --------------
     City, New York, or such other agent or agents of the Trust as may be designated by the Board or their designee as the transfer agent, registrar and dividend disbursing agent for the Series K Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in
           -----------------------
     subsection (i) of this Section 12.

          "Weighted Average Trading Price" shall mean, for any Trading Day, the
           ------------------------------
     number obtained by dividing (i) the sum of the products, for each sale of Common Shares on such Trading Day, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold on such Trading Day.

     (c)  Dividends.

          (i) The holders of Series K Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (A) 8.50% of the Liquidation Preference per annum (equivalent to $3.1875 per Series K Preferred Share) or (B) the ordinary cash dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series K Preferred Share is convertible. The dividends referred to in clause (B) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which a Series K Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. If the Trust pays an ordinary cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (B) of this subsection (c)(i) with respect to such Dividend Period is greater than the dividend previously declared on the Series K Preferred Shares with respect to such Dividend Period, the Trust shall pay an additional dividend to the holders of the Series K Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause (B) of this subsection (c)(i) and (z) the amount of dividends previously declared on the Series K Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series K Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series K Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series K Preferred Shares which remains payable.

          (ii) The amount of dividends referred to in subsection (c)(i)(A) payable for each full Dividend Period on the Series K Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter than a full Dividend Period on the Series K Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series K Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series K Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series K Preferred Shares which may be in arrears.

          (iii) So long as any Series K Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series K Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series K Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series K Preferred Shares and accumulated and unpaid on such Parity Shares.

          (iv) So long as any Series K Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series K Preferred Shares and any other Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series K Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series K Preferred Shares and the current dividend period with respect to such Parity Shares.

          (v) No distributions on Series K Preferred Shares shall be declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (d)  Liquidation Preference.

          (i) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series K Preferred Shares shall be entitled to receive Thirty Seven Dollars and Fifty Cents ($37.50) (the "Liquidation Preference") per Series K Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Dividend
              --------
     Period containing the date of final distribution shall be equal to the greater of (A) the dividend provided in subsection (c)(i)(A) of this
     Section 12 or (ii) the dividend determined pursuant to subsection (c)(i)(B) of this Section 12 for the preceding Dividend Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series K Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series K Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series K Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this subsection (d), (x) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

          (ii) Subject to the rights of the holders of shares of any series or class or classes of Shares ranking on a parity with or senior to the Series K Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the

     Trust, after payment shall have been made in full to the holders of the Series K Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series K Preferred Shares shall not be entitled to share therein.

     (e)  Redemption at the Option of the Trust.

          (i) The Series K Preferred Shares shall not be redeemable by the Trust prior to October 1, 2004. On and after October 1, 2004, the Trust, at its option, may redeem the Series K Preferred Shares, in whole at any time or from time to time in part as set forth herein, subject to the provisions described below:

               (A) Series K Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time on or after October 1, 2004 by issuing and delivering to each holder for each Series K Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per Series K Preferred Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided, however, that the Trust may redeem Series K Preferred Shares pursuant to this subsection (e)(i)(A) only if (1) the Weighted Average Trading Price, for twenty (20) Trading Days, within the last thirty (30) Trading Days immediately before the date of the notice given pursuant to subsection (e)(iv), equals or exceeds 108% of the Conversion Price in effect on the date of the notice given pursuant to subsection (e)(iv) and (2) at least 1,000,000 Common Shares were traded during such 30 Trading Days.

               (B) Series K Preferred Shares may be redeemed, in whole or in part, at the option of the Trust at any time on or after October 1, 2004 out of funds legally available therefor at a redemption price payable in cash equal to the Liquidation Preference per Series K Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below).

          (ii) Upon any redemption of Series K Preferred Shares pursuant to this subsection (e), the Trust shall pay all accrued and unpaid dividends, if any, thereon to the

          Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series K Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series K Preferred Shares called for redemption.

               (iii) If full cumulative dividends on the Series K Preferred Shares and any other class or series of Parity Shares have not been declared and paid or declared and set apart for payment, the Series K Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series K Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series K Preferred Shares.

               (iv) Notice of the redemption of any Series K Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series K Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this subsection (e)(iv), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series K Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price if the Series K Preferred Shares are redeemed for cash and the number of Common Shares to be issued if the Series K Preferred Shares are redeemed for Common Shares; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (A) except as otherwise provided herein, dividends on the Series K Preferred Shares so called for redemption shall cease to accrue, (B) such shares shall no longer be deemed to be outstanding, and (C) all rights of the holders thereof as holders of Series K Preferred Shares of the Trust shall cease (except the rights to convert and to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series K Preferred Shares so called for redemption. In the case of any redemption pursuant to subsection (e)(i)(A) of this
          Section 12, at the close of business on the Call Date, each holder of Series K Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the Common Shares into which such Series K Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series K Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series K Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

               As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series K Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series K Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series K Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

               (v) In the case of any redemption pursuant to subsection
          (e)(i)(A) of this Section 12,

               (A) no fractional Common Shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series K Preferred Common Shares. Instead of any fractional interest in Common Shares that would otherwise be deliverable upon redemption of Series K Preferred Shares, the Trust shall pay to the holder of such share an amount in cash (rounded to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one Series K Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series K Preferred Shares so surrendered.

               (B) the Trust covenants that any Common Shares issued upon redemption of Series K Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon any such redemption of Series K Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          (f) Conversion. Holders of Series K Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

               (i) Subject to and upon compliance with the provisions of this subsection (f) and the provisions of Section 18A of Article II of the Declaration of Trust, a holder of Series K Preferred Shares shall have the right, at any time, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (exclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (f)(ii) of this Section 12) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (f)(ii) of this Section 12; provided, however, that the right to convert shares called for
          --------  -------
          redemption pursuant to subsection (e) of this Section 12 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under subsection (e) of this Section 12.

               (ii) In order to exercise the conversion right, the holder of each Series K Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series K Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series K Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

               Holders of Series K Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series K Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series K Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series K Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Trust on such Series K Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series K Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

               As promptly as practicable after the surrender of certificates for Series K Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this subsection (f), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (f)(iii) of this Section 12.

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series K Preferred Shares shall have been surrendered and such notice shall have been received by the Trust as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Trust as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

               (iii) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series K Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series K Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series K Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series K Preferred Shares so surrendered.

               (iv) The Conversion Price shall be adjusted from time to time as follows:

                     (A) If the Trust shall after the Issue Date (1) pay a
               dividend or make a distribution on its capital shares in Common Shares, (2) subdivide its outstanding Common Shares into a greater number of shares, (3) combine its outstanding Common Shares into a smaller number of shares or (4) issue any Shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series K Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series K Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (f)(iv)(A) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in subsection
          (f)(viii) of this Section 12) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

               (B) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying
          (i) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (ii) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (f)(viii) of this Section 12). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than

          94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board.

               (C) If the Trust shall distribute to all holders of its Common Shares any securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares or common shares of Smith Realty after December 31, 1998 which are not in excess of the following: the sum of (i) the cumulative undistributed Funds from Operations at December 31, 1998, plus (ii) the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1998, minus (iii) the cumulative amount of dividends accrued or paid in respect of the Series K Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after July 2, 1999) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (f)(iv)(B) of this Section 12 to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (f)(iv)(B) of this Section
          12) (any of the foregoing being hereinafter in this subsection
          (f)(iv)(C) collectively called the "Securities" and individually a
                                              ----------
          "Security"), then in each such case the Conversion Price shall be
           --------
          adjusted so that it shall equal the price determined by multiplying
          (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (f)(viii) of this
          Section 12) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (f)(iv)(C), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series K Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (f)(iv)(C); provided that on the date, if any, on which a person converting a
          --------
          Series K Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection (f)(iv)(C) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

               (D) In case a tender or exchange offer (which term shall not include open market repurchases by the Trust) made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board), at the last time (the "Expiration Time")
                                                           ---------------
          tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (i) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (ii) the product of the number of Common
           ----------------
          Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration

          Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (E) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments
                                        --------  -------
          that by reason of this subsection (f)(iv)(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment
                                     --------  -------
          shall be required and made in accordance with the provisions of this subsection (f) (other than this subsection (f)(iv)(E)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this subsection (f), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this subsection (f) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f)(iv) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f)(iv), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

          (v) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subsection
     (f)(iv)(A) of this Section 12 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which
                              -----------
     all or substantially all of the Trust's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series K Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series K Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person
                   ------------------
          and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then
                                                   ------------------
          for the purpose of this subsection (f)(v) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (f)(v), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series K Preferred Shares that will contain provisions enabling the holders of the Series K Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (f)(v) shall similarly apply to successive Transactions.

               (vi) If:

                    (A) the Trust shall declare a dividend (or any other
               distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares or the common shares of Smith Realty after December 31, 1998 not in excess of the sum of the cumulative undistributed Funds from Operations at December 31, 1998, plus the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1998, minus the cumulative amount of dividends accrued or paid in respect of the Series K Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after July 2, 1999); or

                (B) the Trust shall authorize the granting to all holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                (C) there shall be any reclassification of the Common Shares (other than an event to which subsection (f)(iv)(A) of this Section 12 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

                (D) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

     then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series K Preferred Shares at their addresses as shown on the records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subsection (f).

          (vii) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series K Preferred Share at such holder's last address as shown on the records of the Trust.

               (viii) In any case in which subsection (f)(iv) of this Section 12 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series K Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (f)(iii) of this Section 12.

               (ix) There shall be no adjustment of the Conversion Price in case of the issuance of any Shares in a reorganization, acquisition or other similar transaction except as specifically set forth in this subsection (f). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this subsection (f), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (x) If the Trust shall take any action affecting the Common Shares, other than action described in this subsection (f), that in the opinion of the Board would materially and adversely affect the conversion rights of the holders of the Series K Preferred Shares, the Conversion Price for the Series K Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

               (xi) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series K Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series K Preferred Shares not theretofore converted. For purposes of this subsection (f)(xi), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series K

          Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               The Trust covenants that any Common Shares issued upon conversion of the Series K Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series K Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

               The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series K Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

               The Trust shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Trust shall be obligated to deliver upon conversion of the Series K Preferred Shares. In addition to any legend required by Section 18A of Article II of the Declaration of Trust, the certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Trust may in good faith deem appropriate.

               (xii) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series K Preferred Shares pursuant hereto; provided, however, that the
                                                     --------  -------
          Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series K Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

     (g) Shares To Be Retired. All Series K Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (h) Ranking. Any class or series of Shares shall be deemed to rank:

         (i) senior to the Series K Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series K Preferred Shares;

         (ii) on a parity with the Series K Preferred Shares, in the payment of dividends and in distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series K Preferred Shares, if the holders of such class or series and the holders of the Series K Preferred Shares are entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
       -------------

         (iii) junior to the Series K Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

         (iv) junior to the Series K Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (i) Voting. If and whenever four quarterly dividends (whether or not consecutive) payable on the Series K Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Trustees then constituting the Board shall be increased by two and the holders of Series K Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class
                        -----------------------
regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series K Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series K Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series K Preferred Shares and the Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of the Series K Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series K Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series K Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series K Preferred Shares and of the Voting Preferred Shares for the election of the Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series K Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series K Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining Trustee elected by the holders of the Series K Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     So long as any Series K Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series K Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

         (i) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust or By-Laws that materially and adversely affects the voting powers, rights or preferences of the holders of the Series K Preferred Shares; provided, however, that the amendment of the provisions
                       --------  -------
     of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series K Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series K Preferred Shares; or

         (ii) A share exchange that affects the Series K Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series K Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series K Preferred Share (except for changes that do not materially and adversely affect the holders of the Series K Preferred Shares); or

         (iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to the Series K Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series K Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series K Preferred Shares at the time outstanding to the extent such redemption is authorized by subsection (e) of this Section 12. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

     For purposes of the foregoing provisions of this subsection (i), each Series K Preferred Share shall have one (1) vote per share, except that when any other series of preferred Shares shall have the right to vote with the Series K Preferred Shares as a single class on any matter, then the Series K Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series K Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (j) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series K Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

                                     ANNEX L
                         SERIES L CUMULATIVE CONVERTIBLE
                           REDEEMABLE PREFERRED SHARES


     (a) Number of Shares and Designation. This class of preferred Shares shall be designated as Series L Cumulative Convertible Redeemable Preferred Shares and the number of shares which shall constitute such series shall not be more than 641,026 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board.

     (b) Definitions. For purposes of the Series L Preferred Shares, the following terms shall have the meanings indicated:

         "Archstone-Smith Operating Trust" shall mean Archstone-Smith Operating
          -------------------------------
     Trust, a Maryland real estate investment trust, and its successors.

         "Board" shall mean the Board of Trustees or any committee authorized by
          -----
     the Board of Trustees to perform any of its responsibilities with respect to the Series L Preferred Shares.

         "Business Day" shall mean any day other than a Saturday, Sunday or a
          ------------
     day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

         "Call Date" shall mean the date specified in the notice to holders
          ---------
     required under subsection (e)(iv) of this Section 13 as the Call Date.

         "Common Shares" shall mean the common shares of beneficial interest,
          -------------
     par value $0.01 per share, of the Trust.

         "Constituent Person" shall have the meaning set forth in subsection
          ------------------
     (f)(v) of this Section 13.

         "Conversion Price" shall mean the conversion price per Common Share for
          ----------------
     which the Series L Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to subsection (f) of this Section 13. The initial conversion price shall be $19.75 (equivalent to a conversion rate of 1.975 Common Shares for each Series L Preferred Share).

         "Current Market Price" of publicly traded common shares or any other
          --------------------
     class of shares or capital stock or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for
                ----
     trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ") or, if such security is not quoted on such National
                    ------
     Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board.

         "Dividend Payment Date" shall mean (i) for any Dividend Period with
          ---------------------
     respect to which the Trust pays a dividend on the Common Shares, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Trust does not pay a dividend on the Common Shares, a date to be set by the Board, which date shall not be later than the forty-fifth calendar day after the end of the applicable Dividend Period.

         "Dividend Periods" shall mean quarterly dividend periods commencing on
          ----------------
     January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the Dividend Period during which any Series L Preferred Shares shall be redeemed pursuant to subsection (e) of this Section 13, which shall end on and include the Call Date with respect to the Series L Preferred Shares being redeemed).

         "Expiration Time" shall have the meaning set forth in subsection
          ---------------
     (f)(iv)(D) of this Section 13.

         "Fair Market Value" shall mean the average of the daily Current Market
          -----------------
     Prices of a Common Share on the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

         "Fully Junior Shares" shall mean the Common Shares and any other class
          -------------------
     or series of Shares now or hereafter issued and outstanding over which the Series L Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Funds from Operations," for all dates and periods prior to the Issue
          ---------------------
     Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Smith Operating Partnership interests or minority interests (as reflected in the financial statements of Smith Realty) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts ("NAREIT"), in
                                                                 ------
     its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith. "Funds from Operations," for all dates and periods from and after the Issue Date, shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to Archstone-Smith Operating Trust interests or minority interests (as reflected in the financial statements of the Trust) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by NAREIT, in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Trust in good faith.

         "Issue Date" shall mean the date on which the first Series L Preferred
          ----------
     Shares are issued.

         "Junior Shares" shall mean the Common Shares and any other class or
          -------------
     series of Shares now or hereafter issued and outstanding over which the Series L Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Non-Electing Share" shall have the meaning set forth in subsection
          ------------------
     (f)(v) of this Section 13.

     "Parity Shares" shall have the meaning set forth in subsection (h)(ii) of
      -------------
this Section 13.

     "Person" shall mean any individual, firm, partnership, corporation, limited
      ------
liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Purchased Shares" shall have the meaning set forth in subsection
      ----------------
(f)(iv)(D) of this Section 13.

     "Securities" and "Security" shall have the meanings set forth in subsection
      -------------------------
(f)(iv)(C) of this Section 13.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Series L Preferred Shares" shall mean the shares of Series L Cumulative
      -------------------------
Convertible Redeemable Preferred Shares.

     "Set apart for payment" shall be deemed to include, without any action
      ---------------------
other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any series or class of Shares; provided, however, that if
                                                      -----------------
any funds for any class or series of Junior Shares or any class or series of Shares ranking on a parity with the Series L Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series L Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     "Shares" shall mean the shares of beneficial interest of the Trust as may
      ------
be authorized and issued from time to time pursuant to Article II of the Declaration of Trust.

     "Smith Operating Partnership" shall mean Charles E. Smith Residential
      ---------------------------
Realty L.P., formerly a Delaware limited partnership.

     "Smith Preferred Shares" shall mean the Series H Preferred Shares, Series I
      ----------------------
Preferred Shares, Series J Preferred Shares, Series K Preferred Shares and Series L Preferred Shares of the Trust or any of the foregoing.

     "Smith Realty" shall mean Charles E. Smith Residential Realty, Inc.,
      ------------
formerly a Maryland corporation.

     "Trading Day" shall mean any day on which the securities in question are
      -----------
traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

     "Transaction" shall have the meaning set forth in subsection (f)(v) of this
      -----------
Section 13.

     "Transfer Agent" shall mean Mellon Investor Services LLC, New York City,
      --------------
New York, or such other agent or agents of the Trust as may be designated by the Board or their designee as the transfer agent, registrar and dividend disbursing agent for the Series L Preferred Shares.

     "Voting Preferred Shares" shall have the meaning set forth in subsection
      -----------------------
(i) of this Section 13.

     "Weighted Average Trading Price" shall mean, for any Trading Day, the
      ------------------------------
number obtained by dividing (i) the sum of the products, for each sale of Common Shares on such Trading Day, of (a) the sale price per Common Share and (b) the number of Common Shares sold by (ii) the total number of Common Shares sold on such Trading Day.

(c)  Dividends.

     (i) The holders of Series L Preferred Shares shall be entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (A) (i) 8.25% of the Liquidation Preference per annum (equivalent to $3.2175 per Series L Preferred Share) from the date for commencement of accrual specified below up to and including November 5, 2001 and (ii) 8.50% of the Liquidation Preference per annum (equivalent to $3.315 per Series L Preferred Share) thereafter or (B) the ordinary cash dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series L Preferred Share is convertible. The dividends referred to in clause (B) of the preceding sentence shall equal the number of Common Shares, or portion thereof, into which a Series L Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. If the Trust pays an ordinary cash dividend on the Common Shares with respect to a Dividend Period after the date on which the Dividend Payment Date is declared pursuant to clause (ii) of the definition of Dividend Payment Date and the dividend calculated pursuant to clause (B) of this subsection (c)(i) with respect to such Dividend Period is greater than the dividend previously declared on the Series L Preferred Shares with respect to such Dividend Period, the Trust shall pay an additional dividend to the holders of the Series L Preferred Shares on the date on which the dividend on the Common Shares is paid, in an amount equal to the difference between (y) the dividend calculated pursuant to clause
(B) of this subsection (c)(i) and (z) the amount of dividends previously declared on the Series L Preferred Shares with respect to such Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from October 1, 2001, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series L Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series L Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series L Preferred Shares which remains payable.

     (ii) The amount of dividends referred to in subsection (c)(i)(A) payable for each full Dividend Period on the Series L Preferred Shares shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any period shorter than a full Dividend Period on the Series L Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series L Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series L Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series L Preferred Shares which may be in arrears.

     (iii) So long as any Series L Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series L Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series L Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series L Preferred Shares and accumulated and unpaid on such Parity Shares.

     (iv) So long as any Series L Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (A) the full cumulative dividends on all outstanding Series L Preferred Shares and any other Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series L Preferred Shares and all past dividend periods with respect to such Parity Shares and (B) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series L Preferred Shares and the current dividend period with respect to such Parity Shares.

     (v) No distributions on Series L Preferred Shares shall be declared by the Board or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

d)   Liquidation Preference.

     (i) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series L Preferred Shares shall be entitled to receive Thirty Nine Dollars ($39.00) (the "Liquidation Preference") per Series L Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the dividend payable with
                                 --------
respect to the Dividend Period containing the date of final distribution shall be equal to the greater of (A) the dividend provided in subsection (c)(i)(A) of this Section 13 or (B) the dividend determined pursuant to subsection (c)(i)(B) of this Section 13 for the preceding Dividend Period. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series L Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series L Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series L Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this subsection (d), (x) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (z) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

     (ii) Subject to the rights of the holders of shares of any series or class or classes of Shares ranking on a parity with or senior to the Series L Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series L Preferred Shares, as provided in this subsection (d), any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series L Preferred Shares shall not be entitled to share therein.

(e)    Redemption at the Option of the Trust.

       (i) The Series L Preferred Shares shall not be redeemable by the Trust prior to November 5, 2005. On and after November 5, 2005, the Trust, at its option, may redeem the Series L Preferred Shares, in whole at any time or from time to time in part as set forth herein, subject to the provisions described below:

               (A) Series L Preferred Shares may be redeemed, in whole or in part, at the option of the Trust, at any time on or after November 5, 2005 by issuing and delivering to each holder for each Series L Preferred Share to be redeemed such number of authorized but previously unissued Common Shares as equals the Liquidation Preference (excluding any accumulated, accrued and unpaid dividends which are to be paid in cash as provided below) per Series L Preferred Share divided by the Conversion Price as in effect as of the opening of business on the Call Date; provided, however, that the Trust may redeem Series L Preferred Shares pursuant to this subsection (e)(i)(A) only if (1) the Weighted Average Trading Price, for twenty (20) Trading Days, within the last thirty (30) Trading Days immediately before the date of the notice given pursuant to subsection (e)(iv), equals or exceeds 108% of the Conversion Price in effect on the date of the notice given pursuant to subsection (e)(iv) and (2) at least 1,000,000 Common Shares were traded during such 30 Trading Days.

               (B) Series L Preferred Shares may be redeemed, in whole or in part, at the option of the Trust at any time on or after November 5, 2005 out of funds legally available therefor at a redemption price payable in cash equal to the Liquidation Preference per Series L Preferred Share (plus all accumulated, accrued and unpaid dividends as provided below).

          (ii) Upon any redemption of Series L Preferred Shares pursuant to this subsection (e), the Trust shall pay all accrued and unpaid dividends, if any,thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series L Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding any redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series L Preferred Shares called for redemption.

     (iii) If full cumulative dividends on the Series L Preferred Shares and any other class or series of Parity Shares have not been declared and paid or declared and set apart for payment, the Series L Preferred Shares may not be redeemed under this subsection (e) in part and the Trust may not purchase or acquire Series L Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series L Preferred Shares.

     (iv) Notice of the redemption of any Series L Preferred Shares under this subsection (e) shall be mailed by first-class mail to each holder of record of Series L Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this subsection (e)(iv), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date;
(2) the number of Series L Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price if the Series L Preferred Shares are redeemed for cash and the number of Common Shares to be issued if the Series L Preferred Shares are redeemed for Common Shares; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (A) except as otherwise provided herein, dividends on the Series L Preferred Shares so called for redemption shall cease to accrue,
(B) such shares shall no longer be deemed to be outstanding, and (C) all rights of the holders thereof as holders of Series L Preferred Shares of the Trust shall cease (except the rights to convert and to receive the Common Shares and/or cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide Common Shares and/or cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such Common Shares and/or cash be applied to the redemption of the Series L Preferred Shares so called for redemption. In the case of any redemption pursuant to subsection
(e)(i)(A) of this Section 13, at the close of business on the Call Date, each holder of Series L Preferred Shares to be redeemed (unless the Trust defaults in the delivery of the Common Shares or cash payable on such Call Date) shall be deemed to be the record holder of the Common Shares into which such Series L Preferred Shares are to be converted at redemption, regardless of whether such holder has surrendered the certificates representing the Series L Preferred Shares to be so redeemed. No interest shall accrue for the benefit of the holders of Series L Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

     As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series L Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series L Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series L Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     (v) In the case of any redemption pursuant to subsection (e)(i)(A) of this Section 13.

               (A) no fractional Common Shares or scrip representing fractions of Common Shares shall be issued upon redemption of the Series L Preferred Common Shares. Instead of any fractional interest in Common Shares that would otherwise be deliverable upon redemption of Series L Preferred Shares, the Trust shall pay to the holder of such share an amount in cash (rounded to the nearest cent) based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the Call Date. If more than one Series L Preferred Share shall be surrendered for redemption at one time by the same holder, the number of full Common Shares issuable upon redemption thereof shall be computed on the basis of the aggregate number of Series L Preferred Shares so surrendered.

               (B) the Trust covenants that any Common Shares issued upon redemption of Series L Preferred Shares shall be validly issued, fully paid and non-assessable. The Trust shall endeavor to list the Common Shares required to be delivered upon any such redemption of Series L Preferred Shares, prior to such redemption, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

     (f) Conversion. Holders of Series L Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

          (i) Subject to and upon compliance with the provisions of this subsection (f) and the provisions of Section 18A of Article II of the Declaration of Trust, a holder of Series L Preferred Shares shall have the right, at any time, at his or her option, to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares (exclusive of accrued but unpaid dividends) by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of subsection (f)(ii) of this Section 13) by surrendering such shares to be converted, such surrender to be made in the manner provided in subsection (f)(ii) of this
     Section 13; provided, however, that the right to convert shares called for
                 --------  -------
     redemption pursuant to subsection (e) of this Section 13 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under subsection (e) of this
     Section 13.

               (ii) In order to exercise the conversion right, the holder of each Series L Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series L Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series L Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

               Holders of Series L Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series L Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series L Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series L Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Trust on such Series L Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series L Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

               As promptly as practicable after the surrender of certificates for Series L Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this subsection (f), and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection (f)(iii) of this Section 13.

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series L Preferred Shares shall have been surrendered and such notice shall have been received by the Trust as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Trust as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

               (iii) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series L Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series L Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series L Preferred Share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series L Preferred Shares so surrendered.

               (iv) The Conversion Price shall be adjusted from time to time as follows:

                     (A) If the Trust shall after Issue Date (1) pay a dividend or make a distribution on its capital shares in Common Shares,
               (2) subdivide its outstanding Common Shares into a greater number of shares, (3) combine its outstanding Common Shares into a smaller number of shares or (4) issue any Shares by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series L Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series L Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection (f)(iv)(A) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in subsection
          (f)(viii) of this Section 13) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

               (B) If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying
          (i) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (ii) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (f)(viii) of this Section 13). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than

          94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board.

               (C) If the Trust shall distribute to all holders of its Common Shares any securities of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares or common shares of Smith Realty after December 31, 1998 which are not in excess of the following: the sum of (1) the cumulative undistributed Funds from Operations at December 31, 1998, plus (2) the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1998, minus (3) the cumulative amount of dividends accrued or paid in respect of the Series L Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after July 2, 1999) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subsection (f)(iv)(B) to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subsection (f)(iv)(B)) (any of the foregoing being hereinafter in this subsection (f)(iv)(B)) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by
          (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by the Board, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in subsection (f)(viii) of this Section 13) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (f)(iv)(C) of this
          Section 13, the distribution of a Security, which is distributed not only to the holders of the

          Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series L Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection (f)(iv)(C) of this Section 13; provided that on the date,
                                                    --------
          if any, on which a person converting a Series L Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection
          (f)(iv)(C) of this Section 13 (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

               (D) In case a tender or exchange offer (which term shall not include open market repurchases by the Trust) made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a resolution of the Board), at the last time (the "Expiration Time")
                                                           ---------------
          tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (1) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (2) the product of the number of Common Shares
           ----------------
          outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration

          Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

               (E) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments
                                        --------  -------
          that by reason of this subsection (f)(iv)(E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment
                                     --------  -------
          shall be required and made in accordance with the provisions of this subsection (f) (other than this subsection (f)(iv)(E)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this subsection (f), the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this subsection (f) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f)(iv) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f)(iv), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

          (v) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subsection
     (f)(iv)(A) of this Section 13 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which
                              -----------
     all or substantially all of the Trust's Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series L Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series L Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (A) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (B) failed
  ------------------
to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the
                                            ------------------
purpose of this subsection (f)(v) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (f)(v), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series L Preferred Shares that will contain provisions enabling the holders of the Series L Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (f)(v) shall similarly apply to successive Transactions.

     (vi) If:

          (A) the Trust shall declare a dividend (or any other distribution) on its Common Shares (other than cash dividends or distributions paid with respect to the Common Shares or the common shares of Smith Realty after December 31, 1998 not in excess of the sum of the cumulative undistributed Funds from Operations at December 31, 1998, plus the cumulative amount of Funds from Operations, as determined by the Board, after December 31, 1998, minus the cumulative amount of dividends accrued or paid in respect of the Series L Preferred Shares or any other class or series of preferred Shares of the Trust or preferred shares of Smith Realty after July 2, 1999); or

          (B) the Trust shall authorize the granting to all holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (C) there shall be any reclassification of the Common Shares (other than an event to which subsection (f)(iv)(A) of Section 13 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

          (D) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Trust;

then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series L Preferred Shares at their addresses as shown on the records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this subsection (f).

     (vii) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series L Preferred Share at such holder's last address as shown on the records of the Trust.

     (viii) In any case in which subsection (f)(iv) of this Section 13 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series L Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (f)(iii).

     (ix) There shall be no adjustment of the Conversion Price in case of the issuance of any Shares in a reorganization, acquisition or other similar transaction except as specifically set forth in this subsection (f). If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this subsection (f), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (x) If the Trust shall take any action affecting the Common Shares, other than action described in this subsection (f), that in the opinion of the Board would materially and adversely affect the conversion rights of the holders of the Series L Preferred Shares, the Conversion Price for the Series L Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.

     (xi) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series L Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series L Preferred Shares not theretofore converted. For purposes of this subsection (f)(xi), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series L Preferred

Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Trust covenants that any Common Shares issued upon conversion of the Series L Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series L Preferred Shares, the Trust will take any action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

     The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series L Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

     The Trust shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Trust shall be obligated to deliver upon conversion of the Series L Preferred Shares. In addition to any legend required by Section 18A of
Article II of the Declaration of Trust, the certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Trust may in good faith deem appropriate.

     (xii) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series L Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay
                 --------  -------
any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series L Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

     (g) Shares To Be Retired. All Series L Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     (h)  Ranking. Any class or series of Shares shall be deemed to rank:

          (i) senior to the Series L Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of dividends or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series L Preferred Shares;

          (ii) on a parity with the Series L Preferred Shares, in the payment of dividends and in distribution of assets upon any liquidation, dissolution or winding up of the Trust, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series L Preferred Shares, if the holders of such class or series and the holders of the Series L Preferred Shares shall be entitled to the receipt of dividends and amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of dividends accrued and unpaid per share or liquidation preferences, without preference or priority to each other ("Parity Shares");
                  -------------

          (iii) junior to the Series L Preferred Shares, in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Junior Shares; and

          (iv) junior to the Series L Preferred Shares, in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series is Fully Junior Shares.

     (i) Voting. If and whenever four quarterly dividends (whether or not consecutive) payable on the Series L Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of Trustees then constituting the Board shall be increased by two and the holders of Series L Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"),
                        -----------------------
voting as a single class regardless of series, shall be entitled to elect the two additional Trustees to serve on the Board at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series L Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series L Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series L Preferred Shares and the Voting Preferred Shares to elect such additional two Trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as Trustees by the holders of the Series L Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series L Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series L Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series L Preferred Shares and of the Voting Preferred Shares for the election of the Trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series L Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The Trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the Trustees elected by the holders of the Series L Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board, upon the nomination of the then-remaining Trustee elected by the holders of the Series L Preferred Shares and the Voting Preferred Shares or the successor of such remaining Trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

         So long as any Series L Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series L Preferred Shares given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (i) Any amendment, alteration or repeal of any of the provisions of the Declaration of Trust or the By-Laws that materially and adversely affects the voting powers, rights or preferences of the holders of the Series L Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series L Preferred Shares or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series L Preferred Shares; or

          (ii) A share exchange that affects the Series L Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series L Preferred Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series L Preferred Share (except for changes that do not materially and adversely affect the holders of the Series L Preferred Shares); or

          (iii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking senior to the Series L Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series L Preferred Shares
--------  -------
shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series L Preferred Shares at the time outstanding to the extent such redemption is authorized by subsection (e) of this Section 13. For purposes of the foregoing provisions, a "share exchange" means a transaction (including a forward or reverse triangular merger) in which an entity acquires all the issued or all the outstanding equity securities of one or more classes of another entity and which does not affect the existence of either entity, and the term "surviving entity" shall include the entity acquiring equity securities in a share exchange.

     For purposes of the foregoing provisions of this subsection (i), each Series L Preferred Share shall have one (1) vote per share, except that when any other series of preferred Shares shall have the right to vote with the Series L Preferred Shares as a single class on any matter, then the Series L Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series L Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

     (j) Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series L Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.